    As filed with the Securities and Exchange Commission on February 21, 1997

                                            Registration Statement No. 333-16677

================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                   ----------------


                                  AMENDMENT NO. 1 TO

                                       FORM SB-2
                                REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933

                                   ----------------

                                 VIROLOGIX CORPORATION
                    (Name of Small Business Issuer in its Charter)

          DELAWARE                       2834                     13-3864869
(State or Other Jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                                ----------------

                          666 Third Avenue, 30th Floor
                               New York, NY 10017
                                 (212) 681-9195
                   (Address and Telephone Number of Principal
               Executive Offices and Principal Place of Business)

                                ----------------


                           PETER V. GOLIKOV, PRESIDENT

                              VIROLOGIX CORPORATION
                          666 Third Avenue, 30th Floor
                               New York, NY 10017
                                 (212) 681-9195
                          (Name, Address and Telephone
                          Number of Agent For Service)

                         ------------------------------

                                   COPIES TO:


                                                  FELICE F. MISCHEL, ESQ.
ADAM D. EILENBERG, ESQ.                            THOMAS A. ROSE, ESQ.
 EILENBERG & ZIVIAN                       SCHNECK WELTMAN HASHMALL & MISCHEL LLP
666 Third Avenue, 30th Floor                   1285 Avenue of the Americas
   New York, NY 10017                               New York, NY 10019
     (212) 986-2468                                    (212) 956-1500
Facsimile (212) 986-2399                         Facsimile (212) 956-3252

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]


      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         Calculation of Registration Fee

            Title of Each Class                Amount     Proposed Maximum      Proposed Maximum         Amount of
      of Securities to be Registered           to be       Offering Price      Aggregate Offering    Registration Fee
                                             Registered      Per Unit(1)            Price(1)
Common Stock, par value $.0001(2)........       1,322,500       $  6.00           $ 7,935,000          $ 2,404
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001(3).........        135,000          6.00               810,000              245
---------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants, each to purchase
 one share of Common Stock(4).............        115,000         .00012                   14               -(5)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.0001 per share(6)       115,000          9.30             1,069,500              325
---------------------------------------------------------------------------------------------------------------------
Total:                                                                                                 $ 2,974



(1) Estimated solely for the purpose of calculating the registration fee.
(2) Includes an aggregate 172,500 shares of Common Stock to cover over-allotments, if any, pursuant to an over-allotment option granted to the Underwriter.
(3) Shares of Common Stock issued by the Company pursuant to a bridge financing completed on August 2, 1996.
(4) To be issued to the Underwriter at the time of delivery and acceptance of the securities to be sold to the public hereunder.
(5) No fee due pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the "Securities Act").
(6) Issuable upon exercise of the Underwriter's Warrants.

Also registered hereunder pursuant to Rule 416 are an indeterminate number of shares of Common Stock which may be issued pursuant to the anti-dilution provisions applicable to the Underwriter's Warrants.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

      Two forms of Prospectus are included in this Registration Statement. The first Prospectus will be used in connection with an underwritten offering of Common Stock by the Company (the "Company Prospectus"). The second Prospectus will be used in connection with the sale of Common Stock by certain persons from time to time in open market transactions (the "Bridge Investors Prospectus"). The Company Prospectus and the Bridge Investors Prospectus are substantially identical, except for the alternate pages for the Bridge Investors Prospectus included herein which are labeled "Alternate Page for Bridge Investors Prospectus." In addition, what is referred to as "the Offering" in the Company Prospectus will be changed to "the Company Offering" throughout the Bridge Investors Prospectus.

      After this Registration Statement becomes effective, both Prospectuses will be used in their entirety in connection with the offer and sale of the respective securities referenced therein.

                              VIROLOGIX CORPORATION

             Cross-Reference Sheet Showing Location in Prospectus of Information Required by Items required by Part 1 of Form SB-2

Item         Title of Item                     Caption in Prospectus
------  ---------------------------  -------------------------------------------

  1.  Front of Registration
      Statement and Outside
      Front Cover of
      Prospectus.................  Front Cover Page
  2.  Inside Front and Outside
      Back Cover Pages of
      Prospectus.................  Inside Front Cover Page
  3.  Summary Information and
      Risk Factors...............  Prospectus Summary; Risk Factors
  4.  Use of Proceeds............  Use of Proceeds
  5.  Determination of Offering
      Price......................  Underwriting
  6.  Dilution...................  Dilution
  7.  Selling Security Holders...  Concurrent Registration of Common Stock
  8.  Plan of Distribution.......  Front Cover Page; Underwriting
  9.  Legal Proceedings..........  Business
 10.  Directors, Executive
      Officers, Promoters and
      Control Persons............  Management
 11.  Security Ownership of
      Certain Beneficial Owners
      and Management.............  Principal Stockholders
 12.  Description of Securities..  Description of Securities; Dividend Policy
 13.  Interest of Named Experts

      and Counsel................  Legal Matters; Experts
 14.  Disclosure of Commission
      Position on Indemnification
      for Securities Act
      Liabilities................  Description of Securities
 15.  Organization Within Last
      Five Years.................  Certain Transactions
 16.  Description of Business....  Business
 17.  Management's Discussion
      and Analysis or Plan of
      Operation..................  Plan of Operation
 18.  Description of Property....  Business
 19.  Certain Relationships and
      Related Transactions.......  Certain Transactions
 20.  Market for Common Equity
      and Related Stockholder
      Matters....................  Description of Securities; Shares Eligible
                                   for Future Sale
 21.  Executive Compensation.....  Management
 22.  Financial Statements.......  Financial Statements
 23.  Changes In and Disagreements
      With Accountants on
      Accounting and Financial
      Disclosure.................  Not Applicable

      Preliminary Prospectus, Subject to Completion, Dated February 21, 1997


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                 VIROLOGIX CORPORATION
                           1,150,000 Shares of Common Stock


      This Prospectus relates to an offering (the "Offering") by Virologix Corporation (the "Company") of 1,150,000 shares of common stock, par value $.0001 per share (the "Common Stock"), through Rickel & Associates, Inc. (the "Underwriter"). It is currently anticipated that the initial offering price will be $6.00 per share.


      The Company has applied for quotation of the Common Stock on The Nasdaq SmallCap Market ("Nasdaq") under the trading symbol "____" and has also applied for listing of the Common Stock on the Boston Stock Exchange ("BSE") under the trading symbol "____."

      Concurrent with this Offering, the Company has registered the offering of 135,000 shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of certain persons (the "Bridge Investors") pursuant to a Bridge Investors Prospectus included within the Registration Statement of which this Prospectus forms a part. The Bridge Investors' shares are not part of this Offering, however, and, without the prior written consent of the Underwriter, may not be sold prior to the expiration of 12 months after the date of this Prospectus. The Company will not receive any of the proceeds from the sale of the shares by the Bridge Investors. See "Concurrent Registration of Common Stock."


      The Company is a development stage, biopharmaceutical company which has suffered operating losses since its inception and which has received a going concern opinion from its independent accountants. As of December 31, 1996, the Company had an accumulated deficit of $1,199,608 and a working capital deficit of $197,433. The Company expects to incur substantial additional operating losses in completing the commercialization of its technologies.


      THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
          RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE
        INVESTMENT SHOULD INVEST. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING


         AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE

                   "RISK FACTORS" (PAGE 5) AND "DILUTION" (PAGE 16).

                          -----------------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
             THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
              THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESEN-
                     TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
                                                  Underwriting
                                                    Discounts
                                    Price to         and            Proceeds to
                                     public       Commissions(1)    Company(2)
--------------------------------------------------------------------------------

Per Share.....................   $      6.00(3)    $     .60        $      5.40



--------------------------------------------------------------------------------


Total(4)......................   $ 6,900,000       $ 690,000        $ 6,210,000
--------------------------------------------------------------------------------
                                                   (footnotes on following page)

                          ----------------------------
                            Rickel & Associates, Inc.
                          ----------------------------


      The date of this Prospectus is __________ , 1997

[Inside Front Cover Page]



(1)   Does not include additional compensation to the Underwriter consisting of
      (i) a non-accountable expense allowance equal to 3% of the gross proceeds of the Offering, of which $50,000 has been paid by the Company to date,
      (ii) warrants (the "Underwriter's Warrants") entitling the Underwriter to purchase up to 115,000 shares of the Common Stock and (iii) a financial consulting agreement with the Underwriter for 36 months from the closing of the Offering at an annual fee of $36,000, all of which ($108,000) is payable at the closing of the Offering. The Company has also agreed to indemnify the Underwriter against certain civil liabilities, including those arising under the Securities Act.
      See "Underwriting."


(2) After deducting discounts and commissions payable to the Underwriter, but before payment of the Underwriter's non-accountable expense allowance ($207,000, or $238,050 if the Underwriter's Over-allotment Option (as defined below) is exercised in full), the other expenses of the Offering payable by the Company (estimated at $280,000) and the Underwriter's consulting fee ($108,000). See "Underwriting."


(3)   Represents the estimated initial public offering price per share.


(4) The Company has granted the Underwriter an option, exercisable for a period of 45 days after the closing of the Offering, to purchase up to an additional 172,500 shares of Common Stock, upon the same terms and conditions solely for the purpose of covering over-allotments, if any (the "Underwriter's Over-allotment Option"). If the Underwriter's Over-allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Other Expenses and Proceeds to Company will be $7,935,000, $793,500, and $7,141,500, respectively. See "Underwriting."



      Prior to the Offering, there has been no public market for the Common Stock, and there can be no assurance that any such market for the Common Stock will develop after the closing of the Offering or that, if developed, it will be sustained. Pursuant to Section 2720 of the National Association of Securities Dealers, Inc. ("NASD") Rules of Conduct, the Common Stock is being offered at a price no greater than the maximum price recommended by GKN Securities Corp., a qualified independent underwriter. The offering price of the shares of Common Stock was established by negotiation between the Company and the Underwriter and does not necessarily bear any direct relationship to the Company's assets, earnings, book value per share or other generally accepted criteria of value. See "Underwriting."




      Upon the consummation of the Offering, the Company's management and its existing stockholders will, in the aggregate, own beneficially shares having approximately 67% of the total voting power of the Company's outstanding stock.



      The Common Stock is being offered by the Underwriter on a firm commitment basis, subject to prior sale, when, as and if delivered to the Underwriter and subject to certain conditions. Subject to the provisions of the underwriting agreement between the Underwriter and the Company, the Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of certificates will be made against payment therefor at the office of the Underwriter, 875 Third Avenue, New York, New York 10022, on or about _______________________________________, 1997.



      TO INVEST IN THESE SECURITIES, A CALIFORNIA RESIDENT MUST HAVE, AS A MINIMUM, EITHER (i) A NET WORTH OF $250,000, EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES, AND $65,000 OF GROSS INCOME DURING THE LAST TAX YEAR AND ESTIMATED GROSS INCOME OF $65,000 FOR THE CURRENT TAX YEAR OR (ii) A NET WORTH OF $500,000, EXCLUSIVE OF HOME, HOME FURNISHINGS AND AUTOMOBILES.


      IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      No dealer, salesperson or other person is authorized to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter or the Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                ----------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


Prospectus Summary.........................................................   1
Risk Factors...............................................................   5
Use of Proceeds............................................................  14
Capitalization.............................................................  15
Dilution...................................................................  16
Dividend Policy............................................................  17
Selected Financial Data....................................................  18
Plan of Operation..........................................................  19
Business...................................................................  21
Management.................................................................  31
Principal Stockholders.....................................................  36
Certain Transactions.......................................................  37
Description of Securities..................................................  38
Shares Eligible for Future Sale............................................  39
Concurrent Registration of Common Stock....................................  40
Underwriting...............................................................  41
Legal Matters..............................................................  43
Experts....................................................................  43
Available Information......................................................  43
Glossary...................................................................  44
Index to Financial Statements.............................................. F-1

                                ----------------


      Until ______________, 1997 (25 days from the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus with respect to their solicitations to purchase the securities offered hereby.


      As of the date of this Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. The Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file such information electronically. The Company's Common Stock will be quoted on Nasdaq and such reports and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W., Washington, D.C., 20006. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

                               PROSPECTUS SUMMARY


      The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of (a) the Underwriter's Over-allotment Option, (b) the Underwriter's Warrants and (c) other outstanding options and warrants to purchase an aggregate of 273,750 shares of Common Stock. For a definition of certain terms used in this Prospectus, see the Glossary commencing on page 44.


                                   The Company

      The Company is a development stage, biopharmaceutical company engaged in the research and development of vaccines and therapeutics for viral diseases and the development of animal models of human viral diseases for use in pharmaceutical discovery. The Company's technologies are licensed from The Rockefeller University ("Rockefeller").


      The Company's vaccine program is focused on human T cell leukemia virus types I and II (HTLV-I and -II), mammalian viruses that infect the T lymphocytes of the human immune system and are associated with a number of severe clinical disorders. An estimated 10 - 20 million people are infected with HTLV-I or HTLV-II worldwide. All blood donated in the United States, Europe and Japan is screened for HTLV-I and HTLV-II contamination.


      High rates of HTLV-I infection occur in a number of geographic regions, including parts of Japan, the Caribbean, South America and Africa. Although the lifetime risk of an infected individual developing a related clinical disorder is small, when disease does develop it is chronic, severe, and sometimes fatal. HTLV-I infection has been linked to adult T cell leukemia, an often fatal malignancy of CD4+ lymphocytes, and to HTLV-associated myelopathy, a severe and incurable neurological disorder resembling multiple sclerosis. HTLV-I infection is endemic in certain areas, where up to 30% of the population may be infected. In Japan alone, as many as two million individuals are thought to be infected, and HTLV-I is the most common cause of fatal leukemia.

      HTLV-II infection has also been linked to serious disease, including HTLV-associated myelopathy. Like HTLV-I, HTLV-II is endemic in certain regions, but with a geographic distribution distinct from HTLV-I. Infection with HTLV-II is considered a significant public health problem in Brazil, Spain, southern Italy, and among intravenous drug users in the United States.


      The Company's vaccine candidates for HTLV-I and HTLV-II have been shown in animal studies to protect against viral infection. The Company expects to begin human clinical trials of its two vaccine candidates in Brazil in 1997.


      The Company's Human Immunodeficiency Virus (HIV) program is focused on identifying human factors required for viral replication. Like the viral proteins that are the targets of currently-used HIV therapeutics, the Company believes that certain molecules within human cells could also represent important molecular targets for the treatment of HIV infection. More immediately, the Company believes such molecules could make possible the development of an animal model of HIV infection.


      The Company has identified one such human factor required for HIV replication. When introduced into mouse cells in tissue culture, this factor allows the virus to replicate and partially complete its life cycle. The Company believes that this is the first demonstration of partial HIV viral replication in a non-human cell line, and is utilizing this factor to develop a transgenic (containing human genes) mouse model of HIV infections. The Company believes that this model, if successful, will make possible for the first time the large scale screening of HIV vaccines and therapeutics in an animal system. Moreover, this model will permit researchers to analyze in fine detail the life cycle of the virus, making possible the development of new and novel agents to treat HIV infection. It is the business strategy of the Company to license its transgenic mice to pharmaceutical and biotechnology companies engaged in the development of HIV vaccines and therapeutics and to basic researchers engaged in studying the virus.


      The Company evaluates and selects product commercialization strategies on a product-by-product basis. For certain product candidates, the Company intends to independently pursue commercialization opportunities to the fullest extent practicable. To date, the Company has not sought a strategic partnership for its HTLV-I or HTLV-II vaccine candidates and retains all commercial rights. The Company currently intends to develop these vaccine candidates independently through the early stages of clinical testing. The Company is continuing to evaluate the most effective commercialization strategy for its animal model of HIV infection. Depending on the future circumstances of this product development program, the Company may grant product development rights to an established supplier of animals for medical research or may grant rights to the technology, on an exclusive or non-exclusive basis, to established pharmaceutical companies for use in their internal drug and vaccine development efforts. The Company does not currently intend to independently produce or sell animals for use in medical research. The Company sponsors research and development activities at University College, Dublin ("University College") and does not maintain its own research and development facilities.


      The Company was incorporated in Delaware in December 1995. The Company's executive offices are located at 666 Third Avenue, New York, New York, 10017, and its telephone number is (212) 681-9195.


                                  The Offering

Securities Offered.........   1,150,000 shares of Common Stock. See "Description
                              of Securities" and "Underwriting."

Offering Price.............   $6.00 per share of Common Stock.

Common Stock Outstanding:
  Prior to the Offering(1).   2,385,000 shares of Common Stock.
  After the Offering(2)....   3,535,000 shares of Common Stock.


Use of Proceeds............   The net proceeds to the Company, aggregating
                              approximately $5,615,000, will be used to (i) repay short-term indebtedness of $750,000 (plus accrued interest) incurred in the Bridge Financing
                              (as defined herein) and (ii) research and development activities, and the balance used for working capital and general corporate purposes.
                              See "Use of Proceeds."


Risk Factors...............   The securities offered hereby involve a high
                              degree of risk and substantial immediate dilution to new investors. Only investors who can bear the risk of their entire investment should invest. See
                              "Risk Factors" and "Dilution."

Proposed Nasdaq symbol.....   "____"

Proposed BSE symbol........   "____"

----------

(1) Excludes (i) 375,000 shares of Common Stock reserved for issuance upon the exercise of stock options which may be granted pursuant to the Company's 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan") (options to purchase 95,000 shares of Common Stock, at exercise prices ranging from $1.67 to $6.00 per share, have been granted and are outstanding under the
      Plan); (ii) 168,750 shares of Common Stock reserved for issuance upon the exercise of warrants granted to Dr. William Hall, the principal founding scientist of the Company's technologies, at an exercise price of $1.67 per share (the "Hall Warrants") and (iii) 10,000 shares of Common Stock reserved for issuance upon exercise of warrants granted to Dr. Hilary Koprowski, a member of the Company's Scientific Advisory Board, at an exercise price of $3.00 per share (the "Koprowski Warrants"). See "Management--1996 Incentive and Non-Qualified Stock Option Plan," "Management--Scientific Advisors" and "Certain Transactions."


(2) Includes 1,150,000 shares of Common Stock offered hereby. Excludes (i) 172,500 shares of Common Stock issuable by the Company upon exercise of the Underwriter's Over-allotment Option in full; (ii) 115,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants;
      (iii) 375,000 shares of Common Stock reserved for issuance upon the exercise of options granted pursuant to the Plan (options to purchase 95,000 shares of Common Stock, at exercise prices ranging from $1.67 to $6.00 per share, have been granted and are outstanding under the Plan); and (iv) 178,750 shares of Common Stock reserved for issuance upon the exercise of the Hall and Koprowski Warrants. See "Management--1996 Incentive and Non-Qualified Stock Option Plan," "Management-- Scientific Advisors," "Certain Transactions," and "Underwriting."

                          Summary Financial Information

The summary financial data set forth below is derived from and should be read in conjunction with the audited financial statements, including the notes thereto, appearing elsewhere in this prospectus.


                                       December 28,                               December 28,
                                       1995 (Date of         Year                 1995 (Date of
                                       Inception) to         Ended                Inception) to
                                       December 31, 1995     December 31, 1996    December 31, 1996
                                       -----------------     -----------------    -----------------
Statement of Operations Data:
Operating Expenses:
  General and administrative........   $  1,000              $   699,662            $   670,662
  Research and development..........         -                   349,715                349,715
                                       --------              -----------            -----------
     Total operating expenses.......      1,000                1,019,377              1,020,377

Interest expense, net.............           -                  (179,231)              (179,231)
                                       --------              -----------            -----------
     Net loss ......................   $ (1,000)             $(1,198,608)           $(1,199,608)
                                       ========              ===========            ===========
     Net loss per common share(1)...         -                    $(0.49)
                                          =====                    =====

                                                    December 31, 1996
                                                    -----------------
                                              Actual           As Adjusted(3)
                                              ------           --------------
Balance Sheet Data:
Working capital..........                   $(197,433)           $ 5,318,119
Total assets.............                     536,033              5,459,725
Total liabilities(2).....                     519,997                 68,997
Stockholders' equity.....                      16,036              5,390,728


----------


(1) For information concerning the computation of net loss per common share, see Note 2 of Notes to Financial Statements.


(2) Includes the Bridge Notes in the principal amount of $750,000 net of unamortized debt discount of $324,000.


(3) As adjusted to give effect to (i) the sale of securities offered hereby, net of expenses, at an assumed initial offering price of $6.00 per share of Common Stock, (ii) repayment of the Bridge Notes in the principal amount of $750,000 and accrued but unpaid interest thereon, and (iii) the recognition of the unamortized portion of the debt discount and debt issuance costs associated with the Bridge Notes as an extraordinary expense.

                                  RISK FACTORS

      THE PURCHASE OF COMMON STOCK IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE RISK FACTORS DESCRIBED BELOW. COMMON STOCK SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW AND CONSIDER THE FOLLOWING RISKS AS WELL AS THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS.


1. Limited Operating History; Accumulated Deficit; Working Capital Deficit; Operating Losses; Potential for Future Losses



      The Company, a development stage, biopharmaceutical company, was incorporated in December 1995 and accordingly has a limited operating history. As of December 31, 1996, the Company had an accumulated deficit of $1,199,608 and a working capital deficit of $197,433. The Company expects to incur substantial operating losses over the next several years and expects cumulative losses to increase as the Company's research and development and clinical efforts expand. Revenues, if any, that the Company may receive in the next few years will be limited to payments under research or product development relationships that the Company may establish and payments under license agreements that the Company may enter into. There can be no assurance that the Company will be able to establish any such relationships, enter into any such license agreements or generate revenues. To achieve profitable operations, the Company, alone or with others, must successfully identify and develop pharmaceutical products, conduct clinical trials, obtain regulatory approvals and manufacture and market its pharmaceutical products or enter into license agreements with third parties on acceptable terms. The Company may never achieve significant revenues or profitable operations. See "Plan of Operation."


2.    Going Concern Explanatory Paragraph in Report of Independent Accountants


      The report of independent accountants on the Company's financial statements included herein contains an explanatory paragraph stating that the Company's financial statements have been prepared assuming that the Company will continue as a going concern while expressing substantial doubt as to the Company's ability to do so. The Company's ability to continue as a going concern is dependent on its ability to generate sufficient cash flow to meet its obligations as they become due. The Company has suffered operating losses since inception and expects to incur substantial additional operating losses in completing the commercialization of its technologies. These and other factors discussed in Note 1 to the financial statements raise substantial doubt about the Company's ability to continue as a going concern. See Financial Statements and Notes thereto.




3. Early Stage of Development; Absence of Products; No Commercialization of Products Expected in Near Future



      The Company's product candidates are in an early stage of development. The Company has not completed the development of any products and, accordingly, has not received any regulatory approvals, commenced marketing activities or generated revenues from the sale of products. The Company's product candidates will require significant additional development, pre-clinical and clinical trials, regulatory approval and additional investment prior to commercialization. The Company does not expect to market any products for several years. In addition, the Company's product candidates are subject to the risks of failure inherent in the development of products based on innovative technologies. Accordingly, there can be no assurance that the Company's research and development efforts will be successful, that any of the Company's product candidates will prove to be safe, effective and non-toxic in clinical trials, that any commercially successful products will be developed, that the proprietary or patent rights of others will not preclude the Company from marketing its product candidates or that others will not develop competitive or superior products. As a result of the early stage of development of product candidates and the extensive testing and regulatory review process that such product candidates must undergo, the Company cannot predict with certainty when it will be able to market any of its products, if at all. The Company's product development efforts are based on unproven scientific approaches. There is, therefore, substantial risk that these approaches may not prove to be successful. See "Business."

4.    Future Capital Needs; Uncertainty Of Availability Of Additional Funding


      The Company will require substantial additional funds to conduct and sponsor research and development activities, to conduct preclinical and clinical testing, and to market its products. The Company's future capital requirements will depend on many factors, including continued scientific progress, progress with pre-clinical testing and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patent claims, competing technological and market developments, the ability of the Company to establish collaborative arrangements, effective commercialization activities and arrangements and the purchase or development of additional equipment and facilities. The Company expects the net proceeds of the Offering and the interest earned thereon will be sufficient to fund the Company's activities for at least 12 months. There can be no assurance, however, that changes in the Company's research and development plans or other events affecting the Company's operating expenses will not result in the utilization of such proceeds prior to that time. The Company has no other current sources of funding. As a result, the Company will need to raise substantial additional funds before any of the Company's product candidates achieves regulatory approvals, if at all. The Company intends to seek such additional funding through collaborative arrangements and through public or private financings. There can be no assurance that additional financing will be available, or, if available, that such additional financing will be available on terms acceptable to the Company. In addition, for a period of 18 months after the date of this Prospectus, the Underwriter's prior written consent is required if the Company raises additional funds through the issuance of equity. This may result in the Company being required to raise needed funding through the issuance of debt. If additional funds are raised by issuing debt, the Company will incur fixed payment obligations, which could delay the time, if any, when the Company may achieve profitability. If adequate funds are not available, the Company may be required to delay, scale back or eliminate one or more of its principal product candidates or obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies, product candidates or products that the Company would not otherwise relinquish. See "Use of Proceeds" and "Underwriting."



5.    Management's Broad Discretion in Application of Proceeds



      The Company intends to use approximately $775,000, or 13.8%, of the net proceeds of the Offering to repay outstanding indebtedness and the balance for the other purposes described under "Use of Proceeds." Although the Company's current estimate as to the amount of such net proceeds that will be used for each such other purpose is set forth under "Use of Proceeds," the Company reserves the right to change the amount of such net proceeds that will be used for any purpose to the extent that management determines that such change is advisable. Accordingly, management of the Company will have broad discretion as to the application of the net proceeds of the Offering. See "Use of Proceeds."



6.    No Assurance of Regulatory Approval; Need for Extensive Clinical Trials


      The production and marketing of the Company's vaccine and drug candidates, as well as certain of its research and development activities, are subject to regulation by governmental agencies in the United States and other countries. Any vaccine or drug developed by the Company will be subject to a rigorous approval process pursuant to regulations administered by the United States Food and Drug Administration (the "FDA"), comparable agencies in other countries and, to a lesser extent, state regulatory authorities. The approval process for any one of the Company's vaccine or drug candidates is likely to take several years or more depending upon the type, complexity and novelty of the pharmaceutical product and will involve significant expenditures by the Company for which additional financing will be required. The cost to the Company of conducting clinical trials for any potential product can vary dramatically based on a number of factors, including the order and timing of clinical indications pursued and the extent of development and financial support, if any, from collaborators. Because of the intense competition in the biopharmaceutical market and concern over the safety of participating in clinical trials, the Company may have difficulty obtaining sufficient patient populations or the support of clinicians to conduct its clinical trials as planned and may have to expend substantial additional funds to obtain access to such resources, or delay or modify its plans significantly. There can be no assurance that the Company will be able to obtain necessary clearances for clinical trials or approvals for the manufacturing or marketing of any of its vaccine or drug candidates, that the Company will have sufficient resources to complete the required regulatory review process or that the Company can survive the inability to obtain, or delays in obtaining, such approvals. Even if regulatory approvals are obtained, they may provide for significant limitations on the indicated uses for which a product may be marketed. As with all investigational products, additional government regulations may be promulgated requiring that additional research data be submitted that could delay marketing approval of any of the Company's product candidates. The subsequent discovery of previously unknown complications or the failure to comply with applicable regulatory requirements may result in restrictions on the marketing, or the withdrawal, of products or possible civil or criminal liabilities. In addition, the Company cannot predict whether any adverse government regulation might arise from future administrative actions. See "Business--Government Regulation."

      As part of the regulatory review process, the Company must sponsor and file, or obtain through others, an Investigational New Drug Application ("IND") for each of its vaccine or drug candidates before the Company will be able to initiate the clinical trials necessary to generate safety and efficacy data for inclusion in an application for FDA marketing approval. The Company has not filed any INDs to date. The Company cannot predict with certainty when it might first submit any application for any product candidates for FDA or other regulatory review. There can be no assurance that clinical data from studies performed by the Company or others will be acceptable to the FDA or other regulatory agencies in support of any applications that may be submitted for regulatory approval and the FDA may, among other things, require the Company to collect additional data and conduct additional clinical studies prior to acceptance of any such applications.


7.    Dependence on Others; Collaborations



      The Company's strategy for the research, development and commercialization of its product candidates will require the Company to enter into various arrangements with corporate and academic collaborators, researchers, licensors, licensees and others, and may therefore be dependent upon the subsequent success of these outside parties in performing their responsibilities. The Company currently has a license agreement with Rockefeller and an employment agreement with Dr. Hall. There can be no assurance that the Company will be able to establish other collaborative arrangements or license agreements that the Company deems necessary or acceptable to develop and commercialize its product candidates or that such collaborative arrangements or license agreements will be successful. Moreover, certain of the collaborative arrangements that the Company may enter into in the future may place responsibility for pre-clinical testing and clinical trials and for preparing and submitting applications for regulatory approval for product candidates on the collaborative partner. Should a collaborative partner fail to develop or commercialize successfully any product candidate to which the Company has rights, the Company's business may be adversely affected. See "Business--Licenses and Collaborative Research" and "Certain Transactions."



8.    Lack of Manufacturing, Marketing or Sales Capabilities


      The Company has not invested in the development of commercial manufacturing, marketing, distribution or sales capabilities for any of its product candidates. The Company currently lacks the facilities to manufacture its vaccine and drug product candidates in accordance with current Good Manufacturing Practices as prescribed by the FDA or to produce an adequate supply of compounds to meet future requirements for clinical trials. If the Company is unable to develop or contract for manufacturing capabilities on acceptable terms, the Company's ability to conduct preclinical and human clinical testing will be adversely affected, resulting in delays in the submission of products for regulatory approval and in the initiation or new development programs, which in turn could materially impair the Company's competitive position and the possibility of achieving profitability.

      The Company is continuing to evaluate the most effective commercialization strategy for its animal model of HIV infection. The Company does not currently intend to independently produce or sell animals for use in medical research. The Company does not have facilities for the commercial production of animals for use in medical research and has not yet sought to contract with third parties for their production.

If the Company is unable to develop or contract for manufacturing capabilities on acceptable terms, the Company's ability to commercialize animals for use in medical research will be adversely affected, which in turn could materially impair the Company's competitive position and the possibility of achieving profitability. See "Business--Business Strategy."

      The Company will need to hire additional personnel skilled in clinical testing, regulatory compliance, marketing and sales as it develops products with commercial potential. There can be no assurance that the Company will be able to acquire, or establish third-party relationships to provide any or all of these resources.


9.    Technologies Subject to Licenses


      As a licensee of certain research technologies, the Company has a license agreement with Rockefeller wherein the Company has acquired exclusive rights to develop and commercialize such research technologies. Dr. Hidehiro Takahashi, a research scientist at the National Institute of Health, Tokyo, Japan, is a co-inventor of certain of such technologies and joined in the license grant to the Company. The agreement generally requires the Company to pay royalties on sales of products developed from the licensed technologies and fees on revenues from sublicensees, where applicable, and the Company is responsible for certain milestone payments and for the costs of filing and prosecuting patent applications. Should the Company default on its obligations to Rockefeller under the license agreement, its license would terminate, which would have a material adverse on the Company's operations and prospects. See "Business--Licenses and Collaborative Research."


10.   Uncertainty Regarding Patents and Proprietary Information


      The Company's commercial success will depend, in part, on its ability, and the ability of any licensor(s) to obtain protection for its products and technologies, both in the United States and in other countries. The patent positions of pharmaceutical and biotechnology firms can be highly uncertain and involve complex legal and factual issues, making it difficult to predict the breadth of claims which would be found allowable in any particular case. At the present time, the Company is licensed under two United State patent applications, one relating to its animal model for HIV infection, and another relating to its vaccine candidates for HTLV-I and -II. There can be no assurance that either of these patent applications, or any patent applications which the Company may acquire in the future, will issue as patents, that any such issued patents will afford adequate protection to the Company or not be challenged, invalidated, circumvented, or infringed, or that any rights granted under any such patents will afford competitive advantages to the Company. To protect its rights to its patent applications and/or patents, the Company may be required to participate in interference proceedings before the United States Patent and Trademark Office to determine the priority of invention and the right to a patent, which could result in substantial cost to the Company.

      The Company will also rely on trade secrets, know-how and continuing technological advancement in seeking to achieve a competitive position. No assurance can be given that the Company's trade secrets will not otherwise become known, or be independently discovered by, competitors.

      The Company's success further will depend, in part, on its ability to operate without infringing the proprietary rights of others. There can be no assurance that the Company's activities will not infringe patents owned by others. The Company could incur substantial costs in defending itself in suits brought against it or any licensor. Should the Company's products or technologies be found to infringe patents issued to third parties, the manufacture, use and sale of the Company's products could be enjoined and the Company could be required to pay substantial damages. In addition, the Company, in connection with the development and use of its products and technologies, may be required to obtain licenses to patents and other proprietary rights of third parties. No assurance can be given that any licenses required under any such patents or proprietary rights would be made on terms acceptable to the Company, if at all. Failure to obtain such licenses may have a material adverse effect on the Company. See "Business--Patents and Proprietary Rights."

11.   Technological Change; Competition and Market Risk


      The biopharmaceutical industry is characterized by rapid and significant technological change. The Company's success will depend on its ability to develop and apply its multiple technologies in the design and development of its product candidates and to establish and maintain a market for its product candidates. There also are many companies, both public and private, including major pharmaceutical and chemical companies, specialized biotechnology firms, universities and other research institutions engaged in developing pharmaceutical and biotechnology products. Many of these companies have substantially greater financial, technical, research and development, and human resources than the Company. Competitors may develop products or other technologies that are more effective than any that are being developed by the Company or may obtain FDA approval for products more rapidly than the Company. If the Company commences commercial sales of products, it still must compete in the manufacture and marketing of such products, areas in which the Company has no experience. Many of these companies also have manufacturing facilities and established marketing capabilities that would enable such Companies to market competing products through existing channels of distribution. As a result, there can be no assurance that the Company's product candidates will be successfully developed into drugs that can be administered to humans or that any such drugs or therapies will prove to be safe and effective in clinical trials or cost-effective to manufacture. Further, any product candidates developed by the Company may prove to have adverse side effects. See "Business--Competition."


12.   Uncertainty of Pharmaceutical Pricing; Healthcare and Related Matters


      The levels of revenues and profitability of pharmaceutical companies may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare through various means. For example, in certain foreign markets, pricing of prescription pharmaceuticals is subject to governmental control. In the United States, there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar government control. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for healthcare goods and services may take in response to any healthcare reform or legislation.

      The Company cannot predict the effect that healthcare reforms may have on its business, and there can be no assurance that any such reforms will not have a material adverse effect on the Company. Further, to the extent that such proposals or reforms have a material adverse effect on the business, financial condition and profitability of other pharmaceutical companies that are prospective collaborators for certain of the Company's potential products, the

Company's ability to commercialize its product candidates may be adversely affected. In addition, in both the United States and elsewhere, sales of prescription medical products are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans. Third party payors can indirectly affect the pricing or the relative attractiveness of the Company's product candidates by regulating the maximum amount of reimbursement that they will provide for the Company's product candidates or by denying reimbursement. There can be no assurance that, if and when marketed, the Company's product candidates will be considered cost-effective by third party payors, that reimbursement will be available or, if available, that such third party payors' reimbursement policies will not adversely affect the Company's ability to sell its product candidates on a profitable basis. Limitations on, or failure to obtain, reimbursement for use of the Company's product candidates and changes in government and private third party payors' policies toward reimbursement could have a material adverse effect on the Company's ability to market its product candidates.


13. Dependence on Qualified Personnel and Consultants; Need for Additional Personnel



      The Company's success is highly dependent on its ability to attract and retain qualified scientific and management personnel. The Company is highly dependent on its management and consultants, including Dr. William W. Hall. The loss of the services of Dr. Hall or other personnel or consultants could have a material adverse effect on the Company's operations. Two of the Company's officers, Dr. Joshua Schein and Judson Cooper, are also officers of SIGA Pharmaceuticals, Inc. and Callisto Pharmaceuticals, Inc., privately held development stage pharmaceutical companies, and devote substantial amounts of their time to the three companies on a substantially equal basis. Although the Company has entered into employment agreements with Mr. Golikov, Dr. Schein, Mr. Cooper and Dr. Hall, any of such persons may terminate his employment arrangement with the Company at any time and on short notice. Accordingly, there can be no assurance that these employees will remain associated with the Company. The loss of the services of the principal members of the Company's personnel or consultants may impede the Company's ability to commercialize its product candidates.


      The Company's planned activities may require additional expertise in areas such as pre-clinical testing, clinical trial management, regulatory affairs, manufacturing and marketing. Such activities may require the addition of new personnel and the development of additional expertise by existing management personnel. The Company faces intense competition for such personnel from other companies, academic institutions, government entities and other organizations, and there can be no assurance that the Company will be successful in hiring or retaining qualified personnel. The inability of the Company to develop additional expertise or to hire and retain such qualified personnel could have a material adverse effect on the Company's operations.


14.   Potential Product Liability and Availability of Insurance



      The Company's business exposes it to potential liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. The use of the Company's drug candidates in clinical trials may expose the Company to product liability claims and possible adverse publicity. These risks will expand with respect to the Company's drug candidates, if any, that receive regulatory approval for commercial sale. Product liability insurance for the biotechnology industry is generally expensive, if available at all. The Company does not have product liability insurance but intends to obtain such coverage if and when its drug candidates are tested in clinical trials. There can be no assurance, however, that the Company will be able to obtain insurance coverage at acceptable costs or in a sufficient amount, if at all, or that a product liability claim would not adversely affect the Company's business, operating results or financial condition.



15.   Lack of Research and Development Facilities



      The Company does not maintain its own research and development facilities and does not intend to construct such facilities in the future. The Company sponsors research and development activities at Dr. Hall's laboratory at University College. The Company's research and development efforts, therefore, are dependent upon its continued relationship with Dr. Hall and University College. In the absence of such relationship, the Company would need to develop a new research and development arrangement with a third party, the availability of which there can be no assurance. Any delay in finding suitable research and development facilities would postpone commercialization of the Company's products. See "Business--Business Strategy" and "--Human Resources and Facilities."



16.   No Prior Public Market; Possible Volatility of Stock Price



      Prior to this Offering, there has been no public market for the Company's Common Stock. Accordingly, there can be no assurance that an active trading market will develop or be sustained subsequent to this Offering. The initial public offering price of the Common Stock will be determined by negotiations between the Company and the Underwriter and may not be indicative of the prices that may prevail in the public market. The Company has applied to have the

Common Stock quoted on the Nasdaq, but there is no assurance that the Company's future operating results will enable it to remain eligible for quotation on the Nasdaq. If the Company is unable to satisfy such listing criteria in the future, the Common Stock may be delisted from trading on the Nasdaq and/or the BSE, as the case may be, and consequently an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. The stock market generally, and the biotechnology sector in particular, have experienced and are likely in the future to experience significant price and volume fluctuations which could adversely affect the market price of the Common Stock without regard to the significant fluctuations in response to variations in quarterly operating results, shortfalls in sales or earnings below analyst estimates, stock market conditions and other factors. There can be no assurance that the market price of the Common Stock will not experience significant fluctuations or decline below the initial public offering price.


17.   Control by Management and Existing Stockholders



      Upon consummation of the Offering, the Company's management and existing holders of the Company's stock will, in the aggregate, own beneficially shares having approximately 67.4% of the total voting power of the Company's outstanding stock (without giving effect to the possible exercise of the Underwriter's Over-allotment Option, the Underwriter's Warrants, options granted under the Plan, or the Hall and Koprowski Warrants). As a result, these stockholders, acting together, would be able to effectively control most matters requiring approval by the stockholders of the Company, including the election of all of the directors. See "Principal Stockholders."



18.   Potential Conflicts of Interest



      Certain persons who are principal stockholders and executive officers of the Company are involved in various relationships that could result in conflicts between their interests and those of other stockholders of the Company. Dr. Schein and Mr. Cooper have employment arrangements with two other operating companies, one of which is also in the process of making its initial public offering of securities, which could force one or both of them to compromise or divert their business attention from the concerns of the Company from time to time. Additionally, Dr. Schein and Mr. Cooper, together with Steven Oliveira, an employee of the Underwriter, are the principals of CSO Ventures LLC ("CSO"), a privately held limited liability company which is the largest stockholder of the Company. Under the terms of Dr. Schein and Mr. Cooper's employment agreements with the Company, they are each entitled to the payment of certain fees in connection with any sale of the Company. This provision, together with lower prices paid by them for their shares of Common Stock relative to the prices paid by investors in this Offering, could result in a situation in which the purchase price paid in connection with any sale of the Company represents a gain on their investment in the Company while simultaneously representing a loss to investors in this Offering. See "Certain Transactions" and "Principal Stockholders."



19.   Lack of Dividends



      The Company has not paid any dividends and does not contemplate paying dividends in the foreseeable future. It is currently anticipated that earnings, if any, will be retained by the Company to finance the development and expansion of the Company's business. See "Dividend Policy."



20.   Shares Eligible for Future Sale



      Upon completion of this Offering, the Company will have outstanding 3,535,000 shares of Common Stock, without giving effect to shares of Common Stock issuable upon exercise of (i) the Underwriter's Warrants, (ii) the Underwriter's Over-allotment Option, (iii) options granted under the Plan, or
(iv) the Hall and Koprowski Warrants. Of such 3,535,000 shares of Common Stock, 1,285,000 shares, consisting of 1,150,000 shares to be sold by the Company in this Offering and the 135,000 shares issued to the Bridge Investors (the "Bridge Shares") (plus any additional shares sold upon the exercise of the Underwriter's Over-allotment Option), will be freely tradeable without restriction or further registration under the Act, except for any shares held by "affiliates" of the Company within the meaning of the Act which shares will be subject to the resale limitations of Rule 144 promulgated under the Act. The Bridge Investors have agreed with the Underwriter not to sell or otherwise dispose of any of the Bridge Shares for a period of twelve months after the date of the consummation of the Offering. The Underwriter may, in its sole discretion, and at any time without notice, release all or any portion of the shares owned by the Bridge Investors from such restrictions.


      The remaining 2,250,000 shares (the "Restricted Shares") were issued by the Company in private transactions in reliance upon one or more exemptions contained in the Act. 450,000 of the Restricted Shares were issued in connection with a private placement transaction completed in April 1996 and 1,800,000 of the Restricted Shares were issued to the founders of the Company in December 1995 (the "Founders' Shares"). The Restricted Shares are deemed to be "restricted securities" within the meaning of

Rule 144 promulgated pursuant to the Act and may be publicly sold only if registered under the Act or sold pursuant to exemptions therefrom. Because none of the Restricted Shares will have been held for more than two years as of the date of this Prospectus, none of such shares are eligible for public sale in accordance with the requirements of Rule 144. In addition, the holders of the Founders' Shares have agreed with the Underwriter not to sell or otherwise dispose of such shares for a period of eighteen months after the date of the consummation of the Offering. See "Shares Eligible for Future Sale" and "Underwriting."


21.   Dilution



      This Offering involves immediate dilution of $4.47 (75%) per share between the adjusted net tangible book value per share after the Offering and the per share public offering price of $6.00 attributable to the Common Stock. Investors in the Offering will contribute approximately 85% of the aggregate consideration received for the aggregate number of shares of Common Stock outstanding after the Offering, but will only own approximately 33% of the aggregate number of shares of Common Stock outstanding after the Offering. See "Dilution."



22.   Antitakeover Effect of Certificate of Incorporation



      The Company's Certificate of Incorporation authorizes the Board to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock, $.0001 par value per share (the "Preferred Stock") and to fix the number of shares of any series of Preferred Stock and the designation of any such series, without any vote or action by the Company's stockholders. Thus, the Board can authorize and issue up to 10,000,000 shares of Preferred Stock with voting or conversion rights that could adversely affect the voting or other rights of holders of the Company's Common Stock. In addition, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change of control of the Company, since the terms of the Preferred Stock that might be issued could potentially prohibit the Company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the Common Stock. The Company, however, has no intention of adopting a stockholder rights plan ("poison pill") in the foreseeable future. See "Description of Securities--Preferred Stock."



23.   Possible Delisting of Securities from Nasdaq


      Following the Offering, the Company's Common Stock will meet the current Nasdaq listing requirements and is expected to be initially included on Nasdaq.

There can be no assurance, however, that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Common Stock be $1.00 per share,
(iii) there be at least 100,000 shares in the public float valued at $200,000 or more, (iv) the Common Stock have at least two active market makers, and (v) the Common Stock be held by at least 300 holders. The Nasdaq Stock Market has recently announced proposals which would increase the listing standards for inclusion on Nasdaq. If the listing standards are increased, the Company may be unable to satisfy the listing requirements for inclusion on Nasdaq.

      If the Company is unable to satisfy Nasdaq's listing standards, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market on the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for the Company's securities than might otherwise be attained.


24.   Risks of Low-Priced Stock; "Penny Stock" Restrictions


      If the Company's securities were delisted from Nasdaq (See "--Possible Delisting of Securities from Nasdaq"), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the Offering to sell in the secondary market any of the securities acquired hereby.

      Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


      The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

                                 USE OF PROCEEDS


      The net proceeds to the Company from the sale of the Common Stock offered hereby are estimated to be $5,615,000 ($6,515,450 if the Underwriter's Over-allotment Option is exercised in full), after deducting the underwriting discount, estimated offering expenses payable by the Company, and prepayment of the Underwriter's consulting fee. The Company will not receive any of the proceeds from any sale of shares by the Bridge Investors. See "Principal Stockholders" and "Concurrent Registration of Common Stock."


      The Company expects to use the net proceeds as follows:

                                                                 Approximate
                                                 Approximate      Percentage
           Application of Proceeds              Dollar Amount  of Net Proceeds
           -----------------------              -------------  ----------------
Repayment of Bridge Notes
 and accrued interest thereon(1)..............     $  775,000            13.8%
Research and development......................      1,550,000            27.6%
General and Administrative....................        825,000            14.7%
Working capital...............................      2,465,000            43.9%
                                                   -----------           -----
          TOTAL...............................     $5,615,000           100.0%
                                                   ===========          ======

----------

(1) Represents the repayment of the outstanding principal amount of $750,000, plus estimated accrued interest thereon at the rate of 8% per annum as of December 31, 1996, on indebtedness incurred in the Bridge Financing. The net proceeds of the Bridge Financing, approximately $646,000, were used for research and development, working capital and other general corporate purposes.


                           ---------------------------

      If the Underwriter exercises its Over-allotment Option in full, the Company will realize additional net proceeds of approximately $900,450, which amount will be added to the Company's working capital.

      The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that the proceeds of this Offering will be sufficient to satisfy the Company's cash requirements for at least 12 months following the consummation of the Offering. In the event the Company's plans change or its assumptions change or prove to be inaccurate or the proceeds of the Offering prove to be insufficient to fund operations (due to unanticipated expenses, delays, problems or otherwise), the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portion thereof for other purposes and could be required to seek additional financing sooner than currently anticipated. Depending on the Company's progress in the development of its products and technology, their acceptance by third parties, and the state of the capital markets, the Company may also determine that it is advisable to raise additional equity capital, possibly within the next 12 months. The Company has no current arrangements with respect to, or sources of, additional financing and there can be no assurance that additional financing will be available to the Company when needed on commercially reasonable terms or at all. Any inability to obtain additional financing when needed would have a material adverse effect on the Company, including possibly requiring the Company to significantly curtail or cease its operations.


      Proceeds not immediately required for the purposes described above will be invested in bank deposits, certificates of deposit, commercial paper, corporate notes, U.S. government instruments and other investment-grade quality instruments.

                                 CAPITALIZATION


      The following table sets forth the capitalization of the Company at December 31, 1996, as adjusted to give effect to the receipt and anticipated use of the estimated net proceeds of this Offering. This table should be read in conjunction with the Company's Financial Statements and Notes thereto, "Selected Financial Data" and "Plan of Operation" included elsewhere in this Prospectus.



                                                December 31, 1996

                                      ------------------------------------------
                                        Actual                  As Adjusted(1)
                                      ------------              --------------


Bridge Notes(2).....................  $    426,000                          --
                                      ------------              --------------

Stockholders' equity:


     Preferred Stock, $0.0001 par
     value, 10,000,000 shares
     authorized, none issued
     or outstanding.................         --                            --



     Common Stock, $0.0001 par value
     25,000,000 shares authorized,
     2,385,000 shares issued and
     outstanding; 3,535,000 shares
     issued and outstanding,
     as adjusted(3)................            239             $           354



     Additional paid-in capital....      1,215,405                   6,938,290



     Accumulated deficit(4)........     (1,199,608)                 (1,547,916)
                                      -------------            ----------------



Total stockholders' equity.........         16,036                   5,390,728
                                      -------------            ---------------




Total capitalization...............   $    442,036             $     5,390,728
                                      =============            ===============


---------------------
(1) Adjusted to reflect the sale of 1,150,000 shares of Common Stock offered hereby. See "Use of Proceeds."

(2) Represents principal amount of $750,000, net of unamortized debt discount of $324,000 as of December 31, 1996.


(3) Assumes (i) no exercise of the Underwriter's Over-allotment Option; (ii) no exercise of the Underwriter's Warrants; (iii) no exercise of options granted under the Plan; and (iv) no exercise of the Hall and Koprowski Warrants. See "Management--1996 Incentive and Non-Qualified Stock Option Plan," "Management--Scientific Advisors," "Description of Securities," "Certain Transactions" and "Underwriting."

(4) As adjusted to give effect to the recognition of the unamortized portion of debt discount and debt issuance costs associated with the Bridge Financing as an extraordinary expense.

                                    DILUTION


      As of December 31, 1996, the Company had a net tangible book value equal to $16,036. See "Selected Financial Data." After giving effect to the sale of the 1,150,000 shares of Common Stock offered by the Company pursuant to this Prospectus at an initial public offering price of $6.00 per share, net of underwriting discounts and commissions and estimated expenses of the Offering payable by the Company, and application of a portion of the estimated net proceeds to repay the Bridge Notes as set forth under "Use of Proceeds," the pro forma net tangible book value at such date would have been $5,390,728 or $1.53 per share. This represents an immediate increase in net tangible book value of $1.52 per share to the existing stockholders and immediate dilution of $4.47 per share (or 75%) to purchasers of the Company offered shares of Common Stock offered hereby ("New Investors"). If the initial public offering price is higher or lower, the dilution to New Investors will be, respectively, greater or less. The following table illustrates the dilution per share:



     Assumed public offering price(1)..................................             $ 6.00
          Net tangible book value per share at December 31, 1996(2)...   $  .01
          Increase per share attributable to New Investors.............  $ 1.52
     Pro forma net tangible book value per share after Offering........             $ 1.53
                                                                                    ------
     Dilution per share to New Investors(3)............................             $ 4.47
                                                                                    ======


--------------------

(1) Before deduction of underwriting discounts and commissions and estimated offering expenses payable by the Company.

(2) Net tangible book value per share represents the Company's total tangible assets less its total liabilities divided by the number of shares of Common Stock outstanding.


(3) The dilution of net tangible book value per share to New Investors assuming the Underwriter's Over-allotment Option is exercised in full would be $4.30 (or 72%).


      The following table sets forth, with respect to existing stockholders and New Investors, a comparison of the number of shares of Common Stock acquired from the Company, the percentage ownership of such shares, the total consideration paid and the average price per share.

                          Shares Purchased           Total Consideration Paid

                         -------------------  ---------------------------------------
                                                                        Average Price
                          Number    Percent       Amount      Percent     Per Share
                         ---------  --------  --------------  --------  -------------
Existing Stockholders..  2,250,000    63.6%    $  751,200        9.2%        $0.33

Bridge Investors.......    135,000     3.8%    $  486,000        6.0%        $3.60

New Investors..........  1,150,000    32.6%    $6,900,000       84.8%        $6.00
                         ---------    -----    ----------       -----         ----

   Total...............  3,535,000   100.0%    $8,137,200      100.0%        $2.30
                         =========   =====     ==========      ======        =====


       The information contained in the above table does not give effect to the exercise of (i) the Underwriter's Over-allotment Option; (ii) any of the Underwriter's Warrants, (iii) options granted and outstanding under the Plan to purchase 95,000 shares of Common Stock, at exercise prices ranging from $1.67 to $6.00 per share, or (iv) the Hall and Koprowski Warrants. Exercise of the options and/or warrants would result in further dilution to New Investors in this Offering.

                                 DIVIDEND POLICY

      The Company currently anticipates that it will retain any future earnings for use in its business and does not anticipate paying any cash dividends in the foreseeable future. The payment of any future dividends will be at the discretion of the Company's Board of Directors and will depend, among other things, upon the Company's future earnings, operations, capital requirements and financial condition, general business conditions and contractual restrictions on payment of dividends, if any.

                             SELECTED FINANCIAL DATA

      The following selected financial data for the periods shown have been derived from the Company's audited financial statements. This data should be read in conjunction with the "Plan of Operation" and with the Company's Financial Statements and the Notes thereto included elsewhere in this Prospectus.


                                    December 28,                        December 28,
                                    1995 (Date of     Year              1995 (Date of
                                    Inception) to     Ended             Inception) to
                                    December 31,      December          December 31,
                                    1995              31, 1996          1996
                                    ------------      ---------         -------------
Statement of Operations Data:
Operating Expenses:
  General and administrative......  $  1,000         $  669,662          $  670,662
  Research and development........        -             349,715             349,715
                                       -----            -------             -------
      Total operating expenses..       1,000          1,019,377           1,020,377

Interest expense, net.............        -            (179,231)           (179,231)
                                       -----           ---------           ---------
      Net loss..................  $   (1,000)      $ (1,198,608)       $ (1,199,608)
                                      =======        ===========         ===========

      Net loss per common share (1)        -          $   (0.49)
                                       ======           ========
                                     December 31, 1995            December 31, 1996
                                     -----------------            -----------------
Balance Sheet Data:
Working capital (deficit)........    $      (2,455)                $  (197,433)
Total assets.....................            1,455                     536,033
Total liabilities(2).............            2,455                     519,997
Stockholders' equity.............           (1,000)                     16,036


----------
(1) For information concerning the computation of net loss per share, see Note 2 of Notes to Financial Statements.

(2) Includes the Bridge Notes in the principal amount of $750,000, net of unamortized debt discount of $324,000.

                                PLAN OF OPERATION

      The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

Results of Operations


      The Company is a development stage biopharmaceutical company. Since its inception in December 1995, the Company's efforts have been principally devoted to research and development, securing patent protection and raising capital. From inception through December 31, 1996, the Company has sustained cumulative losses of $1,199,608. These losses have resulted from expenditures incurred in connection with research and development and general and administrative activities. From inception through December 31, 1996, research and development expenses amounted to $349,715 and general and administrative expenses amounted to $670,662.



      The Company expects to continue to incur substantial research and development costs in the future resulting from ongoing research and development programs, manufacturing of products for use in clinical trials, and preclinical and clinical testing of the Company's products. The Company also expects that general and administrative costs, including patent and regulatory costs, necessary to support clinical trials, research and development, manufacturing and the creation of a marketing and sales organization, if warranted, will increase in the future. No commercialization of the Company's products is expected for several years. Accordingly, the Company expects to incur increasing operating losses for the foreseeable future. There can be no assurance that the Company will ever achieve profitable operations.



      General and administrative expenses from inception through December 31, 1996, were $670,662, primarily due to personnel costs and associated operating costs. The Company anticipates that general and administrative expenses will increase substantially during the next 12 months as the Company increases its staffing levels.



      Research and development expenditures consist primarily of payments for sponsored research, and payments by the Company to its scientific consultant, who became the Company's Chief Scientific Officer in February 1997. Research and development expenses from inception through December 31, 1996 were $349,715. The Company anticipates that its research and development expenses will increase during the next 12 months as the Company continues to fund research programs and pre-clinical and clinical testing for its product candidates and technologies under development. See " - Product Research and Development Plan."




      The Company incurred interest expense of $187,000 through December 31, 1996 which is attributable to interest on, and the amortization of the debt discount associated with, the Bridge Notes as described below.


Liquidity and Capital Resources


      April 1996 Private Placement



      In April 1996 the Company completed a private placement transaction in which it sold 450,000 shares of Common Stock for an aggregate gross consideration of $750,000.



      Bridge Financing




      On August 2, 1996, the Company consummated the Bridge Financing pursuant to which the Company issued Bridge Notes in the aggregate principal amount of $750,000 and 135,000 shares of the Company's Common Stock. The Bridge Notes bear interest at the rate of 8% per annum and are due on the earlier of October 31, 1997 or the closing of the Offering. The 135,000 shares of Common Stock were issued to the Bridge Investors because the interest rate on the Bridge Notes did not provide the Bridge Investors with a sufficient rate of return given the risks associated with their investment in the Bridge Notes. None of the Bridge Investors are affiliates of the Company. The Company intends to use a portion of the proceeds of the Offering to repay the Bridge Notes and the interest accrued thereon and will recognize an extraordinary expense upon completion of the Offering relating to the unamortized portion of the original issue discount and debt issuance costs associated with the Bridge Financing. As of December 31, 1996, the unamortized debt discount and debt issuance costs amounted to

$348,308. See "Use of Proceeds."



      Current Resources




      The Company anticipates that its current resources, together with the net proceeds of the Offering, will be sufficient to finance the Company's currently anticipated needs for operating and capital expenditures for at least 12 months from the consummation of this Offering. In addition, the Company will attempt to generate additional capital through a combination of collaborative agreements, strategic alliances and equity and debt financings. However, no assurance can be provided that additional capital will be obtained through these sources. In addition, for a period of 18 months after the date of this Prospectus, the Underwriter's prior written consent is required if the Company raises additional funds through the issuance of equity. If the Company is not able to obtain continued financing the Company may cease operation and purchasers of the Common Stock will, in all likelihood, lose their entire investment. See "Underwriting."


      The Company's working capital and capital requirements will depend upon numerous factors, including progress of the Company's research and development programs; preclinical and clinical testing; timing and cost of obtaining regulatory approvals; levels of resources that the Company devotes to the development of manufacturing and marketing capabilities; technological advances; status of competitors; and ability of the Company to establish collaborative arrangements with other organizations.

      Until required for operations, the Company's policy is to invest its cash reserves in bank deposits, certificates of deposit, commercial paper, corporate notes, U.S. government instruments and other investment-grade quality instruments.


      At December 31, 1996, the Company had $286,814 in cash and cash equivalents, and a working capital deficit of $197,433. In accordance with the terms of the Bridge Notes, the Company will utilize proceeds of approximately $775,000 (as of December 31, 1996) upon completion of the Offering to repay the principal of, and accrued interest through consummation of the Offering on, the Bridge Notes. See "Use of Proceeds" and Note 3 of Notes to Financial Statements.


Product Research and Development Plan

      The Company's plan of operation for the 12 months following completion of this Offering will consist primarily of research and development and related activities aimed at:

      o formulation and further preclinical development of the Company's vaccine candidates for HTLV-I and HTLV-II, and if successful, the initiation of clinical trials. See "Business--The Company's Vaccine Candidates for HTLV-I and HTLV-II."

      o further development of the Company's animal model of HIV infection for use in pharmaceutical discovery. See "Business--The Company's Transgenic Mouse Model."

      o the identification of additional human factors required for HIV replication as potential molecular targets for HIV drug development.

         See "Business--Antiviral Compounds for HIV."


      o funding of the research on HTLV-I, HTLV-II and HIV currently being conducted at University College. See "Business--Licenses and Collaborative Research."


      o continuing the prosecution and filing of patent applications. See "Business--Patents and Proprietary Rights."

      The actual research and development and related activities of the Company may vary significantly from current plans depending on numerous factors, including changes in the costs of such activities from current estimates, the results of the Company's research and development programs, the results of clinical studies, the timing of regulatory submissions, technological advances, determinations as to commercial potential and the status of competitive products. The focus and direction of the Company's operations will also be dependent upon the establishment of collaborative arrangements with other companies, and other factors.

                                    BUSINESS

      The Company is a development stage, biopharmaceutical company engaged in the research and development of vaccines and therapeutics for viral diseases and the development of animal models of human viral diseases for use in pharmaceutical discovery. The Company's technologies are licensed from Rockefeller.


      The Company's vaccine program is focused on human T cell leukemia virus types I and II (HTLV-I and -II), mammalian viruses that infect the T lymphocytes of the human immune system and are associated with a number of severe clinical disorders. An estimated 10-20 million people are infected with HTLV-I or HTLV-II worldwide. All blood donated in the United States, Europe and Japan is screened for HTLV-I and HTLV-II contamination.


      High rates of HTLV-I infection occur in a number of geographic regions, including parts of Japan, the Caribbean, South America and Africa. Although the lifetime risk of an infected individual developing a related clinical disorder is small, when disease does develop it is chronic, severe, and sometimes fatal. HTLV-I infection has been linked to adult T cell leukemia, an often fatal malignancy of CD4+ lymphocytes, and to HTLV-associated myelopathy, a severe and incurable neurological disorder resembling multiple sclerosis. HTLV-I infection is endemic in certain areas, where up to 30% of the population may be infected. In Japan alone, as many as two million individuals are thought to be infected, and HTLV-I is a common cause of fatal leukemia.

      HTLV-II infection has also been linked to serious disease, including HTLV-associated myelopathy. Like HTLV-I, HTLV-II is endemic in certain regions, but with a geographic distribution distinct from HTLV-I. Infection with HTLV-II is considered a significant public health problem in Brazil, Spain, southern Italy, and among intravenous drug users in the United States.


      The Company's vaccine candidates for HTLV-I and HTLV-II have been shown in animal studies to protect against viral infection. The Company expects to begin human clinical trials of its two vaccine candidates in Brazil in 1997.


      The Company's HIV program is focused on identifying human factors required for viral replication. Like the viral proteins that are the targets of currently-used HIV therapeutics, the Company believes that certain molecules within human cells could also represent important molecular targets for the treatment of HIV infection. More immediately, the Company believes such molecules could make possible the development of an animal model of HIV infection.


      The Company has identified one such human factor required for HIV replication. When introduced into mouse cells in tissue culture, this factor allows the virus to replicate and partially complete its life cycle. The Company believes that this is the first demonstration of partial HIV viral replication in a non-human cell line, and is utilizing this factor to develop a transgenic (containing human genes) mouse model of HIV infections. The Company believes that this model, if successful, will make possible for the first time the large scale screening of HIV vaccines and therapeutics in an animal system. Moreover, this model will permit researchers to analyze in fine detail the life cycle of the virus, making possible the development of new and novel agents to treat HIV infection. It is the business strategy of the Company to license its transgenic mice to pharmaceutical and biotechnology companies engaged in the development of HIV vaccines and therapeutics and to basic researchers engaged in studying the virus.


      The Company evaluates and selects product commercialization strategies on a product-by-product basis. For certain product candidates, the Company intends to independently pursue commercialization opportunities to the fullest extent practicable. To date, the Company has not sought a strategic partnership for its HTLV-I or HTLV-II vaccine candidates and retains all commercial rights. The Company currently intends to develop these vaccine candidates independently through the early stages of clinical testing. The Company is continuing to evaluate the most effective commercialization strategy for its animal model of HIV infection. Depending on the future circumstances of this product development program, the Company may grant product development rights to an established supplier of animals for medical research or may grant rights to the technology, on an exclusive or non-exclusive basis, to established pharmaceutical companies for use in their internal drug and vaccine development efforts. The Company does not currently intend to independently produce or sell animals for use in medical research. The Company sponsors research and development activities at University College and does not maintain its own research and development facilities.

TECHNOLOGY

Emerging Infectious Diseases Background

      The advent of the antibiotic era in the 1940's has greatly diminished the occurrence of infectious diseases in the last half of this century. In addition, effective vaccines for a number of infectious diseases, such as polio, smallpox, diphtheria, pertussis (whooping cough), and tetanus, have been instrumental in the dramatic reduction or eradication of many of these afflictions. However, despite these efforts, infectious diseases remain the principal cause of mortality throughout the world. In recent years, this burden has increased substantially with the emergence of drug-resistant pathogens (disease-causing organisms), as well as many previously unknown pathogens.

      Another relatively recent development has also contributed greatly to the emergence of several infectious diseases: immunosuppression (i.e. the suppression of the immune response). One reason for this phenomenon is the use of immunosuppressive drugs for transplant (to prevent rejection) and cancer patients (agents designed to kill tumor cells which also attack cells of the immune system). The immunosuppression caused by some pathogens, most notably HIV, has also been instrumental in the emergence of infections. Some of these organisms, under non-immunosuppressive circumstances, would not cause disease (opportunistic infections); others, under similar conditions, would have a better chance of being cleared by the immune response or, at least, less life threatening.

Prevention of Infectious Diseases

Vaccines

      Vaccines prevent disease by stimulating the body to produce a protective immune response to a particular pathogen. Since Edward Jenner's first experiences with the smallpox vaccine, it has been repeatedly demonstrated that vaccines are, by far, the most cost-effective means of combating infectious diseases that are available. Conventional vaccines generally consist of killed microorganisms (e.g. pertussis vaccine), live attenuated (i.e. reduced virulence) microorganisms (e.g. smallpox and polio), or components of microorganisms (subunit vaccines; e.g. hepatitis B or tetanus vaccines). These types of vaccines have been very successful, as evidenced by the eradication of smallpox through comprehensive immunization programs. Despite their effectiveness and attractive cost-benefit ratio, there remain some limitations with certain conventional vaccines. Specifically, killed bacterial organisms, when administered as vaccines may have adverse side effects. In addition, vaccines consisting of attenuated live organisms, while extremely effective, have the potential to revert to their virulent, or infectious, state. The preferred route for vaccine formulation is to use the subunit approach, whereby a single protein or carbohydrate isolated from the infectious agent, or combinations thereof, is used as the vaccine. Vaccines presented in this manner generally result in far fewer adverse reactions and have no potential to cause infection.

Anti-Infectives Background

      Since the 1940's, antibiotics have served as the first line of defense against bacterial infections for which vaccines do not exist. Antiviral agents were first described in the 1950's with the discovery of idoxuridine for the topical treatment of herpes simplex conjunctivitis. As with bacteria, however, viruses have, over the years, demonstrated increasing amounts of antiviral resistance. As cases of antibiotic or antiviral resistant pathogens increase, organisms so endowed will be an ever increasing burden on the healthcare industry.

      All current classes of antibiotics function by interfering with either the structure or metabolism of a bacterial cell, affecting its ability to survive and to reproduce. For example, penicillin prevents production of new bacterial cell walls, tetracycline inhibits the synthesis of new bacterial proteins, and polymyxin B disrupts the integrity of bacterial membranes. Agents which may be of use for viral infection are generally among these types: virocides, which inactivate viruses; antiviral agents, which inhibit the replication of the virus; and immunomodulators, which modify the host's immune response to the invading virus. Virocidal compounds have thus far been impractical, since they are toxic to the host as well as the virus. Antiviral agents generally act by preventing the entry of the virus into the human cell or by preventing its replication (viral reproduction) there. However, unlike antibiotics, which, in many cases are very effective in killing the bacteria, the antiviral agents currently available are generally only able to incompletely suppress replication. As a result, the effectiveness of antiviral agents has not met with the same success as antibiotics in the therapy of their respective illnesses. In addition, the incomplete eradication of the virus from the infected individual allows the remaining virus to replicate thereby increasing the opportunity for the development of antiviral resistance. Ultimately, eradication of infectious virus will depend on the host's ability to mount an effective immune response.

The Company's Approach to the Prevention of Infectious Diseases

      The Company's approach to the prevention of infectious diseases approaches the problem from two sides: a novel approach to provide an avenue for the potential discovery of several antiviral or vaccine candidates and a modern approach to a conventional style subunit vaccine. The former application involves the development of a mouse model to assist in studying the life cycle of HIV. The latter focuses on the genetic engineering of viral surface proteins of HTLV-I and HTLV-II to be used as a subunit vaccines.

      Animal models have provided a necessary and valuable component in the development of therapeutic agents and vaccines for years. Virtually all such products, other than, perhaps, Jenner's initial smallpox vaccine, have first been tested in animals for safety and efficacy. The Company believes that, if successful, its proprietary technology will lead to the development of the first useful non-primate animal model for the study of HIV infection. Transgenic mice (i.e. carrying genes from other sources) have been engineered, by the Company's founding scientists, with human genes which allow for the replication of HIV within the mouse. These "humanized" mice should provide an economical means for the testing of a variety of antiviral agents developed by others to prevent the entry of HIV into the host's cells or halt the replication of HIV. The Company has also identified specific sites within the replicative cycle of HIV which will serve as targets for antiviral agents to be tested in this model. These mice will also prove useful in testing potential vaccine candidates developed by others for their efficacy in preventing infection by HIV.

      To combat disease caused by HTLV-I and HTLV-II, the Company has licensed additional technology from Rockefeller involving a surface protein of the virus which has shown promise as a vaccine candidate. Researchers at Rockefeller have genetically engineered a microorganism to produce this protein in quantities which previously were unattainable. In addition, work has proceeded to produce a version of this protein which is completely analogous to that produced in the virus, thereby enhancing the efficacy of the resultant vaccine formulation. Initial studies with a first generation construction of this vaccine have demonstrated protection in an animal model and provide hope for the prevention of this disease in humans. However, there can be no assurance that this vaccine candidate will prove to be safe or effective in human studies.


PRODUCT CANDIDATES AND RESEARCH AND DISCOVERY PROGRAMS

      The following table lists the status of the Company's product candidates and research and discovery programs. A more detailed description of these product candidates and research and discovery programs follows this table. The Company's product candidates are subject to risks of failure inherent in the development of products based on innovative technologies. See "Risk Factors - Early Stage Development; Absence of Products".

  Product Candidates          Program Disease         Status of Development

  HTLV-I Vaccine              HTLV-I infection        Preclinical
  HTLV-II Vaccine             HTLV-II infection       Preclinical
  HIV Animal Model            HIV infection           Research
  Antiviral Compounds         HIV infection           Discovery

      "Research" activities include initial research and development related to the specific vaccine or formulations and their delivery.

      "Discovery" imputes that the Company is conducting studies to validate proof of concept and identify potential lead compounds.

      "Preclinical" indicates that the Company is conducting pharmacology testing, toxicity testing, formulation process development, and/or development of the manufacturing process prior to possible submissions of an IND.

Vaccines for Human T Cell Leukemia Virus Type I and II

      HTLV-I and HTLV-II, like HIV, are mammalian retroviruses that infect mature T lymphocytes and are associated with a number of severe clinical disorders. An estimated 10 to 20 million people are infected with HTLV-I or HTLV-II worldwide. Since most diagnostic tests do not distinguish between HTLV-I and HTLV-II, the actual breakdown between the two viral infections is unclear. Infection is endemic in certain geographic regions where up to 30 percent of the population may be infected, and the two viruses have distinct geographic distributions. Since 1988, all donations of whole blood and blood components in the United States have been screened for HTLV-I and HTLV-II. Currently, all blood donations in the United States, Europe and Japan are screened for HTLV-I and HTLV-II contamination.

HTLV-I

      High rates of HTLV-I infection occur in a number of geographic regions which include parts of Japan, the Caribbean, South America, and Africa. In Japan alone, as many as two million individuals are thought to be infected. Carriage of the virus tends to increase with age after the age of 20 and generally peaks between the ages of 40 and 60. Despite very high rates of infection in endemic areas, few infected individuals develop disease. It has been estimated that the lifetime risk of developing HTLV-I-related clinical disorders in infected individuals is approximately 2-5 percent.

       The modes of transmission of HTLV-I consist principally of three routes: maternal transmission, primarily through breast feeding; homosexual transmission; and transmission through contaminated blood products, including blood transfusions, transplants, and sharing of contaminated needles in intravenous drug users (IVDUs).

      Despite the relatively low risk of developing disease, HTLV-I infection is associated with a number of diverse and severe clinical disorders. These include: an extremely aggressive and often fatal malignancy of the immune system known as adult T cell leukemia (ATL); a severe and incurable neurological disorder resembling multiple sclerosis, which is known as HTLV-associated myelopathy; and a severe eye disease, known as HTLV-I-associated uveitis (HUV). In addition, research suggests that HTLV-I may be associated with other inflammatory processes, including T cell alveolitis, polymyositis, arthritis, infective dermatitis, and Sjogren's syndrome. Other investigations provide evidence that co-infection with both HIV and HTLV-I can accelerate the progression of AIDS up to threefold.

HTLV-II

      HTLV-I shares many characteristics with the closely related virus HTLV-II. Like HTLV-I, HTLV-II is a retrovirus that binds to mature human T lymphocytes, although there is evidence that it may infect B lymphocytes as well. HTLV-II has a worldwide distribution due to its modes of transmission, but there are several areas where it appears to be endemic. These areas principally appear to be isolated populations of Amerindians of Central and South America, where the incidence of seropositive individuals may reach 80%. More generally, however, the prevalence ranges between 2-9% of Amerindians, including native Americans of the southwest United States. One of the leading reservoirs of HTLV-II in the United States and Europe appears to be IVDUs, where, in one study, the incidence of HTLV-II was 16%. HTLV-II predominates over HTLV-I in IVDUs, with HTLV-II responsible for 89-98% of all HTLV infections in this group. In North America, HTLV-II appears to be at least as common as HTLV-I.

      Like HTLV-I, the modes of transmission of HTLV-II consist principally of maternal transmission, primarily through breast feeding, homosexual transmission, and transmission through contaminated blood products, including blood transfusions, transplants, and sharing of contaminated needles in IVDUs.

      While it is less well characterized than HTLV-I, infection with HTLV-II has also recently been associated with HTLV-associated myelopathy. HTLV-II has also been linked to large granular lymphocytic leukemia, the cutaneous T lymphocyte neoplasm mycosis fungoides, and certain autoimmune diseases. In addition, HIV-positive individuals carrying HTLV-II have a significantly increased incidence of AIDS-associated non-Hodgkin's lymphoma and acquired ichthyosis (scaling of the skin) than do HIV-positive patients without HTLV-II.

Prevention of Infection and the Role of Vaccination

      Current knowledge of the modes of transmission of HTLV-I have permitted the use of public health measures to reduce the rates of infection in some areas, e.g. by elimination of breast feeding and safe sex practices. However, this is not feasible in some instances and such interventions are unlikely to succeed in the long term, particularly in developing countries.

      Effective vaccines against HTLV-I and HTLV-II would be of significant clinical value. The viruses are widespread; HTLV-associated diseases can be life-threatening, debilitating and incurable; and the risk of developing a serious clinical disease (about 2-5%) is comparable to other viruses for which vaccines are widely used. Furthermore, the development of such vaccines is scientifically and technically feasible.

      The feasibility of such a vaccine is rooted in several findings. Perhaps most importantly, there appears to be natural immunity to HTLV-I infection in humans, as evidenced by the placental transmission of maternal antibodies to the fetus with subsequent protection of the newborn from viral transmission in the mother's breast milk. Preliminary studies in animals have also demonstrated that protection can be achieved by appropriate immunization strategies. Another critical point is that the viral components which appear to be the leading vaccine candidates remain genetically and serologically stable in the population, unlike those on HIV. Indeed, the genomes of all the strains of HTLV-I isolated thus far in Japan, Africa, the Caribbean, and Central and South America are 98 percent identical. Hence, a vaccine generated against one strain of HTLV-I will likely protect against the majority of strains, although there can be no such assurance. The Company believes that the similarity between HTLV-I and HTLV-II make the development of an effective HTLV-II vaccine equally feasible.

The Company's Vaccine Candidates for HTLV-I and HTLV-II

      On the basis of the information described above, investigators at Rockefeller have developed vaccine candidates for HTLV-I and HTLV-II using recombinant DNA techniques. The leading candidates for vaccine formulation against HTLV-I infection are the surface glycoproteins. These proteins are so named because of the carbohydrates, or sugars, which the virus has attached to the proteins in strategic places. The Company has genetically engineered a novel version of one of these glycoproteins in a manner which produces large, previously unattainable quantities of the desired protein in either a glycosylated (with sugars) or non-glycosylated form. Both forms are easily purified for use as a vaccine.

      Initial studies with rabbits immunized with a modified non-glycosylated form of the HTLV-I glycoprotein have demonstrated 100 percent protection against challenge with HTLV-I-infected cells. While the glycosylated forms more closely resemble the glycoproteins naturally produced by the virus, these results indicate that glycosylation is not required to confer protection. Nevertheless, the Company is continuing to evaluate both glycosylated and non-glycosylated vaccine candidates for HTLV-I.

      The Company's vaccine candidate for HTLV-II is based on a modified glycosylated form of the HTLV-II glycoprotein. This subunit vaccine was recently tested in a rabbit model of HTLV-II infection. In the studies, 22 rabbits were immunized at 0, 4, 8 and 16 weeks and were challenged with virus at 18 weeks or 6 months. In all 22 animals, the vaccine elicited high antibody titers and protection against viral infection.

      Following further animal studies to optimize both vaccines and determine routes of administration, the Company intends to begin human trials in Rio de Janeiro, Brazil. The Company believes it has identified a suitable population for Phase I safety and immunogenicity trials and expects that these Phase I trials will begin in Brazil in 1997.

Development of Animal Models for HIV Replication

HIV

      Human immunodeficiency virus ("HIV") is the causative agent of the multisymptom condition known as acquired immunodeficiency syndrome ("AIDS"). By mid 1993, greater than 13 million people were estimated to be infected with HIV worldwide, more than one million of whom were in North America.

      Once HIV enters the new host, the virus targets a specific population of white blood cells (T lymphocytes and mononuclear cells) which carry a receptor known as CD4 (i.e. CD4+ T cells). The CD4+ T cells perform a crucial role as "helper" cells in the immune response to foreign intruders. By means as yet undetermined (either direct killing or by using other intermediaries including the CD4+ T cells, themselves), HIV drastically depletes the number of these cells. Over a period of 10 or more years, CD4+ T cell levels fall to dangerously low numbers with a resultant suppression of the immune system, i.e. the individual cannot mount an adequate immune response to deal with infections. This immunosuppressed state leads to a variety of diseases which have become characteristic manifestations of AIDS. Among these are neurological dementia; HIV-associated nephropathy; cancers, such as Kaposi's sarcoma and lymphoma; opportunistic infections, such as candidiasis, Pneumocystis carinii pneumonia, cryptosporidiosis, and microsporidiosis; and infections, such as tuberculosis, which under the best of circumstances need an intact immune system. Death from these secondary complications of HIV, except in rare instances, has proven to be unpredictable in timing, but inevitable in outcome.

Animal Models for HIV Studies

      A major limitation in studying HIV and developing effective interventions, both therapeutic and vaccine-related, for treatment of this infection is the lack of a suitable animal model which permits virus replication. At present, animal studies are limited to a small number of non-human primate species and to the SCID-human mouse model. Primates, such as chimpanzees, baboons, and rhesus macaques, have shown some promise, but have certain limitations. These primates, although capable of infection with HIV, do not display the normal progression of the disease as seen in humans. As a result, researchers have turned to a closely related virus, simian immunodeficiency virus (SIV), which does cause disease in primates. Although closely related to HIV, SIV does exhibit differences which makes extrapolation from one to the other difficult. In addition to these limitations, continued use of primates has the potential of endangering some species, and the expense is prohibitive. SCID (severe combined immunodeficiency) mice are deficient in the cells responsible for both arms of the normal immune system, cellular and humoral (antibody). As a result, these mice are not only incapable of fighting infection, they also are unable to mount a transplant rejection reaction. In the context of HIV, which involves the introduction of human cells into these mice, this model has proved to be of only limited use. In addition, it is also expensive and labor intensive.

      The inability to develop a non-primate animal model reflects the fact that certain human cellular factors are necessary for HIV to enter the host target cell, replicate, and complete its life cycle. As an alternative, researchers at academic institutions and pharmaceutical companies have attempted to engineer mice which will produce the factors necessary for HIV entry and replication. Two primary avenues have been followed to construct these "transgenic mice": 1) introduction of the human CD4 receptor for the virus into cells of the mouse's immune system and 2) introduction of infectious "proviral" DNA into the mice. While the human CD4+ mice have shown some promise in the infection of host cells with HIV and HIV genes transferred into the mice have resulted in the production of certain clinical manifestations similar to those in AIDS, a full replicative cycle producing the ensuing syndrome has not been forthcoming.

The Company's Transgenic Mouse Model

      The Company's approach has been and will continue to be to identify the genes for the human factors responsible for HIV replication and to systematically introduce these into mice. Effectively, this will allow the "humanization" of the mouse blood cells to the point where HIV will efficiently replicate. In preliminary studies, collaborators at Rockefeller and the National Institute of Health in Japan have identified a human factor which, when introduced into mouse cells growing in tissue culture, will allow the virus to replicate and nearly complete its life cycle. The Company intends to identify the additional factor(s) required for high efficiency replication. The Company has already produced transgenic mice expressing both CD4 and this human factor in their peripheral blood cells.

      The development of such transgenic mice will allow for permanent breeding where literally thousands of animals could be produced inexpensively. If transgenic mice can be used for HIV replication, these animals will permit the rapid screening of large numbers of candidate drugs and allow testing of potential vaccines. Moreover, this model will be of use to all of those involved in basic HIV research, allowing investigators to analyze in fine detail the life cycle of this virus. This, in time, will permit the development of new and novel agents which are intended to specifically interfere at different points in the virus life cycle.


Antiviral Compounds for HIV

      The life cycle of HIV, while still not fully understood, has been deciphered to a level where a number of targets for potential antiviral activity have been identified. An enzyme crucial to the replication of HIV, reverse transcriptase, has been the focus of intense study by many groups and has lead to the development of several reverse transcriptase inhibitors as antiviral therapies, the best known of which and most widely used is azidothymidine (AZT). More recently, inhibitors of a second enzyme required for viral replication, HIV protease, have been approved as treatments for HIV infection. Combinations of two or more of these inhibitors have produced important clinical benefits, including prolonged survival and dramatic reductions in viral levels (load).

      In spite of these advances in the treatment of HIV, there is a large need for new therapies. The disease remains incurable, the therapeutic benefits of current drugs are short-lived and serious side effects are common. In addition, the emergence of strains of HIV that are resistant to currently available drugs remains a major obstacle to effective treatment.

      The Company believes that more effective therapies for HIV infection will require the identification of additional molecular targets in the HIV replication process. The collaboration which has produced the transgenic model has identified a new, highly specific target within the replicative cycle of HIV. With the use of its transgenic model, the Company intends to find or synthesize compounds that will compete for these sites, thereby halting replication of the virus. Due to the continuing potential for antiviral resistance to newly introduced compounds, the Company will continue to focus on the discovery of new targets within the replicative cycle and new antiviral agents for successful therapy of HIV infection. At present, the Company has not developed any such therapy.

Licenses and Collaborative Research

      The Company and Rockefeller have entered into a license agreement whereby the Company has obtained the right to make, use and sell products for the treatment of human viral diseases and animal models for pharmaceutical development. Dr. Hidehiro Takahashi, a research scientist at the National Institute of Health, Tokyo, Japan, is a co-inventor of certain of the licensed technologies and joined in the license grant to the Company. The license grants an exclusive world-wide license. The agreement generally requires the Company to pay royalties on sales of products developed from the licensed technologies and fees on revenues from sublicensees, where applicable, and the Company is responsible for certain milestone payments and for the costs of filing and prosecuting patent applications. In addition, the Company sponsors research and development related to the licensed technologies at Dr. Hall's laboratory at University College. The Company has exclusive rights to all inventions and discoveries resulting from this research.



Business Strategy


      The Company evaluates and selects product commercialization strategies on a product-by-product basis. For certain product candidates, the Company intends to independently pursue commercialization opportunities to the fullest extent practicable. To date, the Company has not sought a strategic partnership for its HTLV-I or HTLV-II vaccine candidates and retains all commercial rights. The Company currently intends to develop these vaccine candidates independently through the early stages of clinical testing. The Company is continuing to evaluate the most effective commercialization strategy for its animal model of HIV infection. Depending on the future circumstances of this product development program, the Company may grant product development rights to an established supplier of animals for medical research or may grant rights to the technology, on an exclusive or non-exclusive basis, to established pharmaceutical companies for use in their internal drug and vaccine development efforts. The Company does not currently intend to independently produce or sell animals for use in medical research. The Company sponsors research and development activities at Dr. Hall's laboratory at University College and does not maintain its own research and development facilities.


Manufacturing

      The Company does not intend to invest in large scale manufacturing facilities unless and until its product candidates pass significant development hurdles. The Company believes that all of its existing products under development can be made using well understood manufacturing methods. Nevertheless, the Company has no manufacturing experience and it may not be able to develop reproducible and effective manufacturing processes at a reasonable cost. In such event, the Company will have to rely on third-party manufacturers whose availability and cost is presently unclear.

Patents and Proprietary Rights

      The Company believes that patents and other proprietary rights are important to its business. The Company's policy is to file, and to have any licensor(s) file, patent applications to protect technology, inventions and improvements to technologies that are considered important to the development of its business. At the present time, the Company is licensed under two United States patent applications, one relating to its animal model for HIV infection, and the other relating to its vaccine candidates for HTLV-I and HTLV-II.

      The Company also relies upon trade secret protection for its confidential and proprietary information. No assurance can be given that other companies will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company's trade secrets or that the Company can meaningfully protect its trade secrets.

      It is the Company's intention to require its employees, consultants, outside scientific collaborators and sponsored researchers and certain other advisors to enter into confidentiality agreements with the Company. It is the

Company's intention that these agreements will provide that all confidential information developed or made known to the individual during the course of the individual's relationship with the Company will be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the Company intends that such agreements will provide that all inventions conceived by the employee are the exclusive property of the Company. There can be no assurance, however, that these agreements will provide meaningful protection or adequate remedies for the Company's trade secrets in the event of unauthorized use or disclosure of such information, licenses and collaborative research.

Government Regulation

      Regulation by governmental authorities in the United States and other countries will be a significant factor in the production and marketing of any products that may be developed by the Company. The nature and the extent to which such regulation may apply to the Company will vary depending on the nature of any such products. Virtually all of the Company's potential vaccine and drug products will require regulatory approval by governmental agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures by the FDA and similar health authorities in foreign countries. Various federal statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products. The process of obtaining these approvals and the subsequent compliance with appropriate federal and foreign statutes and regulations requires the expenditure of substantial resources.

      In order to test clinically, produce and market products for diagnostic or therapeutic use, a company must comply with mandatory procedures and safety standards established by the FDA and comparable agencies in foreign countries. Before beginning human clinical testing of a potential new drug, a company must file an Investigational New Drug Application ("IND") and receive clearance from the FDA. This application is a summary of the preclinical studies that were conducted to characterize the drug, including toxicity and safety studies, as well as an in-depth discussion of the human clinical studies that are being proposed.

      The pre-marketing program required for approval of a new drug typically involves a time-consuming and costly three-phase process. In Phase I, trials are conducted with a small number of patients to determine the early safety profile, the pattern of drug distribution and metabolism. In Phase II, trials are conducted with small groups of patients afflicted with a target disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety. In Phase III, large scale, multi-center comparative trials are conducted with patients afflicted with a target disease in order to provide enough data for statistical proof of efficacy and safety required by the FDA and others.

      The FDA closely monitors the progress of each of the three phases of clinical testing and may, in its discretion, reevaluate, alter, suspend or terminate the testing based on the data that have been accumulated to that point and its assessment of the risk/benefit ratio to the patient. Estimates of the total time required for carrying out such clinical testing vary between two and ten years, but there can be no assurance that any phase of clinical testing will be completed successfully within any specific time period, if at all, with respect to any of the Company's product candidates. Upon completion of such clinical testing, a company typically submits a New Drug Application ("NDA") or Product License Application ("PLA") to the FDA that summarizes the results and observations of the drug during the clinical testing. Based on its review of the NDA or PLA, the FDA will decide whether or not to approve the drug. This review process can be quite lengthy, and approval for the production and marketing of a new pharmaceutical product can require a number of years and substantial funding, and there can be no assurance that any approvals will be granted on a timely basis, if at all.

      Once the product is approved for sale, FDA regulations govern the production process and marketing activities, and a post-marketing testing and surveillance program may be required to monitor continuously a product's usage and effects. Product approvals may be withdrawn if compliance with regulatory standards is not maintained. Other countries in which any products developed by the Company may be marketed impose a similar regulatory process.

Competition

      The biotechnology and pharmaceutical industries are characterized by rapidly evolving technology and intense competition. The Company's competitors include major pharmaceutical and biotechnology companies, most of which have financial, technical and marketing resources significantly greater than those of the Company. Academic institutions, governmental agencies and other public and private research organizations are also conducting research activities and seeking patent protection and may commercialize products on their own or through joint venture. The Company is aware of certain development projects for products to prevent or treat certain diseases targeted by the Company. The existence of these potential products or other products or treatments of which the Company is not aware, or products or treatments that may be developed in the future, may adversely affect the marketability of products developed by the Company.

Human Resources and Facilities


      The Company has five employees at its executive offices in New York, New York and in Dublin, Ireland. Of the Company's five employees, three hold M.D. or Ph.D. degrees. In addition, the Company and CSO have entered into a consulting agreement under which CSO has agreed to provide certain business services to the Company, including business development, licensing, strategic alliances and administrative support. See "Certain Transactions."




      The Company sponsors research and development activities at Dr. Hall's laboratory at University College. The Company does not maintain its own research and development facilities. The Company leases office space at 666 Third Avenue, New York, New York, 10017.



Product Liability Insurance



      The Company's business exposes it to potential liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. The Company does not have product liability insurance but intends to obtain such coverage if and when its drug candidates are tested in clinical trials. There can be no assurance, however, that the Company will be able to obtain insurance coverage at acceptable costs or in a sufficient amount, if at all, or that a product liability claim would not adversely affect the Company's business, operating results or financial condition.



Legal Proceedings



      The Company is not a party to any material legal proceedings.

                                   MANAGEMENT


Directors, Executive Officers and Key Employees



      The following table sets forth information concerning each of the directors, executive officers and key employees of the Company.


Name                               Age   Position
----------------------------       ---   ---------------------------------------
Peter V. Golikov                   39    President
Joshua D. Schein, Ph.D.            36    Executive Vice President, Secretary and
                                         Director
Judson A. Cooper                   37    Chief Financial Officer and Director
Steven H. Rouhandeh                39    Director
William W. Hall, M.D., Ph.D.       47    Chief Scientific Officer
Elizabeth S. Song, Ph. D.          37    Director of Viral Research


      All Directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board, subject to the provisions of certain employment agreements. See "Employment Agreements."





      Peter V. Golikov has served as President of the Company since February 1997. Prior to joining the Company, from September 1996 to February 1997, Mr. Golikov was Vice President Business Development to a Life Sciences Technology Management Company organized by Muzinich & Co., Inc., an investment banking firm in New York, where he also served as Consulting Director. From 1988 to 1996, Mr. Golikov held various positions with Berlex Laboratories, Inc. where most recently, he served as Manager, New Business and Technology Development. From 1982 to 1988, Mr. Golikov served in various positions in clinical research at Ortho Pharmaceutical Corp., a Johnson & Johnson company, and Bristol Myers Products. Mr. Golikov received an MBA degree in General Management and an M.S. in Microbiology from Rutgers University.



      Dr. Joshua D. Schein has served as Executive Vice President since February 1997, as Director since December 1995 and as President of the Company from

December 1995 to February 1997. Dr. Schein has served as Chief Financial Officer and a Director of SIGA Pharmaceuticals, Inc., a privately held development stage pharmaceutical company ("SIGA"), since December 1995. Dr. Schein has also served as Chief Financial Officer and a Director of Callisto Pharmaceuticals, Inc., a privately held development stage pharmaceutical company ("Callisto"), since November 1996. Dr. Schein devotes substantial amounts of his time to the Company, SIGA and Callisto on a substantially equal basis. Dr. Schein has served as a Director of DepoMed, Inc. since January 1996. From October 1994 to December 1995, Dr. Schein served as a Vice President of Investment Banking at Josephthal, Lyon and Ross, Incorporated. From June 1991 to September 1994, Dr. Schein was a Vice President at D. Blech & Company, Incorporated, a merchant bank that invested in the biopharmaceutical industry. Dr. Schein received a Ph.D. in neuroscience from the Albert Einstein College of Medicine and an MBA from the Columbia Graduate School of Business. Dr. Schein is a principal of CSO.




      Judson A. Cooper has served as Chief Financial Officer and Director of the Company since December 1995. Mr. Cooper has served as Director of SIGA since December 1995 and Executive Vice President of SIGA since November 1996. Mr. Cooper was President of SIGA from December 1995 to November 1996. Mr. Cooper has served as President and Director of Callisto since November 1996. Mr. Cooper devotes substantial amounts of his time to the Company, SIGA and Callisto on a substantially equal basis. Mr. Cooper has also served as a Director of DepoMed, Inc. since November, 1995. Mr. Cooper had been a private investor from September 1993 to December 1995. From 1991 to 1993, Mr. Cooper served as a Vice President of D. Blech & Company, Incorporated. Mr. Cooper is a graduate of the Kellogg School of Management. Mr. Cooper is a principal of CSO.




      Steven H. Rouhandeh has served as a Director of the Company since February 1997. Mr. Rouhandeh has served as Chief Executive Officer of HemaSure Inc., a manufacturer and marketer of medical devices used in the separation and purification of blood, blood products, and blood components, since December 1996 and as its President since April 1996. From April 1995 to April 1996, Mr. Rouhandeh held positions of Senior Vice President and Chief Financial Officer at HemaSure, Inc. From October 1994 to

March 1995, he was an independent business consultant. From 1993 to 1994, he was a Managing Director of D. Blech & Company, Inc. Prior to that, Mr. Rouhandeh was an investment banker at Metzler Corporation and Deutsche Bank and a lawyer at Cravath Swaine & Moore.





      Dr. William W. Hall has served as Chief Scientific Officer of the Company since February 1997. He was a consultant of the Company from January 1996 to February 1997. Dr. Hall is Professor of Medical Microbiology and Director of the Virus Reference Laboratory at University College. From 1993 to April 1996, Dr. Hall was Senior Physician and Head of the Laboratory of Medical Virology at The Rockefeller University. From 1988 to 1993, Dr. Hall was Director of Virology and Attending Physician in the Department of Medicine at North Shore University Hospital, Cornell University Medical College.



      Dr. Elizabeth S. Song has entered into an employment agreement with the Company and will begin serving as the Company's Director of Viral Research in June 1997. Dr. Song has served as a Research Scientist with Chiron Technologies since October 1993. From 1988 to 1993, Dr. Song was a Postdoctoral Research Fellow in the Department of Immunology at The Scripps Research Institute. Dr. Song received a Ph.D. in genetics from the University of California at Berkeley.


Board of Directors


      The number of directors on the Board of Directors is determined from time to time by the Board of Directors and is currently fixed at three. Directors are elected at each annual meeting of stockholders by the holders of the Common Stock and hold office until their successors have been duly elected and qualified or until their resignation, removal from office or death. Officers of the Company are appointed by and may be removed by the Board of Directors. Upon the consummation of the Offering, the Company plans to appoint at least one additional individual not otherwise affiliated with the Company to the Board. In addition, the Company has agreed, if requested by the Underwriter during the two-year period following the closing of the Offering, to nominate and use its best efforts to cause the election of a designee of the Underwriter as a director of the Company.



Board Compensation



      Directors who are employees of the Company receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Mr. Rouhandeh has been granted options to purchase 15,000 shares of Common Stock of the Company at an exercise price of $6.00 per share. The level of cash compensation to be paid for Mr. Rouhandeh's and other non-employee directors' service on the Board and attendance at meetings has not yet been determined.


Committees of the Board of Directors



      Upon the consummation of the Offering, the Company will form an Audit Committee and a Compensation Committee. The Audit Committee will be responsible for reviewing audit functions, including accounting and financial reporting practices of the Company, the adequacy of the Company's system of internal accounting control, the quality and integrity of the Company's financial statements and relations with its independent accountants. It is anticipated that the Audit Committee will consist of both of the non-employee directors. The Compensation Committee is responsible for establishing the compensation of the Company's directors, officers and employees, including salaries, bonuses, commission, and benefit plans, administering the Plan, and other forms of or matters relating to compensation. It is anticipated that the Compensation Committee will consist of one or both of such non-employee directors.



Scientific Advisors



      The Company's Scientific Advisory Board currently consists of officers of and advisors to the Company with experience in infectious disease, microbiology, clinical virology and immunology. At the Company's request, the scientific advisors review and evaluate the Company's research programs and advise the Company with respect to technical matters in fields in which the Company is involved.

      The table below sets forth the name and current position of each member of the Scientific Advisory Board:



Name                                  Position
----                                  --------
William W. Hall, M.D., Ph.D.          Chief Scientific Officer; Professor of
                                      Medical Microbiology and Director of the
                                      Virus Reference Laboratory at University
                                      College

Anders Vahlne, M.D., Ph.D.            Advisor; Professor of Clinical Virology at
                                      the Karolinska Institutet

Hilary Koprowski, M.D.                Advisor; Professor, Department of
                                      Microbiology and Immunology at Thomas
                                      Jefferson University




      Each of the scientific advisors are employed by other entities and may have consulting agreements with entities other than the Company. The Company has, or expects to, enter into written agreements with each of its scientific advisors.



      Dr. William W. Hall has served as Chief Scientific Officer of the Company since February 1997. He was a consultant to the Company from January 1996 to February 1997. Dr. Hall is Professor of Medical Microbiology and Director of the Virus Reference Laboratory at University College. From 1993 to April 1996, Dr. Hall was Senior Physician and Head of the Laboratory of Medical Virology at The Rockefeller University. From 1988 to 1993, Dr. Hall was Director of Virology and Attending Physician in the Department of Medicine at North Shore University Hospital, Cornell University Medical College. For information regarding Dr. Hall's employment agreement and the Hall Warrants, see "Employment Agreements."



      Dr. Anders Vahlne has served as an unpaid advisor to the Company since January 1997. Dr. Vahlne is Professor of Clinical Virology at the Karolinska Institutet in Stockholm and Chief Physician (Director) of the Laboratory of Virology at Huddings University Hospital. Dr. Vahlne is a member of the Swedish Medical Society. The Company is negotiating a consulting agreement with Dr. Vahlne for additional services.



      Dr. Hilary Koprowski has served as an advisor to the Company since January 1997. Dr. Koprowski was a founder of Centocor, Inc., a publicly traded biotechnology company. Dr. Koprowski is Professor, Department of Microbiology and Immunology at Thomas Jefferson University and Professor Laureate at the Wistar Institute of Anatomy and Biology. Dr. Koprowski is a member of the American Academy of Arts and Sciences. Dr. Koprowski receives an annual advisory fee of $10,000 and received warrants to purchase 10,000 shares of Common Stock at an exercise price of $3.00 per share.


Executive Compensation


      The following table sets forth certain information with respect to annual and long-term compensation paid by the Company to the President, the Chief Financial Officer and the Executive Vice President.

                           Summary Compensation Table


                                                      Annual Compensation                 Long Term Compensation
                                                      -------------------                 ----------------------
                                                                                           Stock
                                                                         Other Annual    Underlying     All Other
Name and Principal Position               Year   Salary      Bonuses     Compensation     Options     Compensation
------------------------------            ----   ------      -------     ------------     -------     ------------
Peter V. Golikov(1)                       1996  $   -0-       $ -0-       $    -0-          -0-          $  -0-

Joshua D. Schein, Ph.D.,                  1996  $ 153,115     $ -0-       $   --(2)        15,000         $ -0-
    Executive Vice President
    and Director

Judson A. Cooper, Chief Financial         1996  $ 153,115     $ -0-       $   --(2)        15,000         $ -0-
    Officer and Director


----------

(1) Peter V. Golikov began serving as the Company's President in February 1997 at an annual salary of $100,000. Mr. Golikov received a grant of 50,000 options upon commencement of his employment.



(2) Aggregate amount does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named officer.




      The following table sets forth certain information concerning all stock option grants to the Company's executive officers to date.

                                      Option Grants

                  Common Stock        % of Total
                  Underlying        Options Granted  Exercise         Expiration
Name              Options Granted(1) to Employees    Price Per Share     Date
----              ----------------- -------------    ---------------     ----

Peter V. Golikov...    50,000          62.5%         $6.00               2/10/07
Joshua D. Schein...    15,000          18.75%        $1.67               1/1/01
Judson A. Cooper...    15,000          18.75%        $1.67               1/1/01



----------
(1) All options were granted pursuant to the Plan.

      The following table sets forth certain information concerning option exercises and option holdings under the Plan as of the date of this Prospectus with respect to each of the Company's executive officers.


              Aggregated Option Exercises and Values as of 12/31/96


                                          Number of Shares of Stock           Value of Unexercised
                 Shares                   Underlying   Unexercised Options    In-the-Money Options(1)
                 Acquired     Value       ----------   -------------------    -----------------------
Name(2)          on Exercise  Realized    Exercisable  Unexercisable         Exercisable Unexercisable
-------          -----------  --------    -----------  -------------         -------------------------
Joshua D ...
Schein, Ph.D          0          0          15,000          0                  $64,950          0

Judson A ...
Cooper .....          0          0          15,000          0                  $64,950          0


--------------

(1) Based upon the estimated initial public offering price of $6.00 per share.


(2) Excludes a grant of 50,000 options, exercisable at $6.00 per share, to Peter
    V. Golikov, who received such grant upon commencement of his employment as the Company's President in February 1997.


Employment Agreements


      Peter V. Golikov, President of the Company, has an employment agreement with the Company which expires in February 1999 and is cancelable by the Company only for cause, as defined in the agreement. Mr. Golikov currently receives an annual base salary of $100,000 and was granted 50,000 stock options, exercisable at $6.00 per share. Mr. Golikov is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors.



      Dr. Joshua Schein, Executive Vice President of the Company, has an employment agreement with the Company which expires in December 1998 and is cancelable by the Company only for cause, as defined in the agreement. Dr. Schein currently receives an annual base salary of $150,000 and 15,000 stock options per year, exercisable at the fair market value on the date of grant, and is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors. Dr. Schein's employment agreement does not prohibit his ability to devote time to other ventures in which he is involved, provided his duties to the Company are satisfactorily performed. In addition, Dr. Schein will receive a cash payment equal to 1.5% of the total consideration received by the Company in a transaction resulting in a change of ownership of at least 50% of the outstanding Common Stock of the Company.

      Judson Cooper, Chief Financial Officer of the Company, has an employment agreement with the Company which expires in December 1998 and is cancelable by the Company only for cause as defined in the agreement. Mr. Cooper currently receives an annual base salary of $150,000 and 15,000 stock options per year, exercisable at the fair market value on the date of grant, and is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors. Mr. Cooper's employment agreement does not prohibit his ability to devote time to other ventures in which he is involved, provided his duties to the Company are satisfactorily performed. In addition, Mr. Cooper will receive a cash payment equal to 1.5% of the total consideration received by the Company in a transaction resulting in a change of ownership of at least 50% of the outstanding Common Stock of the Company.



      Dr. William Hall, Chief Scientific Officer of the Company, has an employment agreement with the Company under which Dr. Hall has agreed to provide certain research and development services to the Company. Pursuant to the terms of the agreement, Dr. Hall receives an annual salary of $75,000. The agreement expires December 31, 1997 and is cancelable by the Company only for cause as defined in the agreement. Dr. Hall received options to purchase 168,750 shares of Common Stock at an exercise price of $1.67 per share on May 1, 1996. On September 15, 1996, such option grant was cancelled by the Company and warrants to purchase 168,750 shares of Common Stock at $1.67 per share were issued to Dr. Hall. Although Dr. Hall is limited by regulations of University College to devote no more than 20% of his professional time to non-University matters (as is reflected in his employment agreement), substantially all of his activities at University College relate to his laboratory research funded by the Company, and, therefore, the foregoing restriction will not, in the Company's view, affect his performance. See also "Certain Transactions."



      Dr. Elizabeth S. Song has entered into an employment agreement with the Company and will begin serving as Director of Viral Research of the Company in June 1997. She will perform her duties for the Company at University College. The employment agreement expires in June 1999 and is cancelable by the Company only for cause, as defined in the agreement. Dr. Song will receive an annual base salary of $60,000 and will be granted 5,000 stock options, exercisable at $6.00 per share. Dr. Song will be eligible to receive additional stock options and bonuses at the discretion of the Board of Directors.


1996 Incentive and Non-Qualified Stock Option Plan

      As of January 1, 1996, the Company adopted its 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan"), pursuant to which stock options may be granted to key employees, consultants and outside directors (the "Participants").

      Following the completion of the Offering, the Plan will be administered by a committee (the "Committee") comprised of disinterested directors. The Committee will determine persons to be granted stock options, the amount of stock options to be granted to each such person, and the terms and conditions of any stock options as permitted under the Plan. The members of the Committee have not yet been appointed.

      Both Incentive Options and Nonqualified Options may be granted under the Plan. An Incentive Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code. Any Incentive Option granted under the Plan will have an exercise price of not less than 100% of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Option granted to an employee who owns more than 10% of the total combined voting stock of the Company or of any parent or Subsidiary of the Company, the exercise price for such option must be at least 110% of the fair market value of the shares subject to the option on the date the option is granted. A Nonqualified Option (i.e., an option to purchase Common Stock that does not meet the Code's requirements for Incentive Options) granted to a director must have an exercise price of at least the fair market value of the stock at the date of grant.


      There are 375,000 options available pursuant to the Plan, of which 30,000 options are outstanding at an exercise price of $1.67 per share and 65,000 options are outstanding at a price of $6.00 per share.

                             PRINCIPAL STOCKHOLDERS

      The table below sets forth information as of the date of this Prospectus and, as adjusted, assumes the sale of all of the Common Stock offered pursuant to this Prospectus. The table also assumes, with respect to each individual shareholder, the exercise of all warrants, options or conversion of all convertible securities held by such shareholder. It does not assume the exercise or conversion of securities held by any other shareholder. The table is based on information obtained from the persons named below with respect to the beneficial ownership of shares of Common and Preferred Stock by (i) each person known by the Company to be the owner of more than 5% of the aggregate outstanding shares of Common Stock and Preferred Stock, (ii) each director and officer, and (iii) all officers and directors as a group.


                              Amount and
                              Nature of               Percentage
Names and addresses of        Beneficial              of Outstanding
Beneficial Owner(1)           Ownership               Shares Owned
-------------------           ---------               ------------
-----------------------------------------------------------------------
                                                      Prior to       After
                                                      Offering       Offering(2)
                                                      --------       -----------
CSO Ventures LLC(3)            1,211,250               50.16%         33.98%

Richard B. Stone(4)
135 East 57th St.
New York, NY 10022               365,625               15.33%         10.34%

William W. Hall, M.D.,
Ph.D.(5)                         303,750               11.89%          8.20%

Nathan Low(6)
135 East 57th St.
New York, NY 10022               159,375                6.68%          4.51%

Gross Foundation Inc.
1660 49th St.
Brooklyn, NY 11204               120,000                5.03%          3.39%

Peter V. Golikov(7)                  -0-                  -0-            -0-

Joshua D. Schein, Ph.D.(8)     1,196,250               49.84%         33.70%

Judson A. Cooper(9)            1,196,250               49.84%         33.70%

Steven H. Rouhandeh(10)              -0-                  -0-            -0-

All Officers and Directors
as a Group (4 persons)(11)(12) 1,211,250               50.16%         33.98%

----------
(1) Unless otherwise indicated the address of each beneficial owner identified is 666 Third Avenue, 30th Floor, New York, NY 10017. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Excludes (i) 172,500 shares of Common Stock issuable by the Company upon exercise of the Underwriter's Over-allotment Option in full; (ii) 115,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants; (iii) 375,000 shares reserved for issuance under the Plan, pursuant to which options to purchase 95,000 of such reserved shares have been granted; and (iv) 178,750 shares of Common Stock issuable upon the exercise of the Hall and Koprowski Warrants.


(3) Includes 15,000 options held by Dr. Schein and 15,000 options held by Mr. Cooper.
(4) Includes 11,250 of 45,000 shares held by a family trust of which Mr. Stone is one of four equal beneficiaries. The trustee of the trust is David Stone, Mr. Stone's brother.
(5) Includes the 168,750 Hall Warrants.
(6) Mr. Low is a principal of Sunrise Securities Corp. See "Certain
    Transactions."

(7) Excludes 50,000 options held by Mr. Golikov which are not currently exercisable.


(8) Includes shares owned by CSO Ventures LLC, a limited liability company in which Dr. Schein has a substantial interest and 15,000 options held by Dr. Schein.


(9) Includes shares owned by CSO Ventures LLC, a limited liability company in which Mr. Cooper has a substantial interest and 15,000 options held by Mr. Cooper.


(10) Excludes 15,000 options held by Mr. Rouhandeh which are not currently exercisable.


(11)  Includes shares owned by CSO Ventures LLC. (See footnotes 7 and 8 above.)


(12) Excludes 50,000 options held by Mr. Golikov and 15,000 options held by Mr. Rouhandeh which are not currently exercisable.


                              CERTAIN TRANSACTIONS


      The Company and CSO have entered into a consulting agreement under which CSO has agreed to provide certain business services to the Company, including business development, licensing, strategic alliances and administrative support. Pursuant to the terms of the agreement, CSO receives an annual fee of $120,000 and will be reimbursed for certain expenses. The agreement, as amended, expires January 1, 2000 and is cancelable by the Company only for cause as defined in the agreement. Mr. Cooper, Dr. Schein and Steven Oliveira are members of CSO. Mr. Oliveira is also an employee of the Underwriter. See "Underwriting."



      Dr. Hall, Chief Scientific Officer of the Company, has an employment agreement with the Company under which Dr. Hall has agreed to provide certain research and development services to the Company. Pursuant to the terms of the agreement, Dr. Hall receives an annual salary of $75,000. The agreement expires December 31, 1997 and is cancelable by the Company only for cause as defined in the agreement. Dr. Hall received options to purchase 168,750 shares of Common Stock at an exercise price of $1.67 per share on May 1, 1996. On September 15, 1996, such option grant was cancelled by the Company and warrants to purchase 168,750 shares of Common Stock at $1.67 per share were issued to Dr. Hall. Although Dr. Hall is limited by regulations of University College to devote no more than 20% of his professional time to non-University matters (as is reflected in his employment agreement), substantially all of his activities at University College relate to his laboratory research funded by the Company, and, therefore, the foregoing restriction will not, in the Company's view, affect his performance.



      Richard Stone served as a financial consultant to the Company from January through December 1996, for which he received $120,000. Mr. Stone is also a managing director of Sunrise Securities Corp., which is acting as underwriter in connection with a "best efforts" public offering of securities of SIGA, a corporation in which Mr. Stone, Mr. Cooper, Dr. Schein and Steven M. Oliveira (a principal of CSO as well as an employee of the Underwriter (See "Underwriting")) each own more than ten percent of the outstanding shares of common stock.



      The Company believes that the terms of the transactions described above were no less favorable than the Company could have obtained from unaffiliated third parties. The Company has adopted a policy, effective following the consummation of this Offering, that all future transactions between the Company and its officers, directors and affiliates must (i) be approved by a majority of those members of the Company's Board of Directors that are not parties, directly or indirectly through affiliates, to such transactions and (ii) be on terms no less favorable to the Company than could be obtained from unrelated third parties.

                            DESCRIPTION OF SECURITIES

      The Company is authorized to issue 25,000,000 shares of Common Stock, par value $.0001 per share, and 10,000,000 shares of Preferred Stock, par value $.0001 per share. As of the date of this Prospectus, there are 2,385,000 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

      The following summary description of the Company's Common Stock and Preferred Stock is qualified in its entirety by reference to the Articles and Bylaws, copies of which are included as exhibits to the Registration Statement of which this Prospectus is a part.

Common Stock

      Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of any outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered by the Company in this Offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

Preferred Stock

      The Board of Directors has the authority, without further action of the stockholders of the Company, to issue up to an aggregate of 10,000,000 shares of Preferred Stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series.

      The Board of Directors, without stockholder approval, can issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue any shares of Preferred Stock.

Transfer Agent


        The Company's transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

Indemnification

      The Certificate of Incorporation (the "Certificate") of the Company provides that, to the fullest extent permitted by applicable law, as amended from time to time, the Company will indemnify any person who was or is a party or is threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was director, officer, employee or agent of the Company or serves or served any other enterprise at the request of the Company.

      In addition, the Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty. However, the Certificate does not eliminate or limit the liability of a director for any of the following reasons: (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; or (iii) a transaction from which the director derived an improper personal benefit.

      The Company will purchase and maintain Directors' and Officers' Insurance as soon as the Board of Directors determines practicable, in amounts which they consider appropriate, insuring the directors against any liability arising out of the director's status as a director of the Company regardless of whether the Company has the power to indemnify the director against such liability under applicable law.


      The Company has been advised that it is the position of the Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, such provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.


Certain Certificate of Incorporation and Bylaw Provisions

      In addition, certain provisions of the Company's Certificate and Bylaws summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

      Special Meeting of Stockholders

      The Company's Bylaws provide that special meetings of stockholders of the

Company may be called only by the President of the Company, the Board of Directors or holders of not less than 10% of the votes entitled to be cast at the special meeting.

      Authorized But Unissued Shares

      The authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock may enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender, offer, merger or otherwise, and thereby protect the continuity of the Company's management.

                         SHARES ELIGIBLE FOR FUTURE SALE


      Upon completion of this Offering, the Company will have outstanding 3,535,000 shares of Common Stock, without giving effect to shares of Common Stock issuable upon exercise of (i) the Underwriter's Warrants, (ii) the Underwriter's Over-allotment Option, (iii) options granted under the Plan, or
(iv) the Hall and Koprowski Warrants. Of such 3,535,000 shares of Common Stock, 1,285,000 shares, consisting of 1,150,000 shares to be sold by the Company in this Offering and the 135,000 Bridge Shares (plus any additional shares sold upon the exercise of the Underwriter's Over-allotment Option), will be freely tradeable without restriction or further registration under the Act, except for any shares held by "affiliates" of the Company within the meaning of the Act which shares will be subject to the resale limitations of Rule 144 promulgated under the Act. The Bridge Investors have agreed with the Underwriter not to sell or otherwise dispose of any of the Bridge Shares for a period of twelve months after the date of the consummation of the Offering. The Underwriter may, in its sole discretion, and at any time without notice, release all or any portion of the shares owned by the Bridge Investors from such restrictions.


     The remaining 2,250,000 Restricted Shares were issued by the Company in private transactions in reliance upon one or more exemptions contained in the Act. 450,000 of the Restricted Shares were issued in connection with a private placement transaction completed in April 1996 and the 1,800,000 Founders' Shares were issued to the founders of the Company in December 1995. The Restricted Shares are deemed to be "restricted securities" within the meaning of Rule 144 promulgated pursuant to the Act and may be publicly sold only if registered under the Act or sold pursuant to exemptions therefrom. Because none of the Restricted Shares will have been held for more than two years as of the date of this Prospectus, none of such shares are eligible for public sale in accordance with the requirements of Rule 144, as described below. In addition, the holders of the Founders' Shares have agreed with the Underwriter not to sell or otherwise dispose of such shares for a period of eighteen months after the date of the consummation of the Offering.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated with an affiliate), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the common stock is quoted on Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares of the Company for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. The Commission is currently considering a proposal to reduce the Rule 144 holding period for restricted securities to one year.


      The Company intends to file a registration statement under the Securities Act to register shares of Common Stock reserved for issuance under the Plan, thereby permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act. The Company has reserved up to 375,000 shares of Common Stock for issuance under the Plan. As of the date of this Prospectus, options to purchase 95,000 of such reserved shares of Common Stock were outstanding under the Plan. See "Management--1996 Incentive and Non-Qualified Stock Option Plan."


        Prior to this Offering, there has been no public market for the Common Stock, and no predictions can be made as to the effect, if any, that sales of the Common Stock will have on the market price of such securities from time to time. Sales of substantial amounts of the Company's securities in the public market could have a significant adverse effect on prevailing market prices and could impair the Company's future ability to raise capital through the sale of its equity securities. See "Risk Factors--Shares Eligible for Future Sale."

                     CONCURRENT REGISTRATION OF COMMON STOCK

      The 135,000 Bridge Shares are also being registered in connection with this Offering and are covered by a Bridge Investors Prospectus included in the Registration Statement of which this Prospectus forms a part. Such shares have been included in the Registration Statement of which this Prospectus forms a part. The Bridge Shares were issued to the Bridge Investors in connection with the Company's Bridge Financing completed in August 1996, in which the Company agreed to register the underlying shares concurrently with this Offering and pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of counsel). The Company also agreed to maintain an effective registration statement and current prospectus covering the issuance and public sale of the Bridge Shares for a period of 18 months from the consummation of this Offering. None of the Bridge Investors holding the Bridge Shares has ever held any position or office with the Company or had any other material relationship with the Company. The Company will not receive any proceeds from the sale of shares by the Bridge Investors.

        The Bridge Shares may, commencing twelve months from the date of this Prospectus or earlier with the consent of the Underwriter, be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Such shares offered hereby may be sold by one or more of the following methods, without limitation:
(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Bridge Investors may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Bridge Investors in amounts to be negotiated. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

                                  UNDERWRITING


      The Company has agreed to sell, and the Underwriter has agreed to purchase from the Company, 1,150,000 shares of Common Stock. The underwriting agreement between the Company and the Underwriter (the "Underwriting Agreement") provides that the obligations of the Underwriter are subject to certain conditions precedent. The Underwriter is committed to purchase all of the Common Stock offered hereby if any are purchased (other than those covered by the Underwriter's Over-allotment Option described below) at the offering price less an underwriting discount or commission equal to ten percent (10%).


      The Underwriter has advised that it proposes initially to offer the 1,150,000 shares of Common Stock to the public at the initial public offering prices set forth on the cover page of this Prospectus and that it may allow to selected dealers who are members of the NASD concessions not in excess of $______ per share of Common Stock, of which not more than $_______ per share of Common Stock may be re-allowed to certain other dealers.

      After the initial public offering, the offering price and other selling terms may be changed by the Underwriter. The Underwriter has advised the Company that the Underwriter does not intend to confirm sales to any accounts over which it exercises discretionary authority.

      The Underwriting Agreement provides further that the Underwriter will receive from the Company a non-accountable expense allowance of 3% of the gross proceeds of the Offering (including all securities sold by the Company upon exercise of the Underwriter's Over-allotment Option), of which $50,000 has been paid by the Company to date. The Company has also agreed to pay all expenses in connection with qualifying the shares of Common Stock offered hereby for sale under the laws of such states as the Underwriter may designate, including expenses of counsel retained for such purpose by the Underwriter.

      Pursuant to the Underwriter's Over-allotment Option, which is exercisable for a period of 45 days after the closing of the Offering, the Underwriter may purchase up to 172,500 shares of Common Stock solely to cover over-allotments.


      The Company has agreed to sell to the Underwriter, for nominal consideration, the Underwriter's Warrants to purchase 115,000 shares of Common Stock. The Underwriter's Warrants will be nonexercisable for one year after the date of this Prospectus. Thereafter, for a period of four years, the Underwriter's Warrants will be exercisable at an amount equal to 155% of the offering price of the Common Stock sold in this Offering. The Underwriter's Warrants are not transferable for a period of one year after the date of this Prospectus, except to officers of the Underwriter, members of the selling group and their officers and partners. The Company has also granted certain demand and "piggyback" registration rights to the holders of the Underwriter's Warrants.


      For the life of the Underwriter's Warrants, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Common Stock with a resulting dilution in the interest of other stockholders. Further, such holders may be expected to exercise the Underwriter's Warrants at a time the Company would in all likelihood be able to obtain equity capital on terms more favorable than those provided in the Underwriter's Warrants.

      The Company has agreed, for a period of 18 months after the date of this Prospectus, not to issue any shares of Common Stock or preferred stock, or any warrants, options or other rights to purchase Common Stock or preferred stock, without the prior written consent of the Underwriter. Notwithstanding the foregoing, the Company may issue shares of Common Stock (i) upon exercise of any stock options issued pursuant to the Plan, (ii) upon exercise of any warrants or convertible securities outstanding on the date hereof or to be outstanding upon closing of the Offering as described herein, or (iii) in connection with the hiring or retention of key employees, consultants or outside directors. The holders of the Founders' Shares and the Bridge Shares have agreed not to sell or otherwise dispose of any shares of Common Stock for a period of eighteen months (twelve months in the case of the Bridge Shares) after the date of the consummation of the Offering, without the consent of the Underwriter. The Underwriter may grant permission to sell Bridge Shares prior to twelve months, upon the request of a Bridge Investor, in the event the Underwriter determines such sale would not have an adverse effect upon the overall market or price for the Common Stock. The Underwriter has occasionally granted such relief in its prior offerings. At the present time, no Bridge Investor has requested such relief.


      The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against liabilities in connection with the Offering, including liabilities under the Securities Act.

      The Company has agreed that upon closing of the Offering it will, for a period of not less than two years, engage a designee of the Underwriter as advisor to the Board. In addition and in lieu of the Underwriter's right to designate an advisor, the Company has agreed, if requested by the Underwriter during such two-year period, to nominate and use its best efforts to cause the election of a designee of the Underwriter as a director of the Company. The Underwriter has not yet designated any such person.

      The Underwriter intends to act as a market maker for the Common Stock after the closing of the Offering.

      The Company has agreed to retain the Underwriter as a consultant at an annual fee of $36,000 for a three-year period commencing on the closing of the Offering. The entire fee ($108,000) is payable at the closing of the Offering. Pursuant to this agreement, the Underwriter will be obligated to provide general financial advisory services to the Company on an as-needed basis with respect to possible future financing or acquisitions by the Company and related matters. The agreement does not require the Underwriter to provide any minimum number of hours of consulting services to the Company.

      The Underwriter acted as placement agent for the Company pursuant to the Bridge Financing and received a commission of $60,000 for its services and a non-accountable expense allowance of $22,500.


      Steven Oliveira, an employee of the Underwriter, is a member of, and has a substantial interest in, CSO which beneficially owns an aggregate of 1,211,250 shares of Common Stock (representing 50.16% of the outstanding Common Stock) of the Company. As a result, this Offering is being conducted in accordance with the applicable provisions of Section 2720 of the NASD Rules of Conduct. Accordingly, the initial public offering price can be no higher than that recommended by a "qualified independent underwriter" meeting certain standards. GKN Securities Corp. ("GKN") served as qualified independent underwriter in connection with this Offering. GKN has assumed the responsibilities of acting as qualified independent underwriter in pricing the Offering, has performed due diligence with respect to the information contained herein and has participated in preparing the Registration Statement. In its role as qualified independent underwriter, GKN will receive an aggregate fee from the Underwriter of $65,000, $15,000 of which has been paid and $50,000 of which is to be paid upon consummation of the Offering. GKN will also be reimbursed $20,000 for its expenses incurred in connection with its participation in the Offering.


      The initial public offering price of the shares of Common Stock offered hereby and was established by negotiation between the Company and the Underwriter and does not necessarily bear any direct relationship to the

Company's assets, earnings, book value per share or other generally accepted criteria of value. Factors considered in determining the offering price of the shares of Common Stock included the business in which the Company is engaged, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets and the demand for similar securities of comparable companies.

      The foregoing includes a summary of the principal terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                  LEGAL MATTERS

      The validity of the securities offered by this Prospectus will be passed upon for the Company by Eilenberg & Zivian, New York, New York. Eilenberg & Zivian has represented CSO Ventures LLC, a principal stockholder of the Company, in connection with certain legal matters. Schneck Weltman Hashmall & Mischel LLP, New York, New York, has acted as counsel to the Underwriter with respect to certain legal matters related to this Offering.

                                     EXPERTS


      The financial statements of the Company as of December 31, 1995 and 1996, for the period from inception (December 28, 1995) through December 31, 1995, for the year ended December 31, 1996, and for the period from inception through December 31, 1996 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to such financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                              AVAILABLE INFORMATION

      The Company has filed a Registration Statement on Form SB-2 under the Act with the Securities and Exchange Commission with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto: certain portions have been omitted pursuant to rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge, at the Public Reference Facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, 1400 Citicorp Center, 500 West Madison, Chicago, Illinois 60661; and 7 World

Trade Center, New York, New York 10048 and copies of all or any part thereof may be obtained upon payment of the fees prescribed by the Commission. Electronic registration statements made through the Electronic Data Gathering, Analysis and Retrieval System are publicly available through the Commissions's World Wide Web site at http://www.sec.gov.

                                    GLOSSARY



antibiotic - a substance, such as penicillin or streptomycin, produced by or derived from certain fungi, bacteria, and other organisms, that can destroy or inhibit the growth of other microorganisms. Antibiotics are widely used in the prevention and treatment of infectious diseases.



antigen - a substance that when introduced into the body stimulates the production of an antibody. Antigens include toxins, bacteria, foreign blood cells, and the cells of transplanted organs.



antiviral - destroying or inhibiting the growth and reproduction of viruses: an antiviral drug.



B cell - a type of lymphocyte that plays a major role in the body's humoral immune response. When stimulated by a particular foreign antigen, these lymphocytes differentiate into plasma cells that synthesize the antibodies that circulate in the blood and react with the specific antigens. Also called B lymphocyte.



glycoprotein - any of a group of conjugated proteins that contain a carbohydrate as the nonprotein component.



HIV - a retrovirus that causes AIDS. HIV was formerly known as HTLV-III.



HTLV-I - human T-cell leukemia virus type 1 belongs to the oncovirus subfamily of human retrovirus and has been associated with leukemia, neurologic disease and certain other clinical disorders.



HTLV-2 - human T-cell leukemia virus type 2 belongs to the oncovirus subfamily of human retrovirus and has been associated with a neurological disorder resembling multiple sclerosis.




immune response - an integrated bodily response to an antigen, especially one mediated by lymphocytes and involving recognition of antigens by specific antibodies or previously sensitized lymphocytes.



immunogenic - producing an immune response; antigenic.



immunomodulator - a compound capable of altering the immune response, by either enhancement or suppression.



immunosuppression - suppression of the immune response, as by drugs or radiation, in order to prevent the rejection of grafts or transplants or control autoimmune diseases. Also called immunodepression.




leukemia - any of various acute or chronic neoplastic diseases of the bone marrow in which unrestrained proliferation of white blood cells occurs, usually accompanied by anemia, impaired blood clotting, and enlargement of the lymph nodes, liver, and spleen.



lymphocyte - any of the nearly colorless cells formed in lymphoid tissue, as in the lymph nodes, spleen, thymus, and tonsils, constituting between 22 and 28 percent of all white blood cells in the blood of a normal adult human being. They function in the development of immunity and include two specific types, B cells and T cells.



pathogen - an agent that causes disease, especially a living microorganism such as a bacterium or fungus.



penicillin - any of a group of broad-spectrum antibiotic drugs obtained from penicillium molds or produced synthetically, most active against gram-positive bacteria and used in the treatment of various infections and diseases.



polymyxin - any of various mainly toxic antibiotics derived from strains of the soil bacterium Bacillus polymyxa and used to treat various infections with gram-negative bacteria.




protease - any of various enzymes, including the proteinases and peptides, that catalyze the hydrolytic breakdown of proteins.



provirus - the precursor or latent form of a virus that is capable of being integrated into the genetic material of a host cell and being replicated with it.



recombinant DNA - genetically engineered DNA prepared by transplanting or splicing genes from one species into the cells of a host organism of a different species. Such DNA becomes part of the host's genetic makeup and is replicated.



retrovirus - any of a group of viruses, many of which produce tumors, that contain RNA and reverse transcriptase, including the virus that causes AIDS.



reverse transcriptase - a polymerase that catalyzes the formation of DNA on an RNA template, found in oncogenic viruses containing RNA, especially the retroviruses.



SCID - severe combined immunodeficiency.



SIV - simian immunodeficiency virus; like HIV, belongs to the lentivirus subfamily of human retroviruses and causes an aids-like illness in various species of monkeys.



seropositive - showing a positive reaction to a test on blood serum for a disease; exhibiting seroconversion.



subunit vaccine - a vaccine consisting of purified or semi-purified components of an infectious organism for which protection is desired.




T cell - a principal type of white blood cell that completes maturation in the thymus and that has various roles in the immune system, including the identification of specific foreign antigens in the body and the activation and deactivation of other immune cells. Also called T lymphocyte.



tetracycline - a yellow crystalline compound, C22H24N2O8, synthesized or derived from certain microorganisms of the genus Streptomyces and used as a broad-spectrum antibiotic.



transgenic - carrying genes transferred from another species or breed: a transgenic animal; transgenic chickens.



vaccine - a preparation of a weakened or killed pathogen, such as a bacterium or virus, or of a portion of the pathogen's structure that upon administration stimulates antibody production against the pathogen but is incapable of causing severe infection.



virocide - a compound, either natural or synthetic, designed to kill a virus.

                             VIROLOGIX CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)
                         INDEX TO FINANCIAL STATEMENTS


                                                                          Page


Report of Independent Accountants                                          F-2

Balance Sheet as of December 31, 1995 and 1996                             F-3

Statementof Operations for the period from December 28, 1995
         (inception) through December 31, 1995, for the year ended
         December 31, 1996 and for the period from inception
         through December 31, 1996                                         F-4

Statement of Changes in Stockholders' Equity for the period from
         inception through December 31, 1996                               F-5

Statement of Cash Flows for the period from inception through
         December 31, 1995, for the year ended December 31, 1996
         and for the period from inception through December 31, 1996       F-6

Notes to Financial Statements                                              F-7

Report of Independent Accountants


February 14, 1997


To the Board of Directors and Stockholders of Virologix Corporation


In our opinion, the accompanying balance sheet and related statements of operations, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of Virologix Corporation (a development stage company) at December 31, 1995 and 1996, and the results of its operations for the period from inception (December 28, 1995) through December 31, 1995, for the year ended December 31, 1996 and for the period from inception through December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company and has suffered operating losses since inception. These and other factors, as discussed in Note 1, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE LLP

Virologix Corporation
(A development stage company)

Balance Sheet
-------------------------------------------------------------------------------

                                                               December 31,        December 31,
                                                                  1995                1996
                                                               -----------         -----------
Assets

Current assets
   Cash and cash equivalents                                   $      --           $   286,814
   Deferred offering costs (Note 2)                                   --               188,552
   Prepaid sponsored research                                         --                35,750
   Deferred debt issuance costs, net of
     accumulated amortization of $12,154
     at December 31, 1996 (Note 3)                                    --                24,308
                                                               -----------         -----------
       Total current assets                                           --               535,424

Other assets                                                         1,455                 609
                                                               -----------         -----------

       Total assets                                            $     1,455         $   536,033
                                                               ===========         ===========

Liabilities and Stockholders' Equity

Current liabilities
   Bridge notes, net of unamortized debt
     discount of $324,000 (Note 3)                             $      --           $   426,000
   Accounts payable and accrued expenses                             2,455              68,997
   Accrued interest                                                   --                25,000
                                                               -----------         -----------
       Total current liabilities                                     2,455             519,997
                                                               -----------         -----------

Commitments and contingencies                                         --                  --

Stockholders' equity
   Preferred stock ($.0001 par value, 10,000,000
     shares authorized, none issued and
     outstanding)                                                     --                  --
   Common stock ($.0001 par value, 25,000,000
     shares authorized, 1,800,000 and 2,385,000
     shares issued and outstanding at December 31, 1995
     and 1996, respectively)(Note 4)                                   180                 239

   Additional paid-in capital                                        1,020           1,215,405
   Stock subscriptions outstanding                                  (1,200)               --
   Deficit accumulated during the development stage                 (1,000)         (1,199,608)
                                                               -----------         -----------
       Total stockholders' equity (deficit)                         (1,000)             16,036
                                                               -----------         -----------
       Total liabilities and stockholders' equity              $     1,455         $   536,033
                                                               ===========         ===========


The accompanying notes are an integral part of these financial statements.

Virologix Corporation
(A development stage company)

Statement of Operations
------------------------------------------------------------------------------

                                                      December 28,           Year            December 28,
                                                   1995 (inception)         Ended          1995 (inception)
                                                      to December          December           to December
                                                       31, 1995            31, 1996            31, 1996
                                                      -----------         -----------         -----------
Operating expenses
   General and administrative (including
     amounts to related parties of $558,231
     for the year ended December 31, 1996)            $     1,000         $   669,662         $   670,662
   Research and development (including amounts
     to related parties of $124,815 for the
     year ended December 31, 1996)                           --               349,715             349,715
                                                      -----------         -----------         -----------
       Total operating expenses                             1,000           1,019,377           1,020,377
                                                      -----------         -----------         -----------
Other income (expense)
   Interest income                                                              7,769               7,769
   Interest expense                                          --              (187,000)           (187,000)
                                                      -----------         -----------         -----------
       Total other income (expense)                          --              (179,231)           (179,231)
                                                      -----------         -----------         -----------
       Net loss                                       $    (1,000)        $(1,198,608)        $(1,199,608)
                                                      ===========         ===========         ===========
       Net loss per common share                             --           $      (.49)
                                                      ===========         ===========
       Weighted average number of shares
         outstanding                                    2,322,531           2,438,695
                                                      ===========         ===========


The accompanying notes are an integral part of these financial statements

Virologix Corporation

(A development stage company)

Statement of Changes in Stockholders' Equity
-------------------------------------------------------------------------------

                                                                                                        Deficit
                                                                                                      accumulated
                                                                          Additional       Stock        during the        Total
                                                    Common Stock           paid-in    subscriptions   development    stockholders'
                                                Shares      Par value      capital     outstanding       stage     equity (deficit)
                                              -----------  -----------   -----------   -----------    -----------    -----------
   Issuance of common stock at
     inception                                  1,800,000  $       180   $     1,020   $    (1,200)

    Net loss                                                                                           $    (1,000)   $    (1,000)
                                              -----------  -----------   -----------   -----------    -----------    -----------

Balances at December 31, 1995                   1,800,000          180         1,020        (1,200)        (1,000)        (1,000)

   Net proceeds from issuance
     and sale of common stock                     450,000           45       748,221          --             --          748,266

   Issuance of compensatory warrants                 --           --          47,300          --             --           47,300

   Net proceeds from issuance of
     common stock in conjunction with
     Bridge Notes                                 135,000           14       418,864          --             --          418,878

   Receipt of stock subscriptions outstanding        --           --            --           1,200           --            1,200

   Net loss                                          --           --            --            --       (1,198,608)    (1,198,608)
                                              -----------  -----------   -----------   -----------    -----------    -----------

Balances at December 31, 1996                   2,385,000  $       239   $ 1,215,405   $      --      $(1,199,608)   $    16,036
                                              ===========  ===========   ===========   ===========    ===========    ===========


The accompanying notes are an integral part of these financial statements.

Virologix Corporation
(A development stage company)

Statement of Cash Flows
-------------------------------------------------------------------------------

                                                   December 28,       Year       December 28,
                                                1995 (inception)     Ended     1995 (inception)
                                                   to December      December     to December
                                                    31, 1995        31, 1996      31, 1996
                                                   -----------    -----------    -----------
Cash flows from operating activities:
   Net loss                                        $    (1,000)   $(1,198,608)   $(1,199,608)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Amortization of debt issuance costs                  --           12,154         12,154
     Amortization of debt discount                        --          162,000        162,000
     Non-cash compensation expense                        --           47,300         47,300
     Changes in assets and liabilities:
       Prepaid sponsored research                         --          (35,750)       (35,750)
       Other assets                                     (1,455)           846           (609)
       Accounts payable and accrued expenses             2,455         66,542         68,997
       Accrued interest                                   --           25,000         25,000
                                                   -----------    -----------    -----------
         Net cash used in operating activities            --         (920,516)      (920,516)
                                                   -----------    -----------    -----------
Cash flows from financing activities:
   Net proceeds from issuance of common stock             --          748,266        748,266
   Net proceeds from issuance of bridge notes
     and common stock                                     --          646,416        646,416
   Receipt of stock subscriptions outstanding             --            1,200          1,200
   Deferred offering costs                                --         (188,552)      (188,552)
                                                   -----------    -----------    -----------
         Net cash provided from financing
           activities                                     --        1,207,330      1,207,330
                                                   -----------    -----------    -----------

Net increase in cash and cash equivalents                 --          286,814        286,814
Cash and cash equivalents, beginning of period            --             --             --
                                                   -----------    -----------    -----------
Cash and cash equivalents, end of period           $      --      $   286,814    $   286,814
                                                   ===========    ===========    ===========


There were no cash payments for interest or income taxes for the periods ended December 31, 1995 and 1996.

The accompanying notes are an integral part of these financial statements.

Virologix Corporation
(A development stage company)

Notes to Financial Statements
December 31, 1995 and 1996
-------------------------------------------------------------------------------


1.   Organization and Basis of Presentation

     Organization

     Virologix Corporation (the "Company") was incorporated in the State of Delaware on December 28, 1995. The Company is engaged in the research and development of vaccines and therapeutics for viral diseases and the development of animal models of human viral diseases for use in pharmaceutical discovery. The Company's technologies are licensed from third parties and the Company depends on third parties to conduct research on its behalf pursuant to research and consulting agreements.

     Basis of presentation

     The Company's activities since inception have consisted primarily of sponsoring research and development, performing business and financial planning, preparing and filing patent applications, and raising capital. Accordingly, the Company is considered to be a development stage company and will require additional financing to achieve commercialization of its technologies.


     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. Since inception, the Company has incurred cumulative net operating losses of $1,199,608 and expects to incur substantial additional losses in completing the commercialization of its technologies. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is dependant upon its ability to generate sufficient cash flow to meet its obligations as they come due. Management is actively pursuing various options which include securing additional equity financing through an initial public offering and believes that sufficient funding will be available to meet its planned business objectives. In June 1996, the Company entered into a non-binding letter of intent with an underwriter to sell shares of the Company's common stock in an initial public offering (the "IPO") pursuant to the Securities Act of 1933. The financial statements do not include any adjustments relating to the recoverability of the carrying amount of recorded assets or the amount of liabilities that might result from the outcome of these uncertainties.


2.   Summary of Significant Accounting Policies


     Cash equivalents

     Cash equivalents consist of short term, highly liquid investments, with original maturities of less than three months when purchased and are stated at cost. Interest is accrued as earned.

Virologix Corporation
(A development stage company)

Notes to Financial Statements
December 31, 1995 and 1996
-------------------------------------------------------------------------------


     Deferred offering costs

     In connection with the Company's proposed IPO, the Company has incurred certain costs which have been deferred. In the event the proposed IPO is not consummated the deferred offering costs will be expensed.

     Deferred debt issuance costs

     Deferred debt issuance costs consist of costs associated with the issuance of the bridge notes (see Note 3). These costs are amortized on a straight-line basis over the term of the underlying debt instrument.

     Research and development

     Research and development costs are expensed as incurred and include costs of third parties who conduct research and development, pursuant to development and consulting agreements, on behalf of the Company.

     Income taxes

     Income taxes are accounted for under the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

     Net loss per common share

     Net loss per common share is computed using the weighted average number of common shares and common share equivalents assumed to be outstanding during the period. Common share equivalents consist of the Company's common shares issuable upon exercise of stock options and outstanding warrants. Pursuant to the requirements of the Securities and Exchange Commission, stock options granted and warrants and shares issued by the Company within one year of the date of the initial public offering at prices below the proposed offering price have been included in the calculation of weighted average shares outstanding as if they were outstanding for all periods presented using the treasury stock method.

     Accounting estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Virologix Corporation
(A development stage company)

Notes to Financial Statements
December 31, 1995 and 1996
-------------------------------------------------------------------------------


     Fair value of financial instruments

     The carrying value of cash and cash equivalents, and accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments. The carrying value of the bridge notes, net of debt discount, approximates fair value due to the risk associated with the bridge notes and terms currently available to the Company for similar transactions.

3.   Bridge Financing

     In August 1996, in contemplation of its proposed initial public offering, the Company issued bridge notes in the principal amount of $750,000 for which the Company received proceeds, net of offering costs, of $646,416. The bridge notes bear interest at a rate of 8% per annum and are due and payable, together with accrued but unpaid interest, upon the earliest of
     (a) October 31, 1997, (b) the closing of an initial public offering of the Company's common stock pursuant to the Securities Act of 1933, or (c) the closing of any transaction in which any of the Company's securities are exchanged for securities of an issuer required to file reports pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934. In conjunction with the issuance of the bridge notes, the Company granted the purchasers of such notes 135,000 shares of common stock. The Company has valued the shares at $486,000 ($3.60 per share), which is being accounted for as a debt discount and amortized on a straight-line basis over the fifteen month term of the notes.

     The offering costs, in the amount of $103,584, incurred by the Company in connection with the bridge financing, have been allocated to the bridge notes and common stock based upon their respective fair values. Offering costs of $67,122 have been allocated to common stock and recorded as a reduction in paid-in capital. Offering costs of $36,462 have been allocated to the bridge notes and recorded as deferred debt issuance costs and are being amortized over the fifteen month term of the bridge notes. Upon completion of the Company's planned IPO and repayment of the bridge notes from the net proceeds of the offering, the unamortized portion of the debt discount and deferred debt issuance costs will be recognized as an extraordinary loss.

4.   Stockholders' Equity

     In April 1996, the Company completed a private offering of 450,000 shares of its common stock at a price of $1.667 per share, providing gross proceeds of $750,000, and net proceeds, after deducting expenses, of $748,266.

     Stock split

     Effective July 31, 1996, the Company implemented a one for 6.67 reverse stock split (without changing the par value thereof) applicable to all issued and outstanding shares of the Company's common stock. All common shares, stock options and related per share

Virologix Corporation
(A development stage company)

Notes to Financial Statements
December 31, 1995 and 1996
-------------------------------------------------------------------------------


     data, reflected in the accompanying financial statements and notes thereto, have been presented as if such change had occurred at December 28, 1995.

     Stock Option Plan and warrants


     In January 1996, the Company implemented its 1996 Incentive and Non-Qualified Stock Option Plan (the "Plan") whereby options to purchase up to 375,000 shares of the Company's common stock may be granted to employees, consultants and outside directors of the Company. The exercise period for options granted under the plan, except those granted to outside directors, is determined by a committee of the Board of Directors. Stock options granted to outside directors pursuant to the Plan must have an exercise price equal to or in excess of the fair market value of the Company's common stock at the date of grant and become exercisable over a period of three years with a third of the grant being exercisable at the completion of each year of service subsequent to the grant. The fair market value of the Company's common stock is determined by a committee of the Board of Directors. During the year ended December 31, 1996, the Company granted options under the Plan, to employees, to purchase 30,000 shares of its common stock, at an exercise price of $1.667 per share. All such grants were outstanding at December 31, 1996 and were eligible for exercise. There were no grants to outside directors during the year ended December 31, 1996.



     The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plan. During the year ended December 31, 1996 no compensation expense has been recognized for 30,000 options issued to employees pursuant to the Plan. Had compensation cost for option grants to employees pursuant to the Company's stock option plans been determined based upon the fair value at the grant date for awards under the plan consistent with the methodology prescribed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net loss and net loss per share would have been increased by approximately $7,200 or less than $.01 per share.



     In May 1996, the Company granted options, which were exercisable upon grant, to purchase 168,750 shares of its common stock, at an exercise price of $1.667 per share, to a consultant who is a shareholder. In February 1997, the consultant became an employee of the Company. In September 1996, such option grant was terminated and the consultant was issued warrants to purchase 168,750 shares of the Company's stock at an exercise price of $1.667 per share. The warrants were exercisable upon issuance. The Company recognized expense of $47,300 for the year ended December 31 , 1996, based on the fair value of the options at the date of grant of such options, as the terms of warrants are essentially the same as those of the options (See Note 6).

Virologix Corporation
(A development stage company)

Notes to Financial Statements
December 31, 1995 and 1996
-------------------------------------------------------------------------------


     The fair value of the options granted to employees and the warrants granted to the consultant during 1996 ranged from $.24 to $.28 on the date of respective grant using the Black-Scholes option-pricing model assuming
     (a) no dividend yield, (b) a risk free interest rate between 5.26% and 6.19% based on the respective date of grant, (c) no forfeitures, and (d) an expected life of three years. As permitted under the provisions of FAS 123, and based on the historical lack of a public market for the Company's common stock, no factor for volatility has been reflected in the option pricing calculation.

5.   Income Taxes


     The Company has incurred losses since inception which have generated net operating loss carryforwards of approximately $1,151,000 for federal and state income tax purposes. These carryforwards are available to offset future taxable income and expire in 2011 for federal income tax purposes. These losses are subject to limitation on future years utilization should certain ownership changes occur.



     The net operating loss carryforwards result in a noncurrent deferred tax benefit at December 31, 1996 of $460,000. In consideration of the Company's accumulated losses and the uncertainty of its ability to utilize this deferred tax benefit in the future, the Company has recorded a valuation allowance of an equal amount on such date to fully offset the deferred tax benefit amount.



     For the year ended December 31, 1996, the Company's effective tax rate differs from the federal statutory rate principally due to net operating losses and other temporary differences for which no benefit was recorded, state taxes and other permanent differences.


6.   Related Parties

     Consulting agreements


     The Company has entered into a consulting agreement, expiring January 1, 2000, with CSO Ventures LLC (CSO) under which CSO provides the Company with business development, operations and other advisory services. Pursuant to the agreement CSO is paid an annual consulting fee of $120,000. At December 31, 1995 and 1996, CSO owned approximately 49% and 47% of the outstanding common stock of the Company. An Executive Vice President and the Chief Financial Officer of the Company are principals of CSO. The agreement is only cancelable by the Company for cause as defined in the agreement. In addition, an employee of the underwriter of the Company's planned IPO is a principal of CSO. During the year ended December 31, 1996, the Company incurred expense of $120,000 pursuant to the agreement.



     In January 1996, the Company entered into a consulting agreement with a principal shareholder under which the shareholder would provide financial and other advisory

Virologix Corporation
(A development stage company)

Notes to Financial Statements
December 31, 1995 and 1996
-------------------------------------------------------------------------------


     services to the Company. The agreement was terminated effective December 31, 1996. During the year ended December 31, 1996, the Company incurred $120,000 of expense related to the agreement.



     In connection with the development of its licensed technologies the Company entered into a consulting agreement with the scientist who developed such technologies under which the scientist served as the Company's Chief Scientific Advisor. The scientist, who is a stockholder, shall be paid an annual consulting fee of $75,000. The agreement, which commenced in January 1996 and is cancelable by the Company only for cause, as defined in the agreement, had an initial term of two years and provides for automatic renewal of three additional one year periods unless either party notifies the other of its intention not to renew. Research and development expense incurred pursuant to the agreement amounted to $75,000 for the year ended December 31, 1996. During the year ended December 31, 1996, the scientist was issued warrants to purchase 168,750 shares of the Company's common stock, at an exercise price of $1.667 per share (See Note
     4). In February 1997, the Company executed an employment agreement with the scientist with terms identical to those of the consulting agreement.


     Employment agreements


     The Company has an employment agreement, expiring in December 1998, with an Executive Vice President (EVP), who is a principal of CSO, under which the EVP is to be paid minimum annual compensation of $150,000. In addition, the Company granted the EVP options to purchase 15,000 shares of the Company's common stock, at an exercise price of $1.667 per share, upon execution of the agreement. During the term of the agreement, the EVP is to receive annual stock option grants to purchase 15,000 common shares, exercisable at the then current fair market value. Under the provisions of the agreement, the EVP will receive a cash payment equal to 1.5% of the total consideration received by the Company in a transaction resulting in a greater than 50% change in ownership of the outstanding common stock of the Company. The agreement is only cancelable by the Company for cause as defined by the agreement. The Company incurred $159,000 of expense for the year ended December 31, 1996 pursuant to the agreement.



     The Company also has an employment agreement with its Chief Financial Officer, who is a principal of CSO. The terms of the agreement with the Chief Financial Officer are identical to those of the Company's employment agreement with the EVP. The Company incurred $159,000 of expense for the year ended December 31, 1996 pursuant to the agreement.


7.   License Agreement

     In February 1996, the Company entered into a license and research support agreement with a third party. Under the terms of the agreement, the Company has been granted an exclusive world-wide license to make, use and sell products derived from the licensed technologies. In consideration of the license grant, the Company is obligated to pay royalties equal to a specified percentage of net sales of products incorporating the licensed

Virologix Corporation
(A development stage company)

Notes to Financial Statements
December 31, 1995 and 1996
-------------------------------------------------------------------------------


     technologies. In the event the Company sublicenses any technologies covered by the agreement, the third party would be entitled to a significant percentage of the sublicense revenue received by the Company. In addition, the Company is required to make milestone payments, up to $225,000 per product, for each product developed from the licensed technologies.


8.   Subsequent Events


     In January 1997, the Company entered into a three year agreement with a scientific advisor under which the advisor will be paid an annual fee of $10,000 and be issued warrants to purchase 10,000 shares of the Company's Common Stock at an exercise price of $3.00 per share. Warrants to purchase 25% of such shares are exercisable upon issuance and the remaining warrants are exercisable on a pro rate basis on the first, second and third anniversaries of the date of grant.

     Effective February 1997, the Company entered into an employment agreement with its President, under which the President is to be paid minimum annual compensation of $100,000. The agreement, which is cancelable by the Company only for cause, as defined in the agreement, has an initial term of two years and provides for automatic renewal for an additional two years unless either party notifies the other of its intention not to renew. In addition, the Company granted the President options to purchase 50,000 shares of the Company's common stock at an exercise price of $6.00 per share. The options vest and are exercisable on a pro rata basis on the first, second, third and fourth anniversaries of the agreement. In the event that the Company elects not to renew the agreement for the two year renewal period, the President will immediately vest in 50% (12,500 options) of the options that would have vested on the third and fourth anniversaries of the agreement.

     In February 1997, the Company granted a member of its Board of Directors options to purchase 15,000 shares of the Company's common stock at an exercise price of $6.00 per share. The options vest and are exercisable on a pro rata basis on the first, second and third anniversaries of the date of grant.

                [Alternate Page for Bridge Investors Prospectus]



      Preliminary Prospectus, Subject to Completion, February 21, 1997


Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              VIROLOGIX CORPORATION
                         135,000 Shares of Common Stock

      This Prospectus relates to an offering (the "Offering") by certain investors (the "Bridge Investors") of up to 135,000 shares of common stock, par value $.0001 per share (the "Common Stock") of Virologix Corporation (the "Company"). It is anticipated that the Common Stock offered hereby will be offered and sold from time to time in the over-the-counter market or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. See "Bridge Investors and Plan of Distribution."

      Prior to the Offering, there has been no public market for the Common Stock and there can be no assurance that any such market will develop. The Company has applied for quotation of the Common Stock on The Nasdaq SmallCap Market ("Nasdaq") under the trading symbol "____" and has also applied for listing of the Common Stock on the Boston Stock Exchange ("BSE") under the trading symbol "____."

      Concurrent with this Offering, the Company is offering (the "Company Offering") by separate prospectus (the "Company Prospectus") 1,150,000 shares of Common Stock (the"Company Offered Shares"). See "Concurrent Registration of Common Stock."

      The Company has agreed to pay all of the expenses in connection with the registration and sale of the shares being offered by the Bridge Investors (other than brokerage commissions and fees and expenses of counsel). The Company has also agreed to indemnify the Bridge Investors against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").


      The Company is a development stage, biopharmaceutical company which has suffered operating losses since its inception and which has received a going concern opinion from its independent accountants. As of December 31, 1996, the Company had an accumulated deficit of $1,199,608 and a working capital deficit of $197,433. The Company expects to incur substantial additional operating losses in completing the commercialization of its technologies.


   THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF
       RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT SHOULD INVEST. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING
      AN INVESTMENT IN THE COMPANY AND IMMEDIATE SUBSTANTIAL DILUTION, SEE

                 "RISK FACTORS" (PAGE 5) AND DILUTION (PAGE 16)


                          -----------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
          THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
           THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESEN-
                  TATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                  The date of this Prospectus is _______, 1997

                [Alternate Page for Bridge Investors Prospectus]

      No underwriter, dealer, salesperson or other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with this Offering and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that there has not been any change in the information set forth herein or in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any security other than the securities offered hereby, or an offer to sell or solicitation of an offer to buy such securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom such offer or solicitation would be unlawful.

                                ----------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Prospectus Summary........................................................   1
Risk Factors..............................................................   5
Use of Proceeds...........................................................  14
Dilution..................................................................  15
Capitalization............................................................  16
Dividend Policy...........................................................  17
Selected Financial Data...................................................  18
Plan of Operation.........................................................  19
Business..................................................................  21
Management................................................................  31
Principal Stockholders....................................................  36
Certain Transactions......................................................  37
Description of Securities.................................................  38
Shares Eligible for Future Sale...........................................  39
Bridge Investors and Plan of Distribution.................................  40
Concurrent Registration of Common Stock...................................  41
Legal Matters.............................................................  43
Experts...................................................................  43
Available Information.....................................................  43
Glossary..................................................................  44
Index to Financial Statements.............................................  F-1


                                   ----------------

      As of the date of the Company Prospectus, the Company will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such material may also be obtained from the Public Reference Section of the Commission at prescribed rates. The Commission maintains a World Wide Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file such information electronically. The Company's Common Stock will be quoted on Nasdaq and such reports and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street N.W., Washington, D.C., 20006. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

                [Alternate Page for Bridge Investors Prospectus]

                               PROSPECTUS SUMMARY


The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of (a) an over-allotment option granted to Rickel & Associates, Inc. (the "Underwriter") pursuant to the Company Offering (the "Underwriter's Over-allotment Option"), (b) warrants entitling the Underwriter to purchase up to 115,000 shares of Common Stock (the "Underwriter's Warrants") and (c) other outstanding options and warrants to purchase an aggregate of 273,750 shares of Common Stock. For a definition of certain terms used in this Prospectus, see the Glossary commencing on page 44.


                                   The Company

      The Company is a development stage, biopharmaceutical company engaged in the research and development of vaccines and therapeutics for viral diseases and the development of animal models of human viral diseases for use in pharmaceutical discovery. The Company's technologies are licensed from The Rockefeller University ("Rockefeller").


      The Company's vaccine program is focused on human T cell leukemia virus types I and II (HTLV-I and -II), mammalian viruses that infect the T lymphocytes of the human immune system and are associated with a number of severe clinical disorders. An estimated 10 - 20 million people are infected with HTLV-I or HTLV-II worldwide. All blood donated in the United States, Europe and Japan is screened for HTLV-I and HTLV-II contamination.


      High rates of HTLV-I infection occur in a number of geographic regions, including parts of Japan, the Caribbean, South America and Africa. Although the lifetime risk of an infected individual developing a related clinical disorder is small, when disease does develop it is chronic, severe, and sometimes fatal. HTLV-I infection has been linked to adult T cell leukemia, an often fatal malignancy of CD4+ lymphocytes, and to HTLV-associated myelopathy, a severe and incurable neurological disorder resembling multiple sclerosis. HTLV-I infection is endemic in certain areas, where up to 30% of the population may be infected. In Japan alone, as many as two million individuals are thought to be infected, and HTLV-I is the most common cause of fatal leukemia.

      HTLV-II infection has also been linked to serious disease, including HTLV-associated myelopathy. Like HTLV-I, HTLV-II is endemic in certain regions, but with a geographic distribution distinct from HTLV-I. Infection with HTLV-II is considered a significant public health problem in Brazil, Spain, southern Italy, and among intravenous drug users in the United States.



      The Company's vaccine candidates for HTLV-I and HTLV-II have been shown in animal studies to protect against viral infection. The Company expects to begin human clinical trials of its two vaccine candidates in Brazil in 1997.


      The Company's Human Immunodeficiency Virus (HIV) program is focused on identifying human factors required for viral replication. Like the viral proteins that are the targets of currently-used HIV therapeutics, the Company believes that certain molecules within human cells could also represent important molecular targets for the treatment of HIV infection. More immediately, the Company believes such molecules could make possible the development of an animal model of HIV infection.


      The Company has identified one such human factor required for HIV replication. When introduced into mouse cells in tissue culture, this factor allows the virus to replicate and partially complete its life cycle. The Company believes that this is the first demonstration of partial HIV viral replication in a non-human cell line, and is utilizing this factor to develop a transgenic (containing human genes) mouse model of HIV infections. The Company believes that this model, if successful, will make possible for the first time the large scale screening of HIV vaccines and therapeutics in an animal system. Moreover, this model will permit researchers to analyze in fine detail the life cycle of the virus, making possible the development of new and novel agents to treat HIV infection. It is the business strategy of the Company to sell its transgenic mice to pharmaceutical and biotechnology companies engaged in the development of HIV vaccines and therapeutics and to basic researchers engaged in

                [Alternate Page for Bridge Investors Prospectus]

studying the virus.


      The Company evaluates and selects product commercialization strategies on a product-by-product basis. For certain product candidates, the Company intends to independently pursue commercialization opportunities to the fullest extent practicable. To date, the Company has not sought a strategic partnership for its HTLV-I or HTLV-II vaccine candidates and retains all commercial rights. The Company currently intends to develop these vaccine candidates independently through the early stages of clinical testing. The Company is continuing to evaluate the most effective commercialization strategy for its animal model of HIV infection. Depending on the future circumstances of this product development program, the Company may grant product development rights to an established supplier of animals for medical research or may grant rights to the technology, on an exclusive or non-exclusive basis, to established pharmaceutical companies for use in their internal drug and vaccine development efforts. The Company does not currently intend to independently produce or sell animals for use in medical research. The Company sponsors research and development activities at University College, Dublin ("University College") and does not maintain its own research and development facilities.


The Company was incorporated in Delaware in December 1995. The Company's executive offices are located at 666 Third Avenue, New York, New York, 10017, and its telephone number is (212) 681-9195.


                           [Intentionally Left Blank]

                [Alternate Page for Bridge Investors Prospectus]

                                  The Offering

Securities Offered.........   135,000 shares of Common Stock. See "Description
                              of Securities".

Common Stock Outstanding:
  After the Offering(1)....   3,535,000 shares of Common Stock.

Risk Factors...............   The securities offered hereby involve a high
                              degree of risk and substantial immediate dilution to new investors. Only investors who can bear the risk of their entire investment should invest. See
                              "Risk Factors" and "Dilution."

Proposed Nasdaq symbol.....   "____"

Proposed BSE symbol........   "____"

----------

(1) Includes 135,000 shares of Common Stock offered hereby and the Company Offered Shares. Excludes (i) 172,500 shares of Common Stock issuable by the Company upon exercise of the Underwriter's Over-allotment Option in full; (ii) 115,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants; (iii) 375,000 shares of Common Stock reserved for issuance upon the exercise of options granted pursuant to the Plan (options to purchase 95,000 shares of Common Stock, at average exercise prices ranging from $1.67 to $6.00 per share, have been granted and are outstanding under the Plan); (iv) 168,750 shares of Common Stock reserved for issuance upon the exercise of warrants granted to Dr. William Hall, the principal founding scientist of the Company's technologies, at an exercise price of $1.67 per share (the "Hall Warrants"); and (v) 10,000 shares of Common Stock reserved for issuance upon exercise of warrants granted to Dr. Hilary Koprowski, a member of the Company's Scientific Advisory Board, at an exercise price of $3.00 per share (the "Koprowski Warrants"). See "Management--1996 Incentive and Non-Qualified Stock Option Plan," "Management--Scientific Advisors," "Certain Transactions," and "Underwriting."

                [Alternate Page for Bridge Investors Prospectus]

                          Summary Financial Information

The summary financial data set forth below is derived from and should be read in conjunction with the audited financial statements, including the notes thereto, appearing elsewhere in this prospectus.


                                   December 28,                               December 28,
                                   1995 (Date of         Year                 1995 (Date of
                                   Inception) to         Ended                Inception) to
                                   December 31, 1995     December 31, 1996    December 31, 1996
                                   -----------------     -----------------    -----------------
Statement of Operations Data:
Operating Expenses:
  General and administrative........ $  1,000          $       699,662              $ 670,662
  Research and development..........       -                   349,715                349,715
                                        -----                  -------                -------
     Total operating expenses.......    1,000                1,019,377              1,020,377

Interest expense, net.............         -                  (179,231)              (179,231)
                                        -----                 ---------              ---------
     Net loss ...................... $ (1,000)          $   (1,198,608)           $(1,199,608)
                                       =======              ===========            ===========
     Net loss per common share(1)...       -                    $(0.49)
                                        =====                    ======
                                                  December 31, 1996
                                                  -----------------
                                            Actual           As Adjusted(3)
                                            ------           --------------
Balance Sheet Data:
Working capital..........                 $(197,433)           $ 5,318,119
Total assets.............                   536,033              5,459,725
Total liabilities(2).....                   519,997                 68,997
Stockholders' equity.....                    16,036              5,390,728


----------

(1) For information concerning the computation of net loss per common share, see Note 2 of Notes to Financial Statements.



(2) Includes the Bridge Notes in the principal amount of $750,000 net of unamortized debt discount of $324,000.


(3) As adjusted to give effect to (i) the sale of the Company Offered Shares, net of expenses, at an assumed initial offering price of $6.00 per share of Common Stock, (ii) repayment of the Bridge Notes in the principal amount of $750,000 and accrued but unpaid interest thereon, and (iii) the recognition of the unamortized portion of the debt discount and debt issuance costs associated with the Bridge Notes as an extraordinary expense.

for clinical trials or approvals for the manufacturing or marketing of any of its vaccine or drug candidates, that the Company will have sufficient resources to complete the required regulatory review process or that the Company can survive the inability to obtain, or delays in obtaining, such approvals. Even if regulatory approvals are obtained, they may provide for significant limitations on the indicated uses for which a product may be marketed. As with all investigational products, additional government regulations may be promulgated requiring that additional research data be submitted that could delay marketing approval of any of the Company's product candidates. The subsequent discovery of previously unknown complications or the failure to comply with applicable regulatory requirements may result in restrictions on the marketing, or the withdrawal, of products or possible civil or criminal liabilities. In addition, the Company cannot predict whether any adverse government regulation might arise from future administrative actions. See "Business--Government Regulation."


7. Dependence on Others; Collaborations




      The Company's strategy for the research, development and commercialization of its product candidates will require the Company to enter into various arrangements with corporate and academic collaborators, researchers, licensors, licensees and others, and may therefore be dependent upon the subsequent success of these outside parties in performing their responsibilities. The Company currently has a license agreement with Rockefeller and an employment agreement with Dr. Hall. There can be no assurance that the Company will be able to establish other collaborative arrangements or license agreements that the Company deems necessary or acceptable to develop and commercialize its product candidates or that such collaborative arrangements or license agreements will be successful. Moreover, certain of the collaborative arrangements that the Company may enter into in the future may place responsibility for pre-clinical testing and clinical trials and for preparing and submitting applications for regulatory approval for product candidates on the collaborative partner. Should a collaborative partner fail to develop or commercialize successfully any product candidate to which the Company has rights, the Company's business may be adversely affected. See "Business--Licenses and Collaborative Research" and "Certain Transactions."





8. Lack of Manufacturing, Marketing or Sales Capabilities



      The Company has not invested in the development of commercial manufacturing, marketing, distribution or sales capabilities for any of its product candidates. The Company currently lacks the facilities to manufacture its vaccine and drug product candidates in accordance with current Good Manufacturing Practices as prescribed by the FDA or to produce an adequate supply of compounds to meet future requirements for clinical trials. If the Company is unable to develop or contract for manufacturing capabilities on acceptable terms, the Company's ability to conduct preclinical and human clinical testing will be adversely affected, resulting in delays in the submission of products for regulatory approval and in the initiation or new development programs, which in turn could materially impair the Company's competitive position and the possibility of achieving profitability.



      The Company is continuing to evaluate the most effective commercialization strategy for its animal model of HIV infection. The Company does not currently intend to independently produce or sell animals for use in medical research. The Company does not have facilities for the commercial production of animals for use in medical research and has not yet sought to contract with third parties for their production. If the Company is unable to develop or contract for manufacturing capabilities on acceptable terms, the Company's ability to commercialize animals for use in medical research will be adversely affected, which in turn could materially impair the Company's competitive position and the possibility of achieving profitability. See "Business--Business Strategy."



      The Company will need to hire additional personnel skilled in clinical testing, regulatory compliance, marketing and sales as it develops products with commercial potential. There can be no assurance that the Company will be able to acquire, or establish third-party relationships to provide any or all of these resources.

9. Technologies Subject to Licenses



      As a licensee of certain research technologies, the Company has a license agreement with Rockefeller wherein the Company has acquired exclusive rights to develop and commercialize such research technologies. Dr. Hidehiro Takahashi, a research scientist at the National Institute of Health, Tokyo, Japan, is a co-inventor of certain of such technologies and joined in the license grant to the Company. The agreement generally requires the Company to pay royalties on sales of products developed from the licensed technologies and fees on revenues from sublicensees, where applicable, and the Company is responsible for certain milestone payments and for the costs of filing and prosecuting patent applications. Should the Company default on its obligations to Rockefeller under the license agreement, its license would terminate, which would have a material adverse on the Company's operations and prospects. See "Business--Licenses and Collaborative Research."



10. Uncertainty Regarding Patents and Proprietary Information



      The Company's commercial success will depend, in part, on its ability, and the ability of any licensor(s) to obtain protection for its products and technologies, both in the United States and in other countries. The patent positions of pharmaceutical and biotechnology firms can be highly uncertain and involve complex legal and factual issues, making it difficult to predict the breadth of claims which would be found allowable in any particular case. At the present time, the Company is licensed under two United State patent applications, one relating to its animal model for HIV infection, and another relating to its vaccine candidates for HTLV-I and -II. There can be no assurance that either of these patent applications, or any patent applications which the Company may acquire in the future, will issue as patents, that any such issued patents will afford adequate protection to the Company or not be challenged, invalidated, circumvented, or infringed, or that any rights granted under any such patents will afford competitive advantages to the Company. To protect its rights to its patent applications and/or patents, the Company may be required to participate in interference proceedings before the United States Patent and Trademark Office to determine the priority of invention and the right to a patent, which could result in substantial cost to the Company.



      The Company will also rely on trade secrets, know-how and continuing technological advancement in seeking to achieve a competitive position. No assurance can be given that the Company's trade secrets will not otherwise become known, or be independently discovered by, competitors.



      The Company's success further will depend, in part, on its ability to operate without infringing the proprietary rights of others. There can be no assurance that the Company's activities will not infringe patents owned by others. The Company could incur substantial costs in defending itself in suits brought against it or any licensor. Should the Company's products or technologies be found to infringe patents issued to third parties, the manufacture, use and sale of the Company's products could be enjoined and the Company could be required to pay substantial damages. In addition, the Company, in connection with the development and use of its products and technologies, may be required to obtain licenses to patents and other proprietary rights of third parties. No assurance can be given that any licenses required under any such patents or proprietary rights would be made on terms acceptable to the Company, if at all. Failure to obtain such licenses may have a material adverse effect on the Company. See "Business--Patents and Proprietary Rights."



11. Technological Change; Competition and Market Risk



      The biopharmaceutical industry is characterized by rapid and significant technological change. The Company's success will depend on its ability to develop and apply its multiple technologies in the design and development of its product candidates and to establish and maintain a market for its product candidates. There also are many companies, both public and private, including major pharmaceutical and chemical companies, specialized biotechnology firms, universities and other research institutions engaged in developing pharmaceutical and biotechnology products. Many of these companies have substantially greater financial, technical, research and development, and human resources than the Company. Competitors may develop products or

                [Alternate Page for Bridge Investors Prospectus]


other technologies that are more effective than any that are being developed by the Company or may obtain FDA approval for products more rapidly than the Company. If the Company commences commercial sales of products, it still must compete in the manufacture and marketing of such products, areas in which the Company has no experience. Many of these companies also have manufacturing facilities and established marketing capabilities that would enable such Companies to market competing products through existing channels of distribution. As a result, there can be no assurance that the Company's product candidates will be successfully developed into drugs that can be administered to humans or that any such drugs or therapies will prove to be safe and effective in clinical trials or cost-effective to manufacture. Further, any product candidates developed by the Company may prove to have adverse side effects. See "Business--Competition."



12. Uncertainty of Pharmaceutical Pricing; Healthcare and Related Matters




      The levels of revenues and profitability of pharmaceutical companies may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of healthcare through various means. For example, in certain foreign markets, pricing of prescription pharmaceuticals is subject to governmental control. In the United States, there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement similar government control. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for healthcare goods and services may take in response to any healthcare reform or legislation.




      The Company cannot predict the effect that healthcare reforms may have on its business, and there can be no assurance that any such reforms will not have a material adverse effect on the Company. Further, to the extent that such proposals or reforms have a material adverse effect on the business, financial condition and profitability of other pharmaceutical companies that are prospective collaborators for certain of the Company's potential products, the Company's ability to commercialize its product candidates may be adversely affected. In addition, in both the United States and elsewhere, sales of prescription medical products are dependent in part on the availability of reimbursement to the consumer from third party payors, such as government and private insurance plans. Third party payors can indirectly affect the pricing or the relative attractiveness of the Company's product candidates by regulating the maximum amount of reimbursement that they will provide for the Company's product candidates or by denying reimbursement. There can be no assurance that, if and when marketed, the Company's product candidates will be considered cost-effective by third party payors, that reimbursement will be available or, if available, that such third party payors' reimbursement policies will not adversely affect the Company's ability to sell its product candidates on a profitable basis. Limitations on, or failure to obtain, reimbursement for use of the Company's product candidates and changes in government and private third party payors' policies toward reimbursement could have a material adverse effect on the Company's ability to market its product candidates.



13. Dependence on Qualified Personnel and Consultants; Need for Additional Personnel



      The Company's success is highly dependent on its ability to attract and retain qualified scientific and management personnel. The Company is highly dependent on its management and consultants, including Dr. William W. Hall. The loss of the services of Dr. Hall or other personnel or consultants could have a material adverse effect on the Company's operations. Two of the Company's officers, Dr. Joshua Schein and Judson Cooper, are also officers of SIGA Pharmaceuticals, Inc. and Callisto Pharmaceuticals, Inc., privately held development stage pharmaceutical companies, and devote substantial amounts of their time to the three companies on a substantially equal basis. Although the Company has entered into employment agreements with Mr. Golikov, President of the Company, Dr. Schein, Mr. Cooper and Dr. Hall, any of such persons may terminate his employment arrangement with the Company at any time and on short notice. Accordingly, there can be no assurance that these employees will remain associated with the Company. The loss of the services of the principal members of the Company's personnel or consultants may impede the Company's ability to commercialize its product candidates.

                [Alternate Page for Bridge Investors Prospectus]


      The Company's planned activities may require additional expertise in areas such as pre-clinical testing, clinical trial management, regulatory affairs, manufacturing and marketing. Such activities may require the addition of new personnel and the development of additional expertise by existing management personnel. The Company faces intense competition for such personnel from other companies, academic institutions, government entities and other organizations, and there can be no assurance that the Company will be successful in hiring or retaining qualified personnel. The inability of the Company to develop additional expertise or to hire and retain such qualified personnel could have a material adverse effect on the Company's operations.



14. Potential Product Liability and Availability of Insurance



      The Company's business exposes it to potential liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical products. The use of the Company's drug candidates in clinical trials may expose the Company to product liability claims and possible adverse publicity. These risks will expand with respect to the Company's drug candidates, if any, that receive regulatory approval for commercial sale. Product liability insurance for the biotechnology industry is generally expensive, if available at all. The Company does not have product liability insurance but intends to obtain such coverage if and when its drug candidates are tested in clinical trials. There can be no assurance, however, that the Company will be able to obtain insurance coverage at acceptable costs or in a sufficient amount, if at all, or that a product liability claim would not adversely affect the Company's business, operating results or financial condition.



15. Lack of Research and Development Facilities



      The Company does not maintain its own research and development facilities and does not intend to construct such facilities in the future. The Company sponsors research and development activities at Dr. Hall's laboratory at University College. The Company's research and development efforts, therefore, are dependent upon its continued relationship with Dr. Hall and University College. In the absence of such relationship, the Company would need to develop a new research and development arrangement with a third party, the availability of which there can be no assurance. Any delay in finding suitable research and development facilities would postpone commercialization of the Company's products. See "Business--Business Strategy" and "--Human Resources and Facilities."




16 . No Prior Public Market; Possible Volatility of Stock Price



      Prior to the Company Offering, there has been no public market for the Company's Common Stock. Accordingly, there can be no assurance that an active trading market will develop or be sustained subsequent to the Company Offering. The initial public offering price of the Common Stock will be determined by negotiations between the Company and the Underwriter and may not be indicative of the prices that may prevail in the public market. The Company has applied to have the Common Stock quoted on the Nasdaq, but there is no assurance that the Company's future operating results will enable it to remain eligible for quotation on the Nasdaq. If the Company is unable to satisfy such listing criteria in the future, the Common Stock may be delisted from trading on the Nasdaq and/or the BSE, as the case may be, and consequently an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. The stock market generally, and the biotechnology sector in particular, have experienced and are likely in the future to experience significant price and volume fluctuations which could adversely affect the market price of the Common Stock without regard to the significant fluctuations in response to variations in quarterly operating results, shortfalls in sales or earnings below analyst estimates, stock market conditions and other factors. There can be no assurance that the market price of the Common Stock will not experience significant fluctuations or decline below the initial public offering price.

                [Alternate Page for Bridge Investors Prospectus]

17. Control by Management and Existing Stockholders


      Upon consummation of the Company Offering, the Company's management and existing holders of the Company's stock will, in the aggregate, own beneficially shares having approximately 67.4% of the total voting power of the Company's outstanding stock (without giving effect to the possible exercise of the Underwriter's Over-allotment Option, the Underwriter's Warrants, options granted under the Plan, or the Hall Warrants). As a result, these stockholders, acting together, would be able to effectively control most matters requiring approval by the stockholders of the Company, including the election of all of the directors. See "Principal Stockholders."


18. Potential Conflicts of Interest



      Certain persons who are principal stockholders and executive officers of the Company are involved in various relationships that could result in conflicts between their interests and those of other stockholders of the Company. Dr. Schein and Mr. Cooper have employment arrangements with two other operating companies, one of which is also in the process of making its initial public offering of securities, which could force one or both of them to compromise or divert their business attention from the concerns of the Company from time to time. Additionally, Dr. Schein and Mr. Cooper, together with Steven Oliveira, an employee of the Underwriter, are the principals of CSO Ventures LLC ("CSO"), a privately held limited liability company which is the largest stockholder of the Company. Under the terms of Dr. Schein and Mr. Cooper's employment agreements with the Company, they are each entitled to the payment of certain fees in connection with any sale of the Company. This provision, together with lower prices paid by them for their shares of Common Stock relative to the prices paid by investors in the Company Offering, could result in a situation in which the purchase price paid in connection with any sale of the Company represents in a gain on their investment in the Company while simultaneously representing a loss to investors in the Company Offering. See "Certain Transactions" and "Principal Stockholders."



19 . Lack of Dividends



      The Company has not paid any dividends and does not contemplate paying dividends in the foreseeable future. It is currently anticipated that earnings, if any, will be retained by the Company to finance the development and expansion of the Company's business. See "Dividend Policy."




20. Shares Eligible for Future Sale



      Upon completion of the Company Offering and the offering of shares hereby, the Company will have outstanding 3,535,000 shares of Common Stock, without giving effect to shares of Common Stock issuable upon exercise of (i) the Underwriter's Warrants, (ii) the Underwriter's Over-allotment Option, (iii) options granted under the Plan, or (iv) the Hall and Koprowski Warrants. Of such 3,535,000 shares of Common Stock, 1,285,000 shares, consisting of the Company Offered Shares and the 135,000 shares offered pursuant to this Offering by the Bridge Investors (the "Bridge Shares") (plus any additional shares sold upon the exercise of the Underwriter's Over-allotment Option), will be freely tradeable without restriction or further registration under the Act, except for any shares held by "affiliates" of the Company within the meaning of the Act which shares will be subject to the resale limitations of Rule 144 promulgated under the Act. The Bridge Investors have agreed with the Underwriter not to sell or otherwise dispose of any of the Bridge Shares for a period of twelve months after the date of the consummation of the Offering. The Underwriter may, in its sole discretion, and at any time without notice, release all or any portion of the shares owned by the Bridge Investors from such restrictions.


      The remaining 2,250,000 shares (the "Restricted Shares") were issued by the Company in private transactions in reliance upon one or more exemptions contained in the Act. 450,000 of the Restricted Shares were issued in connection with a private placement transaction completed in April 1996 and 1,800,000 of the Restricted Shares were issued to the founders of the Company in December 1995 (the "Founders' Shares"). The Restricted Shares are deemed to be "restricted securities" within the meaning of

                [Alternate Page for Bridge Investors Prospectus]

Rule 144 promulgated pursuant to the Act and may be publicly sold only if registered under the Act or sold pursuant to exemptions therefrom. Because none of the Restricted Shares will have been held for more than two years as of the date of this Prospectus, none of such shares are eligible for public sale in accordance with the requirements of Rule 144. In addition, the holders of the Founders' Shares have agreed with the Underwriter not to sell or otherwise dispose of such shares for a period of eighteen months after the date of the consummation of the Offering. See "Shares Eligible for Future Sale."


21. Antitakeover Effect of Certificate of Incorporation



      The Company's Certificate of Incorporation authorizes the Board to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock, $.0001 par value per share (the "Preferred Stock") and to fix the number of shares of any series of Preferred Stock and the designation of any such series, without any vote or action by the Company's stockholders. Thus, the Board can authorize and issue up to 10,000,000 shares of Preferred Stock with voting or conversion rights that could adversely affect the voting or other rights of holders of the Company's Common Stock. In addition, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change of control of the Company, since the terms of the Preferred Stock that might be issued could potentially prohibit the Company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the Common Stock. The Company, however, has no intention of adopting a stockholder rights plan ("poison pill") in the foreseeable future. See "Description of Securities--Preferred Stock."



22. Possible Delisting of Securities from Nasdaq



      Following the Offering, the Company's Common Stock will meet the current Nasdaq listing requirements and is expected to be initially included on Nasdaq. There can be no assurance, however, that the Company will meet the criteria for continued listing. Continued inclusion on Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Common Stock be $1.00 per share,
(iii) there be at least 100,000 shares in the public float valued at $200,000 or more, (iv) the Common Stock have at least two active market makers, and (v) the Common Stock be held by at least 300 holders. The Nasdaq Stock Market has recently announced proposals which would increase the listing standards for inclusion on Nasdaq. If the listing standards are increased, the Company may be unable to satisfy the listing requirements for inclusion on Nasdaq.



      If the Company is unable to satisfy Nasdaq's listing requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market on the so-called "pink sheets" or the NASD's " Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for the Company's securities than might otherwise be attained.


23. Risks of Low-Priced Stock; "Penny Stock" Restrictions


      If the Company's securities were delisted from Nasdaq (See "--Possible Delisting of Securities from Nasdaq"), they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the Offering to sell in the secondary market any of the

                [Alternate Page for Bridge Investors Prospectus]


securities acquired hereby.

      Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

      The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

                   [Alternate Page for Bridge Investors Prospectus]


                                 CAPITALIZATION


      The following table sets forth the capitalization of the Company at December 31, 1996, as adjusted to give effect to the receipt and anticipated use of the estimated net proceeds of the Company Offering. This table should be read in conjunction with the Company's Financial Statements and Notes thereto, "Selected Financial Data" and "Plan of Operation" included elsewhere in this Prospectus.



                                                       December  31, 1996
                                                 -------------------------------
                                                    Actual        As Adjusted(1)
                                                 -----------      -------------
Bridge Notes(2)...........................       $   426,000               --
                                                 -----------        -----------
Stockholders' equity:

     Preferred Stock, $0.0001 par
     value, 10,000,000
     shares authorized, none issued
     or outstanding.......................              --                 --

     Common Stock, $0.0001 par value
     25,000,000 shares authorized,
     2,385,000 shares issued and
     outstanding; 3,535,000 shares
     issued and outstanding
     as adjusted(3).......................               239        $       354

     Additional paid-in capital...........         1,215,405          6,938,290

     Accumulated deficit(4)...............        (1,199,608)        (1,547,916)
                                                 -----------        -----------
Total stockholders' equity................            16,036          5,390,728
                                                 -----------        -----------
Total capitalization......................       $   442,036        $ 5,390,728
                                                 ===========        ===========


----------
(1) Adjusted to reflect the sale of the Company Offered Shares. See "Use of Proceeds."

(2) Represents principal amount of $750,000, net of unamortized debt discount of $324,000 as of December 31, 1996.


(3) Assumes (i) no exercise of the Underwriter's Over-allotment Option; (ii) no exercise of the Underwriter's Warrants; (iii) no exercise of options granted under the Plan; and (iv) no exercise of the Hall and Koprowski warrants. See "Management--1996 Incentive and Non-Qualified Stock Option Plan," "Management--Scientific Advisors," "Description of Securities," "Certain Transactions" and "Underwriting."

(4) As adjusted to give effect to the recognition of the unamortized portion of debt discount and debt issuance costs associated with the Bridge Financing as an extraordinary expense.

                   [Alternate Page for Bridge Investors Prospectus]


                                    DILUTION


      As of December 31, 1996, the Company had a net tangible book value equal to $16,036. See "Selected Financial Data." After giving effect to the sale of Company Offered Shares and application of a portion of the estimated net proceeds to repay the Bridge Notes as set forth under "Use of Proceeds," the pro forma net tangible book value at such date would have been $5,390,728 or $1.53 per share. This represents an immediate increase in net tangible book value of $1.52 per share to the existing stockholders and immediate dilution of $4.47 per share (or 75%) to purchasers of the Company offered shares of Common Stock offered hereby ("New Investors"). If the initial public offering price is higher or lower, the dilution to New Investors will be, respectively, greater or less. The following table illustrates the dilution per share:



      Assumed public offering price(1) .........................                   $   6.00
      Net tangible book value per share at  December 31, 1996(2)     $    .01
      Increase per share attributable to New Investors .........     $   1.52
      Pro forma net tangible book value per share after Offering                   $   1.53
                                                                                   --------
      Dilution per share to New Investors(3)...................                    $   4.47
                                                                                   ========

----------

(1) Before deduction of underwriting discounts and commissions and estimated offering expenses payable by the Company.

(2) Net tangible book value per share represents the Company's total tangible assets less its total liabilities divided by the number of shares of Common Stock outstanding.


(3) The dilution of net tangible book value per share to New Investors assuming the Underwriter's Over-allotment Option is exercised in full would be $4.30 (or 72%).


      The following table sets forth, with respect to existing stockholders and New Investors, a comparison of the number of shares of Common Stock acquired from the Company, the percentage ownership of such shares, the total consideration paid and the average price per share.

                           Shares Purchased        Total Consideration Paid
                         -------------------  ----------------------------------
                                                                   Average Price

                          Number    Percent     Amount    Percent   Per Share
                         -------    -------   ----------  -------  -------------

Existing Stockholders .  2,250,000    63.6%   $  751,200    9.2%     $   0.33

Bridge Investors ......    135,000     3.8%   $  486,000    6.0%     $   3.60

New Investors .........  1,150,000    32.6%   $6,900,000   84.8%     $   6.00
                         ---------   -----    ----------  -----      --------

   Total ..............  3,535,000   100.0%   $8,137,200  100.0%     $   2.30
                         =========   =====    ==========  =====      ========


      The information contained in the above table does not give effect to the exercise of (i) the Underwriter's Overallotment Option; (ii) any of the Underwriter's Warrants, (iii) options granted and outstanding under the Plan to purchase 95,000 shares of Common Stock at exercise prices ranging from $1.67 to $6.00 per share, or (iv) the Hall and Koprowski Warrants. Exercise of the options and/or warrants would result in further dilution to New Investors in the Company Offering.

                [Alternate Page for Bridge Investors Prospectus]

                                PLAN OF OPERATION

      The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

Results of Operations


      The Company is a development stage biopharmaceutical company. Since its inception in December 1995, the Company's efforts have been principally devoted to research and development, securing patent protection and raising capital. From inception through December 31, 1996, the Company has sustained cumulative losses of $1,199,608. These losses have resulted from expenditures incurred in connection with research and development and general and administrative activities. From inception through December 31, 1996, research and development expenses amounted to $349,715 and general and administrative expenses amounted to $670,662.



      The Company expects to continue to incur substantial research and development costs in the future resulting from ongoing research and development programs, manufacturing of products for use in clinical trials, and preclinical and clinical testing of the Company's products. The Company also expects that general and administrative costs, including patent and regulatory costs, necessary to support clinical trials, research and development, manufacturing and the creation of a marketing and sales organization, if warranted, will increase in the future. No commercialization of the Company's products is expected for several years. Accordingly, the Company expects to incur increasing operating losses for the foreseeable future. There can be no assurance that the Company will ever achieve profitable operations.



      General and administrative expenses from inception through December 31, 1996, were $670,662, primarily due to personnel costs and associated operating costs. The Company anticipates that general and administrative expenses will increase substantially during the next 12 months as the Company increases its staffing levels.



      Research and development expenditures consist primarily of payments for sponsored research, and payments to its scientific consultant, who became the Company's Chief Scientific Officer in February 1997. Research and development expenses from inception through December 31, 1996 were $349,715. The Company anticipates that its research and development expenses will increase during the next 12 months as the Company continues to fund research programs and pre-clinical and clinical testing for its product candidates and technologies under development. See " - Product Research and Development Plan."



      The Company incurred interest expense of $187,000 through December 31, 1996 which is attributable to interest on, and the amortization of the debt discount associated with, the Bridge Notes as described below.


Liquidity and Capital Resources


      April 1996 Private Placement



      In April 1996 the Company completed a private placement transaction in which it sold 450,000 shares of Common Stock for an aggregate gross consideration of $750,000.



      Bridge Financing



      On August 2, 1996, the Company consummated the Bridge Financing pursuant to which the Company issued Bridge Notes in the aggregate principal amount of $750,000 and 135,000 shares of the Company's Common Stock. The Bridge Notes bear interest at the rate of 8% per annum and are due on the earlier of October 31, 1997 or the closing of the Company Offering. The 135,000 shares of Common Stock were issued to the Bridge Investors because the interest rate on the Bridge Notes did not provide the Bridge Investors with a sufficient rate of return given the risks associated with their investment in the Bridge Notes. None of the Bridge Investors are affiliates of the Company. The Company intends to use a portion of the proceeds of the Company Offering to repay the Bridge Notes and the interest accrued thereon and will recognize an extraordinary expense, upon completion of the Company Offering, relating to the unamortized portion of the original issue discount and debt issuance costs associated with the Bridge Financing. As of December 31, 1996, the unamortized debt discount and

                [Alternate Page for Bridge Investors Prospectus]


debt issuance costs amounted to $348,308. See "Use of Proceeds."



      Current Resources




      The Company anticipates that its current resources, together with the net proceeds of the Company Offering, will be sufficient to finance the Company's currently anticipated needs for operating and capital expenditures for at least 12 months from the consummation of the Company Offering. In addition, the Company will attempt to generate additional capital through a combination of collaborative agreements, strategic alliances and equity and debt financings. However, no assurance can be provided that additional capital will be obtained through these sources. In addition, for a period of 18 months after the date of the Company Prospectus, the Underwriter's prior written consent is required if the Company raises additional funds through the issuance of equity. If the Company is not able to obtain continued financing the Company may cease operation and purchasers of the Common Stock will, in all likelihood, lose their entire investment. See "Underwriting."


      The Company's working capital and capital requirements will depend upon numerous factors, including progress of the Company's research and development programs; preclinical and clinical testing; timing and cost of obtaining regulatory approvals; levels of resources that the Company devotes to the development of manufacturing and marketing capabilities; technological advances; status of competitors; and ability of the Company to establish collaborative arrangements with other organizations.

      Until required for operations, the Company's policy is to invest its cash reserves in bank deposits, certificates of deposit, commercial paper, corporate notes, U.S. government instruments and other investment-grade quality instruments.


      At December 31, 1996, the Company had $286,814 in cash and cash equivalents, and a working capital deficit of $197,433. In accordance with the terms of the Bridge Notes, the Company will utilize proceeds of approximately $775,000 (as of December 31, 1996) upon completion of the Company Offering to repay the principal of, and accrued interest through consummation of the Company Offering on, the Bridge Notes. See "Use of Proceeds" and Note 3 of Notes to Financial Statements.


Product Research and Development Plan

      The Company's plan of operation for the 12 months following completion of this Offering will consist primarily of research and development and related activities aimed at:

      o formulation and further preclinical development of the Company's vaccine candidates for HTLV-I and HTLV-II, and if successful, the initiation of clinical trials. See " Business--The Company's Vaccine Candidates for HTLV-I and HTLV-II."

      o further development of the Company's animal model of HIV infection for use in pharmaceutical discovery. See " Business--The Company's

            Transgenic Mouse Model."

      o the identification of additional human factors required for HIV replication as potential molecular targets for HIV drug development. See "Business--Antiviral Compounds for HIV."


      o funding of the research on HTLV-I, HTLV-II and HIV currently being conducted at University College. See " Business--Licenses and Collaborative Research."


      o continuing the prosecution and filing of patent applications. See "Business--Patents and Proprietary Rights."

      The actual research and development and related activities of the Company may vary significantly from current plans depending on numerous factors, including changes in the costs of such activities from current estimates, the results of the Company's research and development programs, the results of clinical studies, the timing of regulatory submissions, technological advances, determinations as to commercial potential and the status of competitive products. The focus and direction of the Company's operations will also be dependent upon the establishment of collaborative arrangements with other companies, and other factors.

                [Alternate Page for Bridge Investors Prospectus]


March 1995, he was an independent business consultant. From 1993 to 1994, he was a Managing Director of D. Blech & Company, Inc. Prior to that, Mr. Rouhandeh was an investment banker at Metzler Corporation and Deutsche Bank and a lawyer at Cravath Swaine & Moore.



      Dr. William W. Hall has served as Chief Scientific Officer of the Company since February 1997. He was a consultant of the Company from January 1996 to February 1997. Dr. Hall is Professor of Medical Microbiology and Director of the Virus Reference Laboratory at University College. From 1993 to April 1996, Dr. Hall was Senior Physician and Head of the Laboratory of Medical Virology at The Rockefeller University. From 1988 to 1993, Dr. Hall was Director of Virology and Attending Physician in the Department of Medicine at North Shore University Hospital, Cornell University Medical College.



      Dr. Elizabeth S. Song has entered into an employment agreement with the Company and will begin serving as the Company's Director of Viral Research in June 1997. Dr. Song has served as a Research Scientist with Chiron Technologies since October 1993. From 1988 to 1993, Dr. Song was a Postdoctoral Research Fellow in the Department of Immunology at The Scripps Research Institute. Dr.

Song received a Ph.D. in genetics from the University of California at Berkeley.



Board of Directors



      The number of directors on the Board of Directors is determined from time to time by the Board of Directors and is currently fixed at three. Directors are elected at each annual meeting of stockholders by the holders of the Common Stock and hold office until their successors have been duly elected and qualified or until their resignation, removal from office or death. Officers of the Company are appointed by and may be removed by the Board of Directors. Upon the consummation of the Offering, the Company plans to appoint at least one additional individual not otherwise affiliated with the Company to the Board. In addition, the Company has agreed, if requested by the Underwriter during the two-year period following the closing of the Offering, to nominate and use its best efforts to cause the election of a designee of the Underwriter as a director of the Company.



Board Compensation



      Directors who are employees of the Company receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Mr. Rouhandeh has been granted options to purchase 15,000 shares of Common Stock of the Company at an exercise price of $6.00 per share. The level of cash compensation to be paid for Mr. Rouhandeh's and other non-employee directors' service on the Board and attendance at meetings has not yet been determined.


Committees of the Board of Directors


      Upon the consummation of the Offering, the Company will form an Audit Committee and a Compensation Committee. The Audit Committee will be responsible for reviewing audit functions, including accounting and financial reporting practices of the Company, the adequacy of the Company's system of internal accounting control, the quality and integrity of the Company's financial statements and relations with its independent accountants. It is anticipated that the Audit Committee will consist of both of the non-employee directors. The Compensation Committee is responsible for establishing the compensation of the Company's directors, officers and employees, including salaries, bonuses, commission, and benefit plans, administering the Plan, and other forms of or matters relating to compensation. It is anticipated that the Compensation Committee will consist of one or both of such non-employee directors.




Scientific Advisors



      The Company's Scientific Advisory Board currently consists of officers of and advisors to the Company with experience in infectious disease, microbiology, clinical virology and immunology. At the Company's request, the scientific advisors review and evaluate the Company's research programs and advise the Company with respect to technical matters in fields in which the Company is involved.

                [Alternate Page for Bridge Investors Prospectus]

                             PRINCIPAL STOCKHOLDERS

      The table below sets forth information as of the date of this Prospectus and, as adjusted, assumes the sale of all of the Common Stock offered pursuant to the Company Prospectus. The table also assumes, with respect to each individual shareholder, the exercise of all warrants, options or conversion of all convertible securities held by such shareholder. It does not assume the exercise or conversion of securities held by any other shareholder. The table is based on information obtained from the persons named below with respect to the beneficial ownership of shares of Common and Preferred Stock by (i) each person known by the Company to be the owner of more than 5% of the aggregate outstanding shares of Common Stock and Preferred Stock, (ii) each director and officer, and (iii) all officers and directors as a group.


                              Amount and
                              Nature of           Percentage
Names and addresses of        Beneficial          of Outstanding
Beneficial Owner(1)           Ownership           Shares Owned
-----------------------       -----------         ------------------
                                                  Prior to     After
                                                  Offering     Offering(2)
                                                  --------     -----------
CSO Ventures LLC(3)            1,211,250          50.16%       33.98%

Richard B. Stone(4)
135 East 57th St
New York, NY 10022               365,625          15.33%       10.34%

William W. Hall, M.D.,
Ph.D.(5)                         303,750          11.89%        8.20%

Nathan Low(6)
135 East 57th St

New York, NY 10022               159,375           6.68%        4.51%
Gross Foundation Inc.
1660 49th St
Brooklyn, NY 11204               120,000           5.03%        3.39%

Peter V. Golikov(7)                  -0-            -0-          -0-

Joshua D. Schein,Ph.D.(8)      1,196,250          49.84%       33.70%

Judson A. Cooper(9)            1,196,250          49.84%       33.70%

Steven H. Rouhandeh(10)              -0-            -0-          -0-

All Officers and Directors
as a Group (4 persons)(11)(12) 1,211,250          50.16%       33.98%


----------
(1) Unless otherwise indicated the address of each beneficial owner identified is 666 Third Avenue, 30th Floor, New York, NY 10017. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Excludes (i) 172,500 shares of Common Stock issuable by the Company upon exercise of the Underwriter's Over-allotment Option in full; (ii) 115,000 shares of Common Stock reserved for issuance upon exercise of the Underwriter's Warrants; (iii) 375,000 shares reserved for issuance under the Plan, pursuant to which options to purchase 95,000 of such reserved shares have been granted; and (iv) 178,750 shares of Common Stock issuable upon the exercise of the Hall and Koprowski Warrants.

(3) Includes 15,000 options held by Dr. Schein and 15,000 options held by Mr. Cooper.
(4) Includes 11,250 of 45,000 shares held by a family trust of which Mr. Stone is one of four equal beneficiaries. The trustee of the trust is David Stone, Mr. Stone's brother.

(5)   Includes the 168,750 Hall Warrants.


(6)   Mr. Low is a principal of Sunrise Securities Corp. See "Certain
      Transactions."

                [Alternate Page for Bridge Investors Prospectus]


liability of a director for any of the following reasons: (i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; or (iii) a transaction from which the director derived an improper personal benefit.


      The Company will purchase and maintain Directors' and Officers' Insurance as soon as the Board of Directors determines practicable, in amounts which they consider appropriate, insuring the directors against any liability arising out of the director's status as a director of the Company regardless of whether the Company has the power to indemnify the director against such liability under applicable law.

Certain Certificate of Incorporation and Bylaw Provisions

      In addition, certain provisions of the Company's Certificate and Bylaws summarized in the following paragraphs may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

      Special Meeting of Stockholders

      The Company's Bylaws provide that special meetings of stockholders of the Company may be called only by the President of the Company, the Board of Directors or holders of not less than 10% of the votes entitled to be cast at the special meeting.

        Authorized But Unissued Shares

      The authorized but unissued shares of Common Stock and Preferred Stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock may enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender, offer, merger or otherwise, and thereby protect the continuity of the Company's management.

                         SHARES ELIGIBLE FOR FUTURE SALE


      Upon completion of the Company Offering, the Company will have outstanding 3,535,000 shares of Common Stock, without giving effect to shares of Common Stock issuable upon exercise of (i) the Underwriter's Warrants, (ii) the Underwriter's Over-allotment Option, (iii) options granted under the Plan, or
(iv) the Hall and Koprowski Warrants. Of such 3,535,000 shares of Common Stock, 1,285,000 shares, consisting of the Company Offered Shares and the 135,000 Bridge Shares (plus any additional shares sold upon the exercise of the Underwriter's Over-allotment Option), will be freely tradeable without restriction or further registration under the Act, except for any shares held by "affiliates" of the Company within the meaning of the Act which shares will be subject to the resale limitations of Rule 144 promulgated under the Act. The

Bridge Investors have agreed with the Underwriter not to sell or otherwise dispose of any of the Bridge Shares for a period of twelve months after the date of the consummation of the Company Offering. The Underwriter may, in its sole discretion, and at any time without notice, release all or any portion of the shares owned by the Bridge Investors from such restrictions.


     The remaining 2,250,000 Restricted Shares were issued by the Company in private transactions in reliance upon one or more exemptions contained in the Act. 450,000 of the Restricted Shares were issued in connection with a private placement transaction completed in April 1996 and the 1,800,000 Founders' Shares were issued to the founders of the Company in December 1995. The Restricted Shares are deemed to be "restricted securities" within the meaning of Rule 144 promulgated pursuant to the Act and may be publicly sold only if registered under the Act or sold pursuant to exemptions therefrom. Because none of the Restricted Shares will have been held for more than two years as of the date of the Company Prospectus, none of such shares are eligible for public sale in accordance with the requirements of Rule 144, as described below.

                [Alternate Page for Bridge Investors Prospectus]


In addition, the holders of the Founders' Shares have agreed with the Underwriter not to sell or otherwise dispose of such shares for a period of eighteen months after the date of the consummation of the Company Offering.


      In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated with an affiliate), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the common stock is quoted on Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned shares of the Company for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. The Commission is currently considering a proposal to reduce the Rule 144 holding period for restricted securities to one year.


      The Company intends to file a registration statement under the Securities Act to register shares of Common Stock reserved for issuance under the Plan, thereby permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act. The Company has reserved up to 375,000 shares of Common Stock for issuance under the Plan. As of the date of the Company Prospectus, options to purchase 95,000 of such reserved shares of Common Stock were outstanding under the Plan. See "Management--1996 Incentive and Non-Qualified Stock Option Plan."


      Prior to the Company Offering, there has been no public market for the Common Stock, and no predictions can be made as to the effect, if any, that sales of the Common Stock will have on the market price of such securities from time to time. Sales of substantial amounts of the Company's securities in the public market could have a significant adverse effect on prevailing market prices and could impair the Company's future ability to raise capital through the sale of its equity securities. See "Risk Factors--Shares Eligible for Future Sale."

                [Alternate Page for Bridge Investors Prospectus]

                    BRIDGE INVESTORS AND PLAN OF DISTRIBUTION

      An aggregate of up to 135,000 shares of Common Stock may be offered and sold pursuant to this Prospectus by the Bridge Investors. The shares sold hereunder were issued to the Bridge Investors in connection with the Company's Bridge Financing completed in August 1996, in which the Company agreed to register the underlying shares concurrently with the Company Offering and pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of counsel). The Company also agreed to maintain an effective registration statement and current prospectus covering the issuance and public sale of the Bridge Shares for a period of 18 months from the consummation of the Company Offering. Such shares have been included in the Registration Statement of which this Prospectus forms a part. None of the Bridge Investors has ever held any position or office with the Company or had any other material relationship with the Company.

      The following table sets forth certain information with respect to the number of shares of Common Stock owned by each Bridge Investor. The Company will not receive any proceeds from the sale of shares by the Bridge Investors.


Ownership                           Beneficial Ownership       Beneficial
Bridge Investor                     Prior to Sale(1)           After Sale(1)(2)
---------------                     --------------------       -----------------
Amore Perpetuo, Inc.                        6,750                   -0-
David P. & Meredith C. Ash                 31,500                   -0-
Douglas C. Carroll                          4,500                   -0-
Chelsey Capital                             4,500                   -0-
Frank Chiarulli                             4,500                   -0-
Peter & Nancy Chidyllo                      4,500                   -0-
Charles J. Corbin                           4,500                   -0-
Kenneth D. Gold, M.D                        2,250                   -0-
Herbert L. & Marlene C. Goldblatt           2,250                   -0-
Gabriel B. & Ellen G. Herman                2,250                   -0-
Thomas F. Hudak                             9,000                   -0-
Gary Kaufman                                4,500                   -0-
Thomas Lanier                               1,800                   -0-
Jeffrey Markowitz                           4,500                   -0-
David J. McCooey                            4,500                   -0-
Albert Milstein                             4,500                   -0-
Barton & Alice Peck                         4,500                   -0-
Robert R. Praschil, Jr.                     4,500                   -0-
Robert Rickel                               9,000                   -0-
Howard L. Spitz                             2,700                   -0-
Stuart G. Stanley                           4,500                   -0-
Joseph L. Stanley                           4,500                   -0-

                   [Alternate Page for Bridge Investors Prospectus]


Rita M. Stanley                             4,500                   -0-
Glenn S. Stanley                            4,500                   -0-


----------
(1)  Assumes no additional shares are acquired.
(2)  Assumes all of the shares are sold by each Bridge Investor.

      The Bridge Shares may, commencing twelve months from the date of this Prospectus or earlier with the consent of the Underwriter, be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Such shares offered hereby may be sold by one or more of the following methods, without limitation:
(a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Bridge Investors may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Bridge Investors in amounts to be negotiated. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.

                [Alternate Page for Bridge Investors Prospectus]

                     CONCURRENT REGISTRATION OF COMMON STOCK

      Concurrently with this Offering, the Company has registered the offering of 1,150,000 Company Offered Shares in the Company Offering underwritten by Rickel & Associates, Inc. The Company Offered Shares have been registered by the Company pursuant to a Company Prospectus included within the Registration Statement of which this Prospectus forms a part.

                                  LEGAL MATTERS

      The validity of the securities offered by this Prospectus will be passed upon for the Company by Eilenberg & Zivian, New York, New York. Eilenberg & Zivian has represented CSO Ventures LLC, a principal stockholder of the Company, in connection with certain legal matters. Schneck Weltman Hashmall & Mischel LLP, New York, New York, has acted as counsel to the Underwriter with respect to certain legal matters related to this Offering.

                                     EXPERTS


      The financial statements of the Company as of December 31, 1995 and 1996, for the period from inception (December 28, 1995) through December 31, 1995, for the year ended December 31, 1996, and for the period from inception through December 31, 1996 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to such financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      The Certificate of Incorporation (the "Certificate") of the Company provides that, to the fullest extent permitted by applicable law, as amended from time to time, the Company will indemnify any person who was or is a party or is threatened to be made a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was director, officer, employee or agent of the Company or serves or served any other enterprise at the request of the Company.

      In addition, the Certificate provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of the director's fiduciary duty. However, the Certificate does not eliminate or limit the liability of a director for any of the following reasons:
(i) a breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; or (iii) a transaction from which the director derived an improper personal benefit.

      The Company will purchase and maintain Directors' and Officers' Insurance as soon as the Board of Directors determines practicable, in amounts which they consider appropriate, insuring the directors against any liability arising out of the director's status as a director of the Company regardless of whether the Company has the power to indemnify the director against such liability under applicable law.

Item 25. Other Expenses of Issuance and Distribution.


            SEC Registration Fee                                  $  2,974
            Nasdaq-SCM and Boston Stock Exchange Listing Fees     $ 13,900
            NASD Filing Fee                                       $  1,190
            Accounting Fees and Expenses*                         $ 60,000
            Printing and Engraving*                               $ 50,000
            Legal Fees and Expenses*                              $ 90,000
            Blue Sky Fees and Expenses                            $ 46,000
            Transfer Agent and Registrar Fees*                    $  2,000
            Miscellaneous Expenses*                               $ 13,936
                                                                  --------
            Total                                                 $280,000
                                                                  ========


----------
*  Estimated.

Item 26. Recent Sales of Unregistered Securities.


      The following discussion gives retroactive effect to the one for 6.67 reverse stock split effected on July 31, 1996. Since its organization in December 1995, the Company has sold and issued the following unregistered securities:


      In December 1995, the Company issued 1,800,000 shares of Common Stock to CSO Ventures, LLC, Richard B. Stone, William W. Hall, Ph.D., and Hidero Takahashi, M.D. for nominal consideration in connection with the formation of the Company.

      In April 1996, the Company sold 450,000 shares of Common Stock to nine accredited investors for $750,000 in cash.

      In August 1996, the Company issued 135,000 shares of Common Stock to twenty two accredited investors in connection with the Bridge Financing.

Item 27. Exhibits.

Exhibit
Number      Description of Exhibits
--------    -----------------------
1           Underwriting Agreement
*1(a)       Form of Underwriting Agreement
*1(b)       Form of Underwriter's Warrant
3           Articles of Incorporation and By-Laws
*3(a)       Articles of Incorporation of the Company, in effect as of the date hereof
*3(b)       Bylaws of the Company, in effect as of the date hereof
4           Instruments defining the rights of holders
*4(a)       Form of Common Stock Certificate
*4(b)       1996 Incentive and Non-Qualified Stock Option Plan
*4(c)       Warrant Agreement dated as of September 15, 1996 between the Company and Dr. William Hall
5           Opinion re: legality
*5(a)       Opinion of Eilenberg & Zivian
10          Material Contracts
*10(a)      License and Research Support Agreement between the Company and the
            Rockefeller University, dated February 27, 1996(1)
*10(b)      Employment Agreement between the Company and Dr. Joshua D. Schein, dated as of January 1, 1996
**10(b)(i)  Amendment No. 1 to Employment Agreement between the Company and
            Dr. Joshua D. Schein, dated as of February 10, 1997
*10(c)      Employment Agreement between the Company and Judson A. Cooper, dated as of January 1, 1996
*10(d)      Consulting Agreement between the Company and CSO Ventures LLC, dated as of January 1, 1996

*10(e)      Consulting Agreement between the Company and Dr. William W. Hall, dated as of January 1, 1996
**10(e)(i)  Employment Agreement between the Company and Dr. William W. Hall, dated as of February 12, 1997
*10(f)      Consulting Agreement between the Company and Richard B. Stone dated as of January 1, 1996
**10(g)     Employment Agreement between the Company and Peter V. Golikov, dated as of February 10, 1997
**10(h)     Employment Agreement between the Company and Dr. Elizabeth S.
            Song, dated as of June 1, 1997
11          Statement re: Computation of per share earnings
**11(a)     Statement re: Computation of per share earnings
24          Consents of experts and counsel
*24(a)      Consent of Eilenberg & Zivian
**24(b)     Consent of Price Waterhouse LLP


----------
1 Confidential information is omitted and identified by a * and filed separately with the SEC pursuant to a request for Confidential Treatment.


*  Filed with original SB-2 Registration Statement filed on November 22,
   1996.




**  Filed herewith.


Item 28. Undertakings.

      - The undersigned Registrant in all instances will provide to the

Underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      - Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      - The undersigned Registrant hereby undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the undersigned Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective; and

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      - The undersigned Registrant hereby undertakes that it will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on the 21st day of February, 1997.


                                        VIROLOGIX CORPORATION



                                        By: /s/ Peter V. Golikov
                                           -------------------------------
                                           Peter V. Golikov
                                           President



                                        By: /s/ Judson A. Cooper
                                           -------------------------------
                                          Judson A. Cooper
                                          Chief Financial Officer

                               INDEX TO EXHIBITS

Exhibit
Number                                                                     Page
-------                                                                    ----



10(b)(i)    Amendment No. 1 to Employment Agreement between the
            Company and Dr. Joshua D. Schein, dated as of
            February 10, 1997.............................................  E-1




10(e)(i)    Employment Agreement between the Company and Dr.
            William W. Hall, dated as of February 12, 1997................  E-3


10(g)       Employment Agreement between the Company and Peter V.
            Golikov, dated as of February 10, 1997........................ E-10


10(h)       Employment Agreement between the Company and Dr.
            Elizabeth S. Song, dated as of June 1, 1997................... E-18


11(a)       Statement re: Computation of per share earnings.............,. E-25


24(b)       Consent of Price Waterhouse, LLP.............................. E-27